UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Invitation Homes Inc.
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invitation homes

2024

# Proxy Statement

**Notice of Annual Meeting of Stockholders**
**May 15, 2024**

Tohoqua | Orlando

# Differentiated Portfolio and Platform

We are strategically positioned around three pillars that enhance growth and the resident experience.

## Track Record of Sector-Leading Growth & High-Quality Resident Experience

### LOCATION

- ~96% of wholly owned portfolio in Western U.S., Sunbelt, and Florida
- Infill locations offer better insulation from new supply
- Outsized long-term growth drivers (e.g., population growth, job growth, household formation)
- Desirable neighborhoods, great schools, and easy access to jobs, amenities, and population centers

### SCALE

- Average of nearly 5,300 wholly owned homes across our core markets
- 99% of revenue from markets with ~2,000+ wholly owned homes

#### PROFESSIONAL PROPERTY MANAGEMENT

- Over 14,000 third-party managed homes, primarily in our core markets, as of January 31, 2024
- Three markets (Atlanta, Phoenix, and Tampa) with over 10,000 homes owned and/or managed, as of January 31, 2024

### EYES IN MARKETS

- ~1,000 operations personnel across 40 local home pods
- 20 in-house investment professionals serving our core markets
- Proactive "ProCare" service visits by in-house techs
- Local, in-house control of the resident experience

## Resident Satisfaction

**36 Months**
Average Same Store Resident Tenure

**97.1%**
Same Store Average Occupancy Rate

**78.0%**
Average Same Store Renewal Rate

**4.2**
Combined Cumulative Google & Yelp Rating

**A+**
BBB Rating

Unless otherwise indicated, data as of Q4 2023.
"Same Store" is defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

## Dear Fellow Stockholders:

I am incredibly proud of where Invitation Homes stands today. When we first set out to bring the convenience of leasing to more individuals and families across the U.S., I would have never been able to predict the growth and success that we have achieved. We have expanded to meet sustained demand for high-quality homes while remaining steadfast to our model of Genuine Care, providing the best resident experience possible.

**I'd like to underscore several highlights for 2023:**

- **2023 was defined by growth.** We acquired more than 3,000 homes, including through one of the largest portfolio acquisitions in Invitation Homes' history. In addition, we prepared our platform and our teams for the next evolution in our operations – third-party property management, culminating in the first agreement in early 2024 to manage 14,000+ single-family homes.
- **We took action for continued strong financial health.** We issued $800 million of senior notes, and we received outlook or ratings upgrades from all three of our corporate credit rating agencies. As a result of our anticipated continued growth in AFFO per share, we increased our dividend by 18.2%, from $0.22 to $0.26 per share, during the year.
- **Residents remained at the core of our business.** We launched a partnership to provide free positive credit reporting to 180,000 adult residents. We began to use artificial intelligence to improve the leasing experience for potential residents, and we continued to pilot new opportunities to improve the experience of our existing residents through offerings like bulk pricing for internet and cable.
- **Our associates remain engaged, and they serve with heart.** Through our continuous listening tool, 86% of our associates shared feedback at least once during the year, netting a year-end internal Net Promoter Score of 65, more than twice the benchmark. Our focus on engagement led to multiple awards including Comparably's Best Company Culture and U.S. News and World Report's Best Companies to Work for in Real Estate. Our associates volunteered 19,733 hours in our communities, including advancing our ongoing effort to encourage and support future skilled trades workers.

Looking ahead, it is my pleasure to invite you to the 2024 Annual Meeting of Stockholders of Invitation Homes Inc. The meeting will be held virtually on May 15, 2024, at 8:30 a.m. Eastern Time.

At the Annual Meeting, stockholders will be asked to elect ten directors for a one-year term, ratify the selection of Invitation Homes' independent auditor, and approve the compensation for our named executive officers. These matters are fully described in the accompanying Notice of the 2024 Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, I urge you to vote your shares as soon as possible. You may vote using the proxy form by completing, signing, and dating it, then returning it by mail. Also, most of our stockholders can submit their vote through the Internet or by telephone. If Internet or telephone voting is available to you, instructions will be included on your proxy form. Additional information about voting your shares is included in the Proxy Statement.

Our industry has faced challenges as it has grown and evolved, but our role in the housing market has never been more important. Invitation Homes remains committed to putting residents first and identifying ways to make leasing even smoother. I appreciate your support and am looking forward to all the success to come.

Sincerely,

**Dallas Tanner**
Co-founder and Chief Executive Officer

Notice of 2024 Annual Meeting of Stockholders

DATE AND TIME Wednesday, May 15, 2024 8:30 a.m. Eastern Time	Virtual Location www.virtualshareholdermeeting.com/INVH2024	Record Date March 20, 2024

ITEMS OF BUSINESS:

1.	To elect the director nominees listed in the Proxy Statement.
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.
3.	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.
4.	To consider such other business as may properly come before the 2024 annual meeting of stockholders (the “Annual Meeting”) and any adjournments or postponements thereof.

The Proxy Statement following this Notice of 2024 Annual Meeting of Stockholders of Invitation Homes Inc., a Maryland corporation, describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting.

VIRTUAL LOCATION:

You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/INVH2024. You will need your 16-Digit Control Number included on your Notice of 2024 Annual Meeting of Stockholders or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

RECORD DATE:

The Board of Directors of Invitation Homes Inc. established the close of business on March 20, 2024 as the record date for the Annual Meeting. Accordingly, holders of record of our common stock at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting.

VOTING BY PROXY:

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a proxy card to complete, sign and return by mail. If your shares are held by a broker, bank or other nominee, please follow their instructions to authorize your proxy.

By Order of the Board of Directors of Invitation Homes Inc.,

Mark A. Solls

Executive Vice President,

Chief Legal Officer and Secretary

Dallas, Texas

April 3, 2024

This Notice of 2024 Annual Meeting of Stockholders and Proxy Statement are first being distributed or made available, as the case may be, on or about April 3, 2024.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 15, 2024

The Notice of 2024 Annual Meeting of Stockholders, Proxy Statement and Invitation Homes Inc.’s Annual Report are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

i

PROXY STATEMENT

April 3, 2024

GENERAL INFORMATION

Why am I receiving these materials?

This Proxy Statement and related proxy materials are first being made available to stockholders of Invitation Homes Inc., a Maryland corporation (“Invitation Homes,” the “Company,” “we,” “our” or “us”) on or about April 3, 2024, for use at our 2024 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 15, 2024, at 8:30 a.m. Eastern Time, and any adjournments or postponements thereof. This year’s Annual Meeting will be a completely virtual meeting of stockholders. You are invited to attend the virtual Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/INVH2024. Proxies are being solicited by the Board of Directors of the Company (the “Board”) to give all stockholders of record at the close of business on March 20, 2024 (the “Record Date”) an opportunity to vote on matters properly presented at the Annual Meeting. The mailing address of our principal executive offices is Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201.

What am I voting on?

There are three proposals to be considered and voted on at the Annual Meeting:

Proposal 1:	To elect the director nominees listed in this Proxy Statement.

Proposal 2:	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.

Proposal 3:	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.

Who is entitled to vote?

Stockholders as of the close of business on the Record Date may vote at the Annual Meeting or any postponement or adjournment thereof. As of the Record Date, there were 612,485,026 shares of our common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or other nominee how to vote their shares. Please refer to information from your broker, bank or other nominee on how to submit voting instructions.

What constitutes a quorum?

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Stockholders who properly authorize a proxy but who instruct their proxy holder to abstain from voting on one or more matters are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes,” described below, that are present and entitled to vote at the Annual Meeting will be counted for purposes of determining a quorum.

1

General Information (continued)

What is a “broker non-vote”?

A broker non-vote occurs when shares held by a broker, bank or other nominee are not voted with respect to a proposal because (1) the broker, bank or other nominee has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker, bank or other nominee lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposals 1 and 3 are considered non-discretionary matters, and a broker, bank or other nominee will lack the authority to vote shares at his/her discretion on such proposals. Proposal 2 is considered a discretionary matter and a broker, bank or other nominee will be permitted to exercise his/her discretion. This means that, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on Proposals 1 and 3 but may be voted on Proposal 2 in the discretion of your broker, bank or other nominee.

How many votes are required to approve each proposal?

With respect to the election of directors (Proposal 1), under our Amended and Restated Bylaws, effective as of May 17, 2023 (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting in the election of directors.

With respect to the ratification of our independent registered public accounting firm (Proposal 2), and the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers (Proposal 3), under our Bylaws, approval of each proposal requires a majority of the votes cast.

How are votes counted?

With respect to the election of directors (Proposal 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting. Broker non-votes will not affect the outcome of this proposal.

With respect to the ratification of our independent registered public accounting firm (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 2, abstentions will not affect the outcome of this proposal; however, as this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

With respect to the approval, in a non-binding advisory vote, of the compensation paid to our named executive officers (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” For Proposal 3, abstentions and broker non-votes will not affect the outcome of this proposal.

If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

2	2024 Proxy Statement

General Information (continued)

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as set forth below:

Proposal 1:

To elect the director nominees listed in this Proxy Statement.

“FOR” each of the nominees for election as directors set forth in this Proxy Statement.

Our Board unanimously believes that all of the director nominees listed in this Proxy Statement have the requisite qualifications to provide effective oversight of the Company’s business and management.

Proposal 2:

To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.

“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.

Our Audit Committee and the Board believe that the retention of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024 is in the best interest of the Company and its stockholders.

Proposal 3:

To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.

“FOR” the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers.

We are seeking a non-binding advisory vote to approve, and our Board recommends that you approve, the 2023 compensation paid to our named executive officers, which is described in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis.”

1.

ELECTION

OF DIRECTORS

BOARD VOTE RECOMMENDATION

✓ FOR

2.

RATIFICATION OF

THE APPOINTMENT

OF INDEPENDENT

ACCOUNTING FIRM

BOARD VOTE RECOMMENDATION

✓ FOR

3.

ADVISORY VOTE

ON EXECUTIVE

COMPENSATION

BOARD VOTE RECOMMENDATION

✔ FOR

How do I vote my shares without attending the Annual Meeting?

Your vote is important and we encourage you to vote promptly. If you are a stockholder of record, you may vote your shares in the following ways:

By Internet—If you have Internet access, you may vote by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your proxy card in order to vote by Internet.

By Telephone—If you have access to a touch-tone telephone, you may vote by dialing 1-800-690-6903 and by following the recorded instructions. You will need the control number included on your proxy card in order to vote by telephone.

By Mail—You may vote by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the envelope that has been provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

3

General Information (continued)

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on May 14, 2024, and mailed proxy cards must be received no later than May 14, 2024.

When and where will the Annual Meeting be held?

Our Annual Meeting will be held at 8:30 a.m. Eastern Time, on Wednesday, May 15, 2024, via live audio webcast, online at www.virtualshareholdermeeting.com/INVH2024. For information on how to attend the virtual Annual Meeting, see “General Information—How do I attend and vote my shares at the virtual Annual Meeting.”

How do I attend and vote my shares at the virtual Annual Meeting?

Our Board of Directors considers the appropriate format of the stockholder meeting on an annual basis. This year’s Annual Meeting will be a virtual meeting, conducted via live audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/INVH2024. If you virtually attend the Annual Meeting, you can vote your shares electronically, and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/INVH2024. A summary of the information you need to attend the Annual Meeting via the Internet is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/INVH2024;

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/INVH2024 on the day of the Annual Meeting;

•

Stockholders may vote and submit questions while attending the Annual Meeting via the Internet (for information on how to ask questions during the virtual Annual Meeting, see “General Information—How can I ask questions at the virtual Annual Meeting?”); and

•

You will need your control number that is included in your Notice of Internet Availability of Proxy Materials, or if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Whether you plan to attend the Annual Meeting or not, we encourage you to vote in advance over the Internet, by telephone or mail so that your vote will be counted if you do not vote at the Annual Meeting.

Will I be able to participate in the virtual Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. Stockholders at the virtual-only meeting will have the same rights as at an in-person meeting, including the rights to vote and ask questions at the Annual Meeting. We believe that hosting a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and the Company. You may vote during the Annual Meeting by following the instructions that will be available on the Annual Meeting website at www.virtualshareholdermeeting.com/INVH2024 during the Annual Meeting.

In addition, the virtual format allows stockholders to ask questions of our Board or management during the live Q&A session of the Annual Meeting. At that time, we will answer questions as they come in, to the extent relevant to the business of the Annual Meeting, as time permits. In the event any pertinent questions cannot be answered during the Annual Meeting due to time constraints, such questions and management’s answers will be made publicly available on our investor relations website promptly after the virtual Annual Meeting. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, we provide an opportunity for stockholders to contact our investor relations department separately at (844) 456-INVH (4684) or ir@invitationhomes.com.

How can I ask questions at the virtual Annual Meeting?

If you wish to submit a question during the Annual Meeting, log into the Annual Meeting website at www.virtualshareholdermeeting.com/INVH2024, type your question into the “Ask a Question” field, and click “Submit.” As noted above, we will answer questions as they come in, to the extent relevant to the business of the Annual Meeting, as time

4	2024 Proxy Statement

General Information (continued)

permits. Consistent with our prior annual meetings, we kindly ask stockholders not to ask more than one question to allow us to answer questions from as many stockholders as possible. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Off-topic, personal or other inappropriate questions will not be answered.

To be sure that all stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, all of our Board members and executive officers are expected to join the Annual Meeting. If you want to participate in our Annual Meeting, but cannot submit your question using the Annual Meeting website, please contact our investor relations department at (844) 456-INVH (4684) or ir@invitationhomes.com for accommodations.

What can I do if I need technical assistance during the virtual Annual Meeting?

If you encounter any difficulties accessing or participating in the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting log-in page at www.virtualshareholdermeeting.com/INVH2024. Technicians will be available to assist you.

If I can’t participate in the live Annual Meeting webcast, can I listen to it later?

The Annual Meeting will be recorded. A webcast playback will be available to the public at www.virtualshareholdermeeting.com/INVH2024 and under “Investor Relations”—”News & events”—”Events & presentations” on the Company’s website (www.invh.com) within approximately 24 hours after the completion of the Annual Meeting. No one attending the Annual Meeting via the webcast or telephone is permitted to use any audio recording device.

May I change my vote or revoke my proxy?

Yes. Whether you have authorized a proxy by Internet, telephone or mail, if you are a stockholder of record, you may change your voting instructions or revoke your proxy by:

•

Sending a written statement to that effect to our Corporate Secretary at Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201, provided such statement is received no later than May 14, 2024;

•	Authorizing a proxy again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Time on May 14, 2024;

•

Submitting a properly signed proxy card with a later date that is received by our Corporate Secretary at Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201, no later than May 14, 2024; or

•	Attending the Annual Meeting and voting during the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee, or as otherwise provided in the instructions provided to you by your broker, bank or other nominee.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any matters that may be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers and other Company associates (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

5

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Introduction

At present, the number of directors that comprise our Board is ten. Our Board has considered, and at the recommendation of the Nominating and Corporate Governance Committee, nominated each of the following nominees for a one-year term expiring at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) or until his or her successor is duly elected and qualifies or until his or her earlier death, resignation, retirement, disqualification or removal: Michael D. Fascitelli, Jana Cohen Barbe, Richard D. Bronson, Jeffrey E. Kelter, Joseph D. Margolis, John B. Rhea, Janice L. Sears, Frances Aldrich Sevilla-Sacasa, Dallas B. Tanner, and Keith D. Taylor. Action will be taken at the Annual Meeting for the election of these nominees.

All of the nominees have indicated that they will be willing and able to serve as directors, but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our Board, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our Bylaws. The Board has no reason to believe that any such nominees will be unable or unwilling to serve.

We believe that our director nominees bring an extraordinary wealth of experience, skills and backgrounds to the Board. Our Board plays a key role in guiding the vision, mission and strategic direction of our Company. Their individual and collective expertise is essential to the execution of our long-term strategy and achievement of our vision of becoming the premier choice in home leasing. Learn more about each nominee to our Board under “—Nominees for Election to the Board of Directors in 2024.”

6	2024 Proxy Statement

Proposal No. 1—Election of Directors (continued)

Snapshot of 2024 Director Nominees

Name and Primary Occupation	Age	Director Since	Independent

Michael D. Fascitelli Owner and Principal, MDF Capital LLC; Managing Partner, Imperial Companies; Board of Trustees Member, Vornado Realty Trust; Director, Radius Global Infrastructure, Inc.; Director, Quadro Partners Inc.	67	2017	✔

Dallas B. Tanner Chief Executive Officer, Invitation Homes; Director, Roots Management; member, HOPE Global Board of Advisors; member, the Policy Advisory Board of the Harvard Joint Center for Housing Studies; member, Arizona State University Real Estate Advisory Board	43	2019	✘

Jana Cohen Barbe Director, The Boler Company; Senior Advisor, April Housing; Senior Partner, Dentons (Retired)	61	2018	✔

Richard D. Bronson Chief Executive Officer, The Bronson Companies, LLC; Lead Director, Starwood Property Trust, Inc.	79	2017	✔

Jeffrey E. Kelter Founding Partner, KSH Capital; Chairman of the Board or Directors of Bridger Aerospace	69	2017	✔

Joseph D. Margolis Chief Executive Officer, Extra Space Storage, Inc.	63	2020	✔

John B. Rhea Partner, Centerview Partners; Director, State Street Corporation	58	2015	✔

Janice L. Sears Director, Sonder Holdings Inc.; Director, IQHQ; Managing Director, Western Region Head, Real Estate Investment Banking Group (Retired), Banc of America Securities; San Francisco Market President (Retired), Bank of America	63	2017	✔

Frances Aldrich Sevilla-Sacasa Private Investor; Director, Callon Petroleum Company; Director, Camden Property Trust; Director, the Delaware Funds by Macquarie; Former Chief Executive Officer, Banco Itaú International	68	2023	✔

Keith D. Taylor Chief Financial Officer, Equinix, Inc.; Director, Yumpingo Ltd.; Director, Frozen Logistics, LLC	62	2023	✔

7

Proposal No. 1—Election of Directors (continued)

Director Nominees’ Collective Skills and Attributes

Skills and Experience

Real Estate / Real Estate Investment Experience in real estate development, operations, investment, and asset management, to guide our real estate finance and investment strategies.	●	●	●	●	●	●	●	●		●

Financial / Banking Financial acumen and experience to oversee the quality and integrity of our financial statements, capital structure and financial strategy.	●	●	●	●	●	●	●	●	●	●

Risk Management Experience overseeing assessment and management of various forms of risk we face in our business.	●	●	●	●	●	●	●	●	●	●

Legal/Regulatory / ESG Valuable perspective on government regulations, complex legal matters, corporate responsibility, governance, sustainability, and public policy issues.	●	●	●	●		●	●	●	●	●

Operations Experience leading complex operations to help us optimize our business model.	●	●		●	●	●	●		●	●

Executive/ Robust Leadership Strong strategic insights gained through multi-faceted and challenging business experiences and active leadership ability.	●	●	●	●	●	●	●	●	●	●

Digital, technology, or cybersecurity experience

Expertise regarding digital capabilities, technological transformation, and information security, based on executive-level experience in an industry driving digital and technological change or cybersecurity experience through prior professional experience (or a related certification/degree).

			●					●		●

Gender

Male	●	●		●	●	●	●			●

Female			●					●	●

Race / Ethnicity

African American or Black							●

Hispanic or Latinx									●

Caucasian or White	●	●	●	●	●	●		●		●

Independence	●		●	●	●	●	●	●	●	●

8	2024 Proxy Statement

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)

Nominees for Election to the Board of Directors in 2024

The following information describes the offices held, other business directorships and the term of service of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below. The biographical description for each nominee below includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director.

MICHAEL D. FASCITELLI
Age: 67 Director since: November 2017 Independent Chairperson of the Board of Directors

Career Highlights

Mr. Fascitelli has served on our Board since November 2017 and was appointed the Chairperson of the Board in May 2021. Prior to the merger with Starwood Waypoint Homes (“SWH”) in November 2017, from January 2016 to November 2017, Mr. Fascitelli served on the Board of SWH and, from January 2014 to January 2016, served on the Board of Starwood Waypoint Residential Trust (“SWAY”), SWH’s predecessor. Since June 2013, Mr. Fascitelli has been the owner and principal of MDF Capital LLC, a private investment firm. Mr. Fascitelli is also a co-founder and a Managing Partner of Imperial Companies, a real estate investment and development company. Mr. Fascitelli has served as member of the Board of Trustees of Vornado Realty Trust (NYSE: VNO) since 1996. He served as the President of Vornado Realty Trust from 1996 to April 2013 and its Chief Executive Officer from May 2009 to April 2013. Mr. Fascitelli served as the President of Alexander’s Inc., a real estate investment trust and an affiliate of Vornado Realty Trust, from December 1996 to April 2013. Prior to joining Vornado Realty Trust in 1996, Mr. Fascitelli was a partner at Goldman Sachs & Co., an investment banking firm, in charge of its real estate practice since 1992. Mr. Fascitelli also serves as a Co-Chairman of the Board of Directors of Radius Global Infrastructure, Inc. (NASDAQ: RADI), one of the largest international aggregators of rental streams underlying wireless sites through the acquisition and management of ground, tower, rooftop and in-building cell site leases, and as the Chairman of the investment committee and a Board member of Quadro Partners Inc. (formerly Cadre), a real estate technology company. He serves as a Board member of The Rockefeller University, Urban Land Institute and a former Board member of Child Mind Institute and the University of Rhode Island Foundation. He is currently a member of the University of Rhode Island Board of Trustees. Mr. Fascitelli is a former Commissioner of the Port Authority of New York and New Jersey and a past Chairman of the Wharton Real Estate Center where he served on the executive committee.

Skills and Qualifications

Our Board considered Mr. Fascitelli’s long and successful track record in various leadership roles including his executive experience as President and Chief Executive Officer of Vornado Realty Trust and his extensive knowledge of and experience in the real estate industry, which the Board believes provide us with valuable experience and insight. Additionally, our Board considered Mr. Fascitelli’s broad experience with corporate governance, risk management and business strategy as a director of several public and private companies.

9

Proposal No. 1—Election of Directors (continued)

DALLAS B. TANNER

Age: 43 Director since: January 2019 Committees: Investment and Finance Committee

Career Highlights

Mr. Tanner has served as our Chief Executive Officer (“CEO”) and a Board member since January 2019. As a founding member of our Company’s business, Mr. Tanner was at the forefront of creating the single-family rental industry. He initially served as Executive Vice President and Chief Investment Officer from the Company’s founding in April 2012 until January 2019, as well as interim President from August 2018 to January 2019, and as President and CEO from January 2019 to February 2023. Prior to the initial public offering of the Company in February 2017, he served on the Boards of the Company’s predecessor entities. Mr. Tanner has 20 years of real estate experience through the establishment of numerous real estate platforms. In 2005, he founded Treehouse Group, for which he privately sourced funds for platform investments, including single-family homes, multifamily properties, manufactured housing, residential land, bridge financing and property management. In addition, he was a partner in a successful acquisition of First Scottsdale Bank of Arizona. Mr. Tanner currently serves as a Board member of Roots Management, a manufactured housing platform with 40,000+ homes that operates in 22 states. He also is a member of the HOPE Global Board of Advisors, the Policy Advisory Board of the Harvard Joint Center for Housing Studies, Arizona State University Real Estate Advisory Board, and the Real Estate Roundtable. He is actively involved in American Indian Services and served as a missionary in the Netherlands and Belgium.

Skills and Qualifications

Our Board considered Mr. Tanner’s extensive hands-on experience in real estate investment, including the establishment of numerous real estate platforms, and as a founding member of our business, experience managing day-to-day operations of our Company and his prior executive positions. Mr. Tanner’s role as our CEO brings management perspective to Board deliberations and provides valuable information about the status of our day-to- day operations.

10	2024 Proxy Statement

Proposal No. 1—Election of Directors (continued)

JANA COHEN BARBE
Age: 61 Director since: November 2018 Independent Committees: Audit Committee Nominating and Corporate Governance Committee

Career Highlights

Ms. Barbe has served on our Board since November 2018. Ms. Barbe also serves as a Director of The Boler Company, a family enterprise with operations across the globe in manufacturing, real estate and other holdings, including Hendrickson International, the world’s largest producer and supplier of heavy-duty truck and trailer suspensions and related components for the global transportation industry. Ms. Barbe has earned the CERT Certificate in Cybersecurity Oversight for board members from NACD and the CERT Division of the Software Engineering Institute of Carnegie Mellon University. Ms. Barbe currently acts as a strategic business advisor to private equity firms and privately held companies on affordable and workforce housing matters. Earlier in her career, Ms. Barbe was a partner at Dentons, the largest law firm in the world, where for more than 25 years she advised many of the world’s leading financial institutions and insurance companies on their affordable housing and community development investments and was instrumental in the creation and operation of some of the country’s most notable affordable housing portfolios. Ms. Barbe currently serves on the Board of Directors of the Kentucky Equine Adoption Center, a nonprofit dedicated to the rescue of all breeds of horses. She is a past Chairperson of the Board of Thresholds, Illinois’ oldest and largest provider of housing and supportive services for individuals with severe and persistent mental illnesses and remains a Life Director of Thresholds. Ms. Barbe is also an impassioned advocate for women. A trailblazer, she was the first woman appointed to the Dentons’ Global Board where she served as the only woman for six years, and the first Global Vice Chair appointed from the U.S. region. As such, Ms. Barbe effectuated groundbreaking and lasting change for women in the legal profession, as recognized by Corporate Counsel and Inside Counsel magazines when they awarded her the 2019 Women, Influence & Power Lifetime Achievement Award. She is also a past Chairperson of the Board of Advisors of Catalyst, Inc., the much acclaimed international women’s advocacy organization.

Skills and Qualifications

Our Board considered Ms. Barbe’s real estate and finance background, including chairing Dentons’ Real Estate Practice and Financial Institutions Sector, her expertise in transactional, operational and regulatory matters and strategic vision and her risk management experience, which are a complement to the skills and qualifications of our directors. The Board also considered Ms. Barbe’s leadership in strategic implementation of diversity and other aspects of corporate social responsibility.

11

Proposal No. 1—Election of Directors (continued)

RICHARD D. BRONSON
Age: 79 Director since: November 2017 Independent Committees: Compensation and Management Development Committee Nominating and Corporate Governance Committee (Chairperson)

Career Highlights

Mr. Bronson has served on our Board since November 2017. Prior to the merger with SWH, from January 2016 to November 2017, Mr. Bronson served on the Board of SWH and, from January 2014 to January 2016, served on the Board of SWAY. Mr. Bronson has been the Chief Executive Officer of The Bronson Companies, LLC, a real estate development company, since 2000 and has been involved in the development of several shopping centers and office buildings throughout the U.S. Mr. Bronson currently serves on the Board and as a lead director and the Chair of the compensation committee of the Board of Trustees of Starwood Property Trust, Inc. (NYSE: STWD) and was previously a director of TRI Pointe Group, Inc. (NYSE: TPH) and Mirage Resorts Inc. (NYSE:MRI). Additionally, he is currently on the Board of Directors of Starwood Real Estate Income Trust. He also previously served as President of New City Development, an affiliate of Mirage Resorts Inc., where he oversaw many of the company’s new business initiatives and activities outside Nevada, and was Vice President of the International Council of Shopping Centers, an association representing 50,000 industry professionals in more than
80 countries. Mr. Bronson currently serves on the Advisory Board of the Neurosurgery Department at UCLA Medical Center.

Skills and Qualifications

Our Board considered Mr. Bronson’s governance expertise, his corporate and board experience and knowledge in the real estate industry, which the Board believes provides us with valuable insight into potential investments and the current state of the real estate markets. Our Board also considered Mr. Bronson’s experience as successful entrepreneur with proven operational skills.

JEFFREY E. KELTER
Age: 69 Director since: November 2017 Independent Committees: Investment and Finance Committee (Chairperson) Nominating and Corporate Governance Committee

Career Highlights

Mr. Kelter has served on our Board since November 2017. From January 2016 to November 2017, Mr. Kelter served on the Board of SWH and, from January 2014 to January 2016, served on the Board of SWAY. Mr. Kelter is a Co-Founder and has been a Partner of KSH Capital since 2015. KSH Capital provides real estate entrepreneurs with capital and expertise to grow their platforms. Prior to founding KSH Capital, Mr. Kelter was the Founding Partner and Chief Executive Officer of KTR Capital Partners from 2005 to 2015, a leading private equity real estate investment and operating company focused on industrial properties throughout North America. KTR Capital Partners and its commingled investment funds were sold in May 2015 to a joint venture of Prologis, Inc. (NYSE: PLD) and Norges Bank Investment Management. Prior to founding KTR Capital Partners, from 1997 to 2004, Mr. Kelter was President, Chief Executive Officer and served on the Board of Trustees of Keystone Property Trust, an industrial real estate investment trust (“REIT”). Mr. Kelter founded the predecessor to Keystone Property Trust in 1982, and took the company public in 1997, where he and the management team directed its operations until its sale in 2004. Prior to forming Keystone Property Trust, he served as President and Chief Executive Officer of Penn Square Properties, Inc., a real estate company which he founded in 1982. Mr. Kelter serves as Chairman of the Board or Directors of Bridger Aerospace (BAER), serves on the Northwell Health Cancer Institute Advisory Council, and he is a trustee of The Urban Land Institute and Cold Spring Harbor Laboratory. Mr. Kelter formerly served as a trustee at Westminster School and Trinity College, and formerly served on the Board of Gramercy Property Trust (NYSE: GPT) from 2015 to 2018.

Skills and Qualifications

Our Board considered Mr. Kelter’s management leadership and governance experience as President and Chief Executive Officer of Keystone and Penn Square and his extensive experience of over 20 years in commercial real estate. Our Board also considered Mr. Kelter’s deep experience and strong understanding of the key strategic challenges and opportunities of running a REIT.

12	2024 Proxy Statement

Proposal No. 1—Election of Directors (continued)

JOSEPH D. MARGOLIS
Age: 63 Director since: May 2020 Independent Committees: Compensation and Management Development Committee Investment and Finance Committee

Career Highlights

Mr. Margolis has served on our Board since May 2020. Mr. Margolis is a member of the Board of Directors and the Chief Executive Officer of Extra Space Storage, Inc. (NYSE: EXR). He held this position since January 1, 2017. Previously, he served as Executive Vice President and Chief Investment Officer of Extra Space Storage, Inc. from July 2015 until December 31, 2016. From 2011 until July 2015, he was Senior Managing Director and Partner at Penzance Properties, a vertically integrated owner, operator and developer of office and other properties in the Washington, D.C. metro area. Previously, Mr. Margolis was a co-founding partner of Arsenal Real Estate Funds, a private real estate investment management firm, from 2004 through 2011. Before forming Arsenal in 2004, from 1992 to 2004, Mr. Margolis held senior positions at Prudential Real Estate Investors in portfolio management, capital markets and as General Counsel. Before that, Mr. Margolis worked for The Prudential Insurance Company of America as in-house real estate counsel from 1988 through 1992, and as a real estate associate at the law firm of Nutter, McClennen & Fish from 1986 through 1988.

Skills and Qualifications

Our Board considered Mr. Margolis’ extensive finance and real estate experience and senior executive experience in dealing with complex management, financial, risk assessment, business, and governance issues, which enable him to provide us with business leadership and financial expertise. Mr. Margolis’ extensive experience and instrumental role in developing key corporate strategies provide important insights and perspectives with respect to growth and long-range planning.

JOHN B. RHEA
Age: 58 Director since: October 2015 Independent Committees: Compensation and Management Development Committee Investment and Finance Committee

Career Highlights

Mr. Rhea has served on our Board since January 2017 and, prior to our initial public offering, from October 2015 to January 2017, served on the Boards of the Company’s predecessor entities. Since September 2020, Mr. Rhea has been a partner at Centerview Partners, an independent investment banking advisory firm. In March 2021, Mr. Rhea was elected to the Board of Directors of State Street Corporation (NYSE:STT), one of the world’s leading providers of financial services to institutional investors, including investment servicing, investment management and investment research and trading. Mr. Rhea served as Senior Advisor and President, Corporate Finance & Capital Markets at Siebert Williams Shank & Co., LLC, a full-service investment banking firm, from June 2017 to September 2020. Mr. Rhea is also Managing Partner of RHEAL Capital Management, LLC, a real estate development and investment firm he founded in March 2014, specializing in affordable and market rate housing, public private partnerships, and acquisition and repositioning of commercial real estate in urban communities. Mr. Rhea previously served as a Senior Advisor to The Boston Consulting Group, a worldwide management consulting firm from July 2014 to September 2017. From May 2009 to January 2014, Mr. Rhea was a senior appointee of Michael R. Bloomberg, Mayor of the City of New York, where he served as Chairman and Chief Executive Officer of the New York City Housing Authority, the largest public housing authority in North America. Prior to his service with the Bloomberg Administration, Mr. Rhea was Managing Director and Co-Head of Consumer and Retail investment banking at Barclays Capital (and its predecessor firm Lehman Brothers) from May 2005 to April 2009. Previously, Mr. Rhea served as Managing Director at JPMorgan Chase & Co. from May 1997 to April 2005. Earlier in his career, Mr. Rhea worked at PepsiCo, Inc. and The Boston Consulting Group. Mr. Rhea has served on and chaired several non-profit boards and is currently a director of Red Cross Greater New York and University of Detroit Jesuit High School.

Skills and Qualifications

Our Board considered Mr. Rhea’s significant experience in our industry, including in development and regulation and his prior senior positions at real estate companies and regulatory bodies, including as Chairman and CEO of the New York City Housing Authority, and other companies. The Board also considered Mr. Rhea’s extensive experience in the investment banking industry providing a valuable insight into capital markets and trends.

13

Proposal No. 1—Election of Directors (continued)

JANICE L. SEARS
Age: 63 Director since: January 2017 Independent Committees: Audit Committee Compensation and Management Development Committee

Career Highlights

Ms. Sears has served on our Board since January 2017. Ms. Sears is also a member of the Board of Directors, Lead Independent Director, and Audit Chair of Sonder Holdings Inc. (NASDAQ: SOND), a leading next-generation hospitality company. She is also on the Board of IQHQ, a privately held REIT that develops and owns biotech occupied real estate in the U.S. and Europe. Ms. Sears previously served as independent director, Audit Chair of Essex Property Trust (NYSE: ESS), which owns multi-family rental properties, independent director, Board Chair of The Swig Company, an owner of large office properties, and independent director, Audit Chair of BioMed Realty Trust, a life-sciences owner, sold to Blackstone Real Estate in 2016. She also served as independent director and advisor to Helix RE, a real estate software startup. Prior to 2009, Ms. Sears held the position of Managing Director, Western Region Head in the Real Estate Investment Banking Group at Banc of America Securities. Concurrently, as the San Francisco Market President for Bank of America, she managed a senior leadership team, deepening relationships with nonprofits and local governments. Prior to 1988, Ms. Sears was a Real Estate Economist at both Chemical Bank and Citicorp in New York. Ms. Sears’ activities have included G100, West Audit Committee Network, Nareit, Urban Land Institute, NACD, WOB, and Athena Alliance. She is a frequent speaker including at both Harvard and Columbia Business Schools. Ms. Sears was named ‘Forever Influential’ by SF Business Times and inducted into the Allen Matkins Hall of Fame and gained annual recognition by Bisnow’s Bay Area Power Women, among other awards. Ms. Sears is active philanthropically both on boards and spending time in the community including with Compass Family Services, Meals on Wheels, tutoring at the Marina Middle School, and serving meals at St. Anthony’s.

Skills and Qualifications

Our Board considered Ms. Sears’ knowledge of capital markets and accounting methods and principles, as well as her extensive banking and financial background and experience working in the commercial real estate and REIT industry. Our Board also considered Ms. Sears’ sophisticated expertise in risk assessment and governance matters.

FRANCES ALDRICH SEVILLA-SACASA
Age: 68 Independent Committees: Audit Committee (Chairperson) Nominating and Corporate Governance Committee

Career Highlights

Ms. Aldrich Sevilla-Sacasa has served on our Board since May 2023. Ms. Aldrich Sevilla-Sacasa is a private investor and was Chief Executive Officer of Banco Itaú International, Miami, Florida, from April 2012 to December 2016. Prior to that time, she served as Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of U.S. Trust, Bank of America Private Wealth Management from July 2007 to December 2008, President and Chief Executive Officer of US Trust Company from early 2007 until June 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business. Ms. Aldrich Sevilla-Sacasa also serves on the Boards of Callon Petroleum Company (NYSE: CPE), Camden Property Trust (NYSE: CPT), and the Delaware Funds by Macquarie.

Skills and Qualifications

Our Board considered Ms. Aldrich Sevilla-Sacasa’s considerable experience in financial services, banking, and wealth management. In addition, the Board considered her experience as a former President and Chief Executive Officer of a trust and wealth management company, and as a director of other corporate and not-for-profit boards which has provided her with expertise in the area of corporate governance.

14	2024 Proxy Statement

Proposal No. 1—Election of Directors (continued)

KEITH D. TAYLOR

Age: 62 Independent Committees: Audit Committee Compensation and Management Development Committee (Chairperson)

Career Highlights

Mr. Taylor has served on our Board since May 2023. Mr. Taylor is the Chief Financial Officer of Equinix, Inc. (Nasdaq: EQIX), a leading multinational digital infrastructure company. He has held this position since September 2005. From 2001 to 2005, Mr. Taylor served in various roles at Equinix Inc., including Vice President, Finance, and Chief Accounting Officer. From 1999 to 2001, he served as Director of Finance and Administration of Equinix Inc. Prior to that, from 1996 to 1999, Mr. Taylor served as Vice President, Finance, and Interim Chief Financial Officer at International Wireless Communications, an operator, owner and developer of wireless communications networks. Mr. Taylor is a member of the Board of Directors of Yumpingo Ltd., a U.K. company providing a next-generation hospitality customer experience management platform, and a member of the Board of Directors of Frozen Logistics, LLC, a leading cold storage and logistics provider, specializing in direct-to-consumer fulfillment of frozen goods. Mr. Taylor is a chartered public accountant.

Skills and Qualifications

Our Board considered Mr. Taylor’s extensive finance experience and his experience as a senior executive which the Board believes enables him to provide us with leadership and financial expertise.

15

Board Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the election of each of the director nominees named above.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Corporate Governance

The business and affairs of the Company are managed under the direction and oversight of our Board, as provided by Maryland law, and its four standing committees: the Audit Committee, the Compensation and Management Development Committee, the Nominating and Corporate Governance Committee and the Investment and Finance Committee. Members of our Board remain informed about our business through discussion with our CEO, President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Investment Officer, Executive Vice President and Chief Legal Officer, and other officers and associates, and by reviewing materials provided to them and participating in regular meetings of the Board and its committees.

We are committed to exercising and maintaining strong corporate governance practices. We believe that good governance promotes the long-term interests of our stockholders, strengthens Board and management accountability and improves our standing as a trusted member of the communities we serve. The Board regularly monitors our corporate governance policies and profile to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the listing standards of the NYSE. We have instituted a variety of practices to foster and maintain responsible corporate governance, which are described in this section.

Corporate Governance Snapshot

Director Nominees	10

Independent Director Nominees	9

Average Tenure of Directors Standing for Election (years)	5.3

Chairperson Position Separate from CEO	✓

Annual Election of All Directors	✓

Proxy Access (3%/3 years)	✓

No Stockholder Rights Plan	✓

Limits on the Number of Directorships Held by Directors	✓

Regular Executive Sessions of Independent Directors	✓

Commitment to Board Refreshment and Focus on Director Succession Planning	✓

Annual Board and Committee Self-Evaluations	✓

Risk Oversight by the Board and Committees	✓

ESG Oversight by Board and Committees	✓

Proactive, Ongoing Engagement with Stockholders	✓

Stock Ownership Requirements for Directors and Executive Officers	✓

Anti-Hedging and Anti-Pledging Policies	✓

Incentive Compensation Clawback Policy	✓

Stockholder Rights and Accountability

•	Our Board is not classified and each of our directors is subject to annual reelection (we will not classify our Board in the future without the approval of our stockholders).

•	Stockholders holding a majority of outstanding shares have the right to amend, alter or repeal our Bylaws, or adopt new Bylaws.

•	Stockholders possess the right to nominate candidates to the Board through proxy access provisions of our Bylaws.

•	Stockholders may act by written consent.

17

The Board of Directors and Certain Governance Matters (continued)

•	We do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without stockholder approval.

•	We have opted out of the Maryland business combination and control share acquisition statutes and cannot opt in without stockholder approval.

•

We actively engage with our stockholders, seek input, address questions and concerns, and provide perspective on Company policies and practices through our direct outreach to investors, our annual meetings of stockholders and regular detailed investor presentations.

Board Practices

•	A substantial majority of our director nominees (90%) are independent.

•	Each of our Audit Committee, Compensation and Management Development Committee, and Nominating and Corporate Governance Committee is composed entirely of independent directors.

•	Our Board is led by our Chairperson, and the Chairperson position is separate from our CEO.

•	Our Board is committed to diversity, and 40% of our director nominees represent women or people of color.

•	We conduct annual Board and committee evaluations.

•	We intend that no director serve more than 15 years on our Board, and no committee chairperson serve more than five years as a chairperson of that committee.

•	Director nominees’ average tenure is 5.3 years.

•	Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

•	We have instituted limits on the number of directorships held by our directors to prevent “overboarding.”

•	We provide robust director orientation and continuing education programs.

•	The Board is committed to refreshment, and five of ten director nominees have joined the Board since 2018.

•	The Board regularly rotates committee members.

•	Our Code of Business Conduct and Ethics applies to members of the Board.

Robust Stock Ownership and Retention Requirements

•	CEO: 6X base salary.

•	Non-CEO executive officers: 3X base salary.

•	Non-employee directors: 5X annual cash retainer for Board service.

See “Executive Compensation—Compensation Discussion and Analysis—Other Matters—Stock Ownership Policy” for more details.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that, in addition to not having a disqualifying relationship, as set forth in the NYSE rules, he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries which, in the opinion of the Board would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material and whether such relationship would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Nominating and Corporate Governance Committee undertook reviews of director independence and made recommendations to our Board as to those directors meeting the requisite NYSE independence standards applicable to serve on the Board and any heightened standards to serve on a committee of the Board. In making its independence determinations, the Board considered and reviewed all information known to it, including information identified through

18	2024 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

directors’ questionnaires. As a result of these reviews, the Board has affirmatively determined that each of Michael D. Fascitelli, Jana Cohen Barbe, Richard D. Bronson, Jeffrey E. Kelter, Joseph D. Margolis, John B. Rhea, Janice L. Sears, Frances Aldrich Sevilla-Sacasa, and Keith D. Taylor is independent under all applicable NYSE standards for Board service and under our Corporate Governance Guidelines.

At the committee level, the Board has affirmatively determined that each of the members of the Audit Committee (Jana Cohen Barbe, Janice L. Sears, Frances Aldrich Sevilla-Sacasa, and Keith D. Taylor) is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that each of the members of the Compensation and Management Development Committee (Richard D. Bronson, Joseph D. Margolis, John B. Rhea, Janice L. Sears, and Keith D. Taylor) is “independent” for purposes of Section 10C(b) of the Exchange Act.

Board Structure

Our Articles of Incorporation and our Bylaws provide that our Board will consist of such number of directors as may from time to time be fixed by the Board, but may not be more than 15 or fewer than the minimum number permitted by Maryland law, which is one. Our Corporate Governance Guidelines provide the Board with the flexibility to determine the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.

Our Board is led by our Chairperson, and the Chairperson position is separate from our CEO position. We believe that the separation of the Chairperson and CEO positions is appropriate corporate governance for us at this time. Accordingly, Mr. Fascitelli serves as the Board Chairperson, while Mr. Tanner serves as our CEO. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, our Chairperson’s attention to Board and committee matters allows the CEO to focus on the day-to-day management of the business and on executing our strategic priorities. Furthermore, our Corporate Governance Guidelines provide that whenever the Chairperson of the Board is also the CEO or is a director who does not otherwise qualify as an “independent director,” the independent directors may elect from among themselves a Lead Director of the Board, with a term of service and such responsibilities as the Board may designate from time to time.

In addition, independent directors chair each of the Board’s four standing committees: the Audit Committee, chaired by Frances Aldrich Sevilla-Sacasa; the Compensation and Management Development Committee, chaired by Keith D. Taylor; the Nominating and Corporate Governance Committee, chaired by Richard D. Bronson; and the Investment and Finance Committee, chaired by Jeffrey E. Kelter. In their capacities as independent committee chairs, Ms. Aldrich Sevilla-Sacasa, and Messrs. Taylor, Bronson, and Kelter each have responsibilities that contribute to the Board’s independent oversight of management.

Board and Committee Evaluations

Our Board recognizes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. As such, our Board and each of our committees conduct an annual evaluation, which includes a qualitative assessment by each director of the performance of the Board and the committee or committees on which the director serves. The Nominating and Corporate Governance Committee, in conjunction with the Board Chairperson, oversees the evaluation process.

Review of Evaluation Process	Advanced Questionnaires & Discussions	Evaluation Results

The Nominating and Corporate Governance Committee reviews evaluation process annually.	Cover: • Efficiency and effectiveness; • Composition; • Quality of discussions; • Quality of information and materials provided; • Processes; and • Culture.	Evaluation results and recommendations are discussed with the Board, committees, and individual directors.

19

The Board of Directors and Certain Governance Matters (continued)

Feedback Incorporated

Over the past few years, the evaluation process has led to a broader scope of topics covered in the Board meetings, improvements in Board process, and changes to Board and committee composition and structure.

This year’s evaluation identified areas for continued focus, including:

•  Board leadership structure and succession planning;

•  Board refreshment and director skills;

•  Director onboarding;

•  Streamlining meetings to optimize time for discussion; and

•  Long-term strategy.

Committees of the Board of Directors; Meetings of the Board of Directors and its Committees

Our Board has established an Audit Committee, a Compensation and Management Development Committee, a Nominating and Corporate Governance Committee and an Investment and Finance Committee. The following table provides the current membership of each of the standing Board committees.

Director	Audit Committee	Compensation and Management Development Committee	Nominating and Corporate Governance Committee	Investment and Finance Committee

Michael D. Fascitelli(1)

Dallas B. Tanner				Member

Jana Cohen Barbe	Member		Member

Richard D. Bronson		Member	Chairperson

Jeffrey E. Kelter			Member	Chairperson

Joseph D. Margolis		Member		Member

John B. Rhea		Member		Member

Janice L. Sears	Member	Member

Frances Aldrich Sevilla-Sacasa	Chairperson		Member

Keith D. Taylor	Member	Chairperson

(1)	Chairperson of the Board.

During the year ended December 31, 2023, the Board held six meetings, the Audit Committee held seven meetings, the Compensation and Management Development Committee held six meetings, the Nominating and Corporate Governance Committee held two meetings and the Investment and Finance Committee held five meetings. In 2023, each director attended at least 75% of the meetings of the Board and of the committees on which he or she served as a member during the time in which he or she served as a member of the Board or such committees. All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and our annual meeting of stockholders. We expect all directors to attend any meeting of stockholders, and all of our directors attended the 2023 annual meeting of stockholders.

20	2024 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

Audit Committee

Chair:

 Ms. Aldrich Sevilla-Sacasa

Additional Committee Members:

 Ms. Barbe

 Ms. Sears

 Mr. Taylor

•  All members are “independent” in accordance with our Audit Committee charter and the applicable NYSE and Exchange Act rules

•  All members are financially literate within the meaning of the NYSE rules

•  Ms. Aldrich Sevilla-Sacasa, Ms. Sears, and Mr. Taylor qualify as “audit committee financial experts” as defined by applicable rules of the Securities and Exchange Commission (the “SEC”)

•  Governed by a Board-approved charter

Primary Responsibilities:

•  Assisting the Board with its oversight of our accounting and financial reporting process and financial statement audits;

•  Assisting the Board with its oversight of our control environment, including disclosure controls procedures and our internal control over financial reporting;

•  Engaging the independent registered public accounting firm and assessing its qualifications and independence;

•  Overseeing the performance of our internal audit function and independent registered public accounting firm;

•  Assisting with our compliance with legal and regulatory requirements in connection with the foregoing;

•  Overseeing our Code of Business Conduct and Ethics and the system to monitor and enforce compliance therewith, and the receipt, retention and treatment of complaints we receive under the Company’s whistleblower policy;

•  Reviewing related person transactions as required under our Policy Regarding Transactions with Related Persons; and

•  Overseeing our enterprise risk management program, covering exposure to risks facing the Company, including, but not limited to, financial, tax, legal and enterprise risks, and technology and information security risks, including cybersecurity, data privacy, business continuity and disaster recovery.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. See “Proposal 2—Pre-Approval Policy for Services of Independent Registered Public Accounting Firm.” The Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding its accounting, internal controls and auditing matters.

The Audit Committee charter is available on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents”—“Audit Committee Charter.”

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Committees of the Board of Directors; Meetings of the Board of Directors and its Committees—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the U.S.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Frances Aldrich Sevilla-Sacasa, Chairperson

Jana Cohen Barbe

Janice L. Sears

Keith D. Taylor

21

The Board of Directors and Certain Governance Matters (continued)

Compensation and Management Development Committee

Chair:

 Mr. Taylor

Additional Committee Members:

 Mr. Bronson

 Mr. Margolis

 Mr. Rhea

 Ms. Sears

•  All members are “independent” in accordance with our Compensation and Management Development Committee charter and the applicable NYSE and Exchange Act rules

•  Governed by a Board-approved charter

Primary Responsibilities:

•  Establishing and reviewing the Company’s overall compensation philosophy;

•  Overseeing the goals, objectives and compensation of our CEO, including evaluating the performance of the CEO in light of those goals;

•  Reviewing and determining the salaries, performance-based incentives, and other matters related to the compensation of our other executive officers;

•  Reviewing and approving any compensation “clawback” policy, and monitoring compliance therewith;

•  Making recommendations to the Board regarding director compensation;

•  Approving our incentive and equity compensation plans and setting the terms of and making awards thereunder;

•  Assisting the Board in review and consideration of succession plans for our officers, and establishing and evaluating plans and programs for management development;

•  Assisting with our compliance with the compensation rules, regulations and guidelines promulgated by the NYSE, the SEC and other laws, as applicable;

•  Considering whether risks arising from the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company; and

•  Reviewing the Company’s stock ownership guidelines, as well as individual compliance.

For a description of our process for determining compensation, including the role of the Compensation and Management Development Committee’s independent compensation consultant, see “Executive Compensation—Compensation Discussion and Analysis.”

The Compensation and Management Development Committee charter is available on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents”—“Compensation and Management Development Committee Charter.”

Compensation Committee Interlocks and Insider Participation.

During 2023, our Compensation and Management Development Committee was composed of Mr. Taylor, Mr. Bronson, Mr. Margolis, Mr. Rhea, Ms. Sears, and Ms. Barbe (who rotated from the Committee in May 2023). During 2023 and as of the date of this Proxy Statement, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation and Management Development Committee or the Board.

Compensation and Management Development Committee Report

The Compensation and Management Development Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC.

Submitted by the Compensation and Management Development Committee of the Board of Directors:

Keith D. Taylor, Chairperson

Richard D. Bronson

Joseph D. Margolis

John B. Rhea

Janice L. Sears

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The Board of Directors and Certain Governance Matters (continued)

Nominating and Corporate Governance Committee

Chair:

 Mr. Bronson

Additional Committee Members:

 Ms. Barbe

 Mr. Kelter

 Ms. Aldrich Sevilla-Sacasa

•  All members are “independent” in accordance with our Nominating and Corporate Governance Committee charter and the applicable NYSE rules

•  Governed by a Board-approved charter

Primary Responsibilities:

•  Developing a set of governance principles applicable to the Company and overseeing the Company’s governance policies;

•  Identifying, reviewing, assessing, and making recommendations to the Board as to candidates to serve on the Board and its committees;

•  Considering matters related to director independence and conflicts of interest;

•  Reviewing compliance with the requirements of the Corporate Governance Guidelines relating to service on other boards or audit committees of publicly-traded companies;

•  Recommending those to serve as committee chairpersons;

•  Overseeing the annual evaluation of the Board and management; and

•  Providing oversight with respect to the Company’s environmental, social, and related governance (“ESG”) strategy, initiatives, and policies, and ESG risks and reporting to the Board on ESG trends and issues that may affect the Company’s business operations, performance, and reputation.

The Nominating and Corporate Governance Committee charter is available on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents”—“Nominating and Corporate Governance Committee Charter.”

Investment and Finance Committee

Chair: Mr. Kelter Additional Committee Members: Mr. Margolis Mr. Rhea Mr. Tanner • Governed by a Board-approved charter

Primary Responsibilities:

•  Overseeing matters related to the Company’s investments in real estate and other assets proposed by management;

•  Overseeing the performance of the Company’s assets;

•  Reviewing the financial and operational performance of investments and joint ventures;

•  Reviewing the Company’s investment and disposition policies, procedures, strategies and programs; and

•  Reviewing the Company’s capital raising and other financing activities.

The Investment and Finance Committee charter is available on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents”—“Investment and Finance Committee Charter.”

23

The Board of Directors and Certain Governance Matters (continued)

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for recommending to the Board nominees for election as director, and the Board is responsible for selecting nominees for election. This nomination process occurs as part of the nomination of the slate of directors for election at our annual meeting of stockholders and at times when there is a vacancy on the Board or other need to add a director to the Board.

Current Board Skill Sets and Needs Continuous evaluation of the Board skills matrix ensures Board is strong in core competencies and has diversity of expertise, perspective, and background.

As part of this nomination process, the Nominating and Corporate Governance Committee weighs the characteristics, experience, independence, diversity and skills of potential candidates for election to the Board and, in considering such candidates, also assesses the size, composition and combined expertise of the Board and the extent to which the candidate would fill a present need on the Board. As the application of these factors involves the exercise of judgment, the Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, but rather takes into account all factors it considers appropriate such as (a) individual qualifications, including relevant career experience, strength of character, judgment, familiarity with our Company’s business and industry, independence of thought and an ability to work collegially and (b) all other factors it considers appropriate, which may include diversity of background (including, among other things, age, gender, ethnicity and race), existing commitments to other businesses, potential conflicts of interest with other pursuits, antitrust and other legal considerations, corporate governance background, financial and accounting background, executive compensation background, relevant industry experience and technical skills, technology, cybersecurity and data privacy training, and the size, composition and combined expertise of the existing Board.

The Nominating and Corporate Governance Committee may seek referrals and/or receive recommendations from other members of the Board, management, stockholders, and other sources, including third-party recommendations. The Committee may also retain a search firm to assist it in identifying candidates to serve as directors of the Company. The Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

In connection with its annual recommendation of a slate of nominees for election at the annual meeting, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. When considering whether the directors and nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the director nominees’ biographical information set forth above.

▼
Candidate Recommendations From independent directors, stockholders, independent search firms, and our management.
▼

Nominating and Corporate Governance Committee

Considers exceptional candidates that possess integrity, independent judgement, broad business experience, diversity, and a skill set to meet existing or future business needs.

Screens qualifications, reviews independence and potential conflicts, and recommends selected candidates to the Board.

▼

Board of Directors

Evaluates candidates recommended by the Nominating and Corporate Governance Committee, analyzes independence and other issues, and selects nominees with a commitment to refreshment and diversity.

Nominates candidates for election to the Board at annual meetings of stockholders or appointed to the Board during the year.

▼
Stockholders Vote on all director nominees at annual meetings.

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The Board of Directors and Certain Governance Matters (continued)

Stockholder Nominees

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201. All recommendations for nomination received by the Corporate Secretary that satisfy our Bylaw requirements relating to such director nominations will be presented to the Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These requirements are also described under the caption “Stockholder Proposals for the 2025 Annual Meeting.”

Our stockholders also possess the right to nominate candidates to the Board through proxy access provisions of our Bylaws. The Bylaws permit a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common shares continuously for at least three years, to include in the Company’s annual meeting proxy materials director nominations for up to 20% of the seats on the Board, subject to the other terms and conditions of the Bylaws. Stockholder requests to include stockholder-nominated directors in proxy materials for the 2025 Annual Meeting must be received by no earlier than November 4, 2024, and no later than December 4, 2024.

Director Succession Planning and Board and Committee Refreshment

The Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to cultivate a mix of skills, experience, tenure, and diversity that promote and support the Company’s long-term strategy. In doing so, the Nominating and Corporate Governance Committee takes into consideration the overall needs, composition, and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications, which are described in the “Director Nomination Process” above. Individuals identified by the Nominating and Corporate Governance Committee as qualified to become directors are then recommended to the Board for nomination or election.

Five of ten director nominees have joined the Board since 2018.

The Board, upon recommendation from the Nominating and Corporate Governance Committee, annually reviews and determines the composition of its committees. Through periodic committee refreshment, we balance the benefits derived from continuity and depth of experience with the benefits gained from fresh perspectives and enhancing our directors’ understanding of different aspects of our business.

25

The Board of Directors and Certain Governance Matters (continued)

Limitation on Other Board and Audit Committee Service

Through the Nominating and Corporate Governance Committee, our Board periodically reviews our Corporate Governance Guidelines which include limitations on directors’ ability to serve on the boards of other publicly-traded companies. In order to inform these limitations, the Nominating and Corporate Governance Committee considers many factors, including:

•	Time commitment required by our Company in conjunction with Board and committee meeting attendance;

•	The scope of responsibilities of individual committees;

•	Peer review feedback from directors throughout the year and the results of the annual Board and committee evaluations;

•	Whether the director is currently employed or retired from full-time employment;

•	The number of other boards of which the director is a member and the role of the directors on these board with consideration given to public company board leadership positions;

•	Input from our stockholders during engagement; and

•	The corporate governance guidelines adopted by our peers and other significant public companies.

Our Corporate Governance Guidelines establish the following limits on our directors serving on publicly-traded company boards and audit committees:

Director Category	Limit on Public Company Board and Committee Service, Including Invitation Homes

All Directors	4 boards

Directors who are chief executives of a publicly-traded company	2 boards

Directors who serve on our Audit Committee	3 audit committees

The Corporate Governance Guidelines provide that prior to accepting an invitation to serve on another board (publicly-traded or private company’s), a director should advise the Chair of the Nominating and Corporate Governance Committee of the invitation so that the Board, through the Committee, has the opportunity to review the director’s ability to continue to fulfill his or her responsibilities as a member of the Company’s Board. When reviewing such a request, the Committee may consider a number of factors, including the director’s other time commitments, record of attendance at Board and committee meetings, potential conflicts of interest and other legal considerations.

It is also expected that, without specific approval from our Board or the Nominating and Corporate Governance Committee, no executive officer of the Company will serve on more than one outside publicly-traded company board, and no more than two outside boards in total (excluding advisory and nonprofit boards).

Executive Sessions

The non-employee, independent members of our Board and all committees of the Board generally meet in executive sessions without management present during their regular Board and committee meetings. Michael D. Fascitelli, our independent Board Chairperson, presides over executive sessions of the Board, and the committee Chairpersons, each of whom is independent, preside over executive sessions of the committees.

Management Development and Succession Planning

Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our CEO and other members of senior management. The Compensation and Management Development Committee regularly meets with our CEO and Executive Vice President, Chief Human Resources Officer and other executives to discuss management succession and development planning and to address potential vacancies in senior leadership. The Compensation and Management Development Committee also annually reviews with the Board succession planning for our CEO.

26	2024 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

Corporate Governance Guidelines

We are committed to exercising strong corporate governance practices. Good governance promotes the long-term interests of our stockholders, strengthens Board and management accountability and improves our standing as a trusted member of the communities we serve.

Our governance structure and processes are guided by key governance documents, including our Corporate Governance Guidelines and committee charters, which govern the operation of the Board and its committees in the execution of their responsibilities. Our Corporate Governance Guidelines are reviewed periodically by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, changing regulatory requirements and issues raised by our stockholders, revised accordingly upon recommendation to and approval by our Board.

Our Corporate Governance Guidelines, committee charters, and other corporate governance information are available on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents.” Any stockholder may also request them in print, without charge, by contacting the Corporate Secretary of Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our directors, officers and associates, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. Our Code of Conduct is posted on our investor website at: www.invh.com under “Corporate Overview”—“Governance Documents.” Our Code of Conduct sets forth our policies and expectations on a number of topics, including, but not limited to, conflicts of interest, compliance with laws, use of our assets, gifts and entertainment, fraud, outside activities, political contributions, bribery, corruption, and business conduct and fair dealing. Our Code of Conduct is a “code of ethics,” as defined by Item 406 of Regulation S-K of the Exchange Act promulgated by the SEC. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K and within the time period required under applicable rules and regulations.

Communications with the Board

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with the Chairperson of the Board, the chairperson of any of the Audit, Compensation and Management Development, or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to Office of the Chief Legal Officer of the Company, at Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Oversight of Risk Management

We face various forms of risk in our business ranging from risks inherent to the single-family rental industry and our business model, such as competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association fees, and insurance costs, poor resident selection and defaults and non-renewals by our residents, among others, to macroeconomic factors beyond our control, including risks related to the potential negative impact of unfavorable global and U.S. economic conditions (including inflation and interest rates), uncertainty in financial markets, geopolitical tensions, natural disasters, climate change, and public health crises. For additional information about the risks to our business and results of operations, see Part I. Item I. “Business—Risk Management” and Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”).

Our Board and management believe that effective risk management involves our entire corporate governance framework. Both our Board and management have key responsibilities in managing risk throughout the Company. Our Board provides overall short, intermediate and long term risk oversight, both directly and through its committees, with management responsible for identifying and assessing the major risks our Company faces and developing the policies and procedures for monitoring and controlling such risks. Our Board is responsible for promoting an appropriate culture of risk management within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile and monitoring how the Company addresses specific risks, such as strategic and competitive risks, financial risks, reputation risks, cybersecurity and technology risks, ESG risks, legal and compliance risks, regulatory risks, and operational risks. The Board is supported in its risk oversight function by its Audit Committee (the committee responsible for overseeing our enterprise risk management

27

The Board of Directors and Certain Governance Matters (continued)

activities), Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Investment and Finance Committee. Each of these committees regularly meets with and reports to the Board. Management is responsible for the day-to-day management of risk, including identification and assessment of material risks, implementation of appropriate risk management strategies, based upon the immediacy of the risk assessed, and integration of risk management into our decision-making process.

Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The appropriate committees meet with management to discuss our risks and exposures. Members of the Audit Committee regularly, but not less frequently than semiannually, meet with members of senior management and other key associates who advise the directors on areas of enterprise risk, our top enterprise risks, and the steps management has taken or will take to mitigate these risks. Our Executive Vice President, Chief Information and Digital Officer provides regular updates to the Board on technology and cybersecurity. Our Executive Vice President, Chief Legal Officer updates the Board regularly on material legal and regulatory matters. Written reports also are provided to, and discussed by, the Board regularly regarding recent business, legal, regulatory, competitive, and other developments impacting the Company. We believe that the systems and processes developed by our experienced executive team, with the strategic counsel and stewardship of our Board, allow us to effectively monitor, manage, and ultimately mitigate enterprise risks.

Risk Management and Sustainability

Our Board, through its Nominating and Corporate Governance Committee, is responsible for oversight of our ESG strategy, initiatives, policies, and risk management, including risks related to environmental issues, climate change-related risks, and social issues.

Consequences of global climate change range from more frequent extreme weather events to extensive governmental policy developments and shifts in consumer preferences, which have the potential individually or collectively to disrupt our business as well as negatively affect our suppliers, contractors, and residents. Sustainability risk areas for our Company include various physical, regulatory, and adaptation/transition risks of climate change and related regulatory policies, investor expectations, and the transition to a lower-carbon economy.

We recognize that climate change could have a significant impact on our portfolio of homes located in a variety of United States markets and that an increase in the number of acute weather events, natural disasters, and other climate-related events could significantly impact our business, operations, and homes. We actively consider physical risks such as the potential for natural disasters such as hurricanes, floods, droughts, and wildfires when assessing our portfolio of homes and our business processes. We take a proactive approach to protect our properties against potential risks related to climate change and business interruptions, and we recognize that we must continue to adapt our policies, objectives, and processes to prepare for such events and improve the resiliency of our physical properties and our business.

Our Board is focused on our long-term business strategy, including fostering sustainability-driven innovations, and incorporates our sustainability risks and opportunities into its overall strategic decision-making. Our executive leadership takes a hands-on role in furthering strategy and in ensuring the Company is accurately following and reporting on ESG activities and outcomes, including in preparation for compliance with laws and regulations relating to climate change. Our in-house ESG professionals and a cross-functional task force of associates, led by our Vice President, ESG, are responsible for the day-to-day measurement and reporting of our ESG strategy and activities. Our in-house ESG professionals and other members of senior management regularly report to the Nominating and Corporate Governance Committee and the Board on our ESG-related risk areas and initiatives to manage and mitigate these risks and to inform and support the Committee in executing its oversight responsibilities for matters relating to sustainability, corporate social responsibilities, and corporate citizenship.

We intend to continue to research, evaluate and utilize new or improved products and business practices consistent with our sustainability commitment. We believe our initiatives in this area can help us better position the Company to comply with evolving regulations directed at addressing climate change and similar environmental concerns and to meet growing resident demand for resource-efficient homes, as further discussed in “Environmental, Social, and Governance” below.

Risk Management and Cybersecurity

Our operations are highly dependent upon information systems that support our business processes. In the ordinary course of our business, we collect and store certain confidential information such as personal information of our residents and associates and information about our business partners, contractors, vendors, and suppliers. Cyber intrusions could seriously compromise our networks and the information stored therein could be accessed, publicly disclosed, misused, lost, or stolen. As such, information technology and data security, particularly cybersecurity, are areas of focus for our Board and the Audit Committee. We employ a multi-layered security model that leverages risk-based controls with a focus on protecting our

28	2024 Proxy Statement

The Board of Directors and Certain Governance Matters (continued)

residents’ and associates’ data. We follow a cloud-first approach to enable efficient scaling, robust business continuity, and access to the latest technology innovations. Our cybersecurity risk management program aims to protect and preserve the confidentiality, integrity, and continued availability of our residents’ and associates’ data and includes controls and procedures for the identification, containment, and remediation of cyber threats.

We have also adopted a robust cybersecurity risk governance model, including the formation of the Cybersecurity Governance Committee, composed of key leaders from stakeholder groups throughout the Company including our Vice President, Chief Information Security Officer, President and Chief Operating Officer, Executive Vice President, Chief Legal Officer, and the head of Internal Audit, along with other senior members of management. We maintain a robust information security training program that includes annual information security training for all associates, as well as additional role-specific information security training.

Our Board of Directors has an advanced understanding of its role and that of management in cyber-risk oversight and is well-positioned to guide management in the development and implementation of an effective cybersecurity risk program. Two members of our Audit Committee hold cybersecurity certifications: Ms. Sears holds a Cyber Risk and Strategy Certification from Diligent Institute; and Ms. Barbe holds a CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors. The Audit Committee is responsible for oversight of major technology and information security risk exposures, including cybersecurity. The Audit Committee receives regular reports from our Executive Vice President, Chief Information and Digital Officer on the state of our Company’s cybersecurity program, including relevant metrics and threat intelligence, as well as reports on internal and external assessments of our cybersecurity program.

We expect that our cybersecurity risk management processes and strategy will continue to evolve as the cybersecurity threat landscape evolves. As a backstop to our strong information security programs, policies, and procedures, we purchase a cybersecurity risk insurance policy that would defray the costs of an information security breach, if we were to experience one. For more information on our cybersecurity program, see Part I. Item 1C. “Cybersecurity” in our 2023 Form 10-K.

29

The Board of Directors and Certain Governance Matters (continued)

The table below shows the Board’s and management’s key responsibilities in managing and overseeing risk throughout the Company.

Risk Oversight Responsibilities

Board

•  Oversees development of business strategy and major resource allocation, and overall oversight of business conduct.

•  Provides overall oversight of the risk management process, exercised through its standing committees.

•  On a semi-annual basis, management reports to the Board on top enterprise risks and the steps management has taken to mitigate these risks.

•  Our Executive Vice President, Chief Information and Digital Officer provides regular updates to the Board on technology and cybersecurity.

•  Our Executive Vice President, Chief Legal Officer updates the Board regularly on material legal and regulatory matters.

•  Management also provides regular reports for Board discussion regarding recent business, legal, regulatory, competitive, and other developments impacting the Company.

À ¿	À ¿	À ¿	À ¿

Audit

Committee

Oversees risks related to our enterprise risk management framework and related to:

•   Financial statements, accounting and financial reporting, and internal controls;

•   Compliance with legal and regulatory requirements and ethics program;

•   Performance of internal audit function and effectiveness of internal controls;

•   Corporate risk profile; and

•   Technology, including information security and cybersecurity.

Compensation and
Management

Development Committee

Oversees risks related to human capital management and compensation, including:

•   Overall compensation policies, practices and philosophy;

•   Incentive and equity- based compensation plans;

•   Regulatory compliance with respect to compensation matters;

•   Executive succession planning and management development; and

•   Workforce diversity, equity, and inclusion.

Nominating and
Corporate Committee

Oversees risks related to our overall corporate governance, including:

•   Board effectiveness / evaluation of the Board;

•   Board and committee composition, skills tenure and diversity;

•   Director independence;

•   Board succession planning;

•   Regulatory compliance and corporate governance initiatives; and

•   ESG strategy, initiatives and policies and ESG-related risks.

Investment and
Finance Committee

Oversees risks related to asset portfolio, potential acquisitions and divestitures and certain financial matters, including:

•   Investment and financing policies and practices;

•   Capital investments, equity and debt transactions, swaps and hedging transactions; and

•   Finance requirements, plans and strategies.

À ¿	À ¿	À ¿	À ¿

Management

•  Identifies and assesses material risks.

•  Develops and implements appropriate risk management strategies.

•  Integrates risk management into our decision-making process.

•  Ensures that information with respect to material risks is transmitted to senior executives and the Board and its committees, as appropriate.

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The Board of Directors and Certain Governance Matters (continued)

Environmental, Social, and Governance

As one of the nation’s premier home leasing and management companies, we have an opportunity to make a profound impact through sustainability initiatives as we seek to embody our values of Unshakeable Integrity, Genuine Care, Continuous Excellence, and Standout Citizenship. Our mission statement “Together with you, we make a house a home” reflects our efforts to create an exceptional leasing experience for our residents, a workplace where our associates can thrive, and ESG practices that contribute to a more inclusive, equitable, and sustainable world.

Integrated Leadership Approach

We are committed to incorporating sustainability efforts into our strategy, processes, and operations. We believe that integrating ESG initiatives into our strategic business objectives is part of our long-term success, and we continue to evolve our corporate strategy to meet sustainability and social responsibility commitments. To ensure consistent attention and focus on ESG matters, we employ an integrated governance approach:

Board of Directors

At Invitation Homes, ESG activities are managed at a functional level across our strategic and operational areas, with executive and Board oversight.

Our Board plays a critical role in understanding how ESG issues affect our business strategy and performance.

À ¿

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for monitoring, reviewing, and providing oversight with respect to our ESG strategy, initiatives, and policies via periodic updates from management regarding our ESG activities and progress.

À ¿

Executive Leadership

Our executive leadership takes a hands-on role in creating strategy and in ensuring the Company is accurately following and reporting on activities and outcomes.

À ¿

ESG Task Force Led by Our Vice President, ESG

Our in-house ESG professionals and a cross-functional task force of associates are responsible for the day-to-day measurement and reporting of our ESG strategy and activities.

The task force consists of associates from these departments:

• Communications & PR • Corporate Strategy • Energy • Finance • Human Resources	• Investor Relations • Legal • Marketing • Operations • Procurement

Recognition of our ESG Practices

We routinely seek out and greatly value feedback, and we hold ourselves accountable. To that end, we participate in the GRESB Real Estate Assessment for a third-party evaluation of our ESG performance, and we are the first United States REIT to link the pricing of a revolving credit facility to our GRESB score.

31

The Board of Directors and Certain Governance Matters (continued)

Environmental Stewardship

We are committed to sustainability and being a good corporate citizen. We focus on environmental sustainability because we recognize that the operation of our assets, the way our associates manage and conduct our business, and the way our residents use their homes can have a meaningful impact on the environment. While each resident is solely responsible for utility expenses related to energy and water usage, we seek to address environmental impacts within our areas of control and encourage our residents to do the same in their homes.

Protecting the environment and limiting the carbon footprint of our homes is critically important to us. Examples of our environmental initiatives include:

•	Providing ENERGY STAR® certified appliances and energy-efficient materials when feasible;

•	Installing low-flow plumbing fixtures;

•	Installing water-saving landscape designs in some of our arid locations;

•	Replacing HVAC units with models that offer greater efficiency, based on governmental standards for equipment efficiencies;

•

Providing an HVAC air filter home delivery program for our residents that helps prolong the life of our HVAC systems, reduce expenses associated with repairs, minimize downtime associated with system failure, reduce our residents’ electricity bills, and provide better air quality in the home as well as for the environment;

•

Equipping our homes with remote, programmable smart home technology to help residents run their heating and cooling more efficiently and to allow us to monitor and control home temperatures when a home is vacant;

•	Reducing drive times and number of trips for our repair technicians by optimizing routes, triaging maintenance issues, and utilizing stocked maintenance vehicles;

•	Eliminating paper use among field technicians by utilizing software to electronically receive and process work orders;

•

Promoting our myFlexibility program that allows associates and their leaders to agree upon and implement flexible work schedules, reducing the number of days per week in the office and, thus, commuting time and energy usage;

•	Investing in the Fifth Wall Climate Technology Fund to support companies creating climate-friendly technologies for real estate; and

•	Running a Green Spaces community initiative that brings residents, associates, and partners together to expand conservation efforts in our markets.

Many of these examples are further emphasized in the following programs and initiatives.

Turns and Maintenance

Renovations offer an opportunity to install energy-efficient lights, fixtures, and appliances in our existing portfolio. As an example, we install a variety of low-flow plumbing fixtures to save on water consumption. We also use durable materials such as granite and quartz countertops and luxury vinyl plank flooring, which may reduce the need for future replacement and repair compared to other materials. The carpet products we use are manufactured using recycled plastic bottles as the primary material, diverting millions of plastic bottles from landfills each year. In addition, our mobile maintenance app allows our residents to make camera-enabled maintenance requests, allowing us to diagnose the problem before we arrive and reduce the number of return trips.

ProCare

ProCare service, our proactive property management service platform, includes several touchpoints (a few of which are described in more detail below) over the term of a resident’s lease designed to enhance their satisfaction with our service model, improve the efficiency of our service and our homes’ systems, and ensure that each resident is properly educated regarding the home and their responsibilities. Our ProCare service helps us identify home performance improvement opportunities that can prevent larger issues from occurring later. Through this program, we proactively engage with each home and each resident multiple times annually, ensuring that we can make any repairs and adjustments needed to maintain the home to our standards.

We perform a comprehensive multi-point inspection of each home so it is in optimal condition for our residents when they move in. When a new resident moves into one of our homes, our associates conduct a resident orientation during which we revisit the terms of the lease, outline what aspects of the home’s upkeep are the resident’s responsibility, walk through all of

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The Board of Directors and Certain Governance Matters (continued)

the home’s major systems in order to familiarize the resident with their safe and proper operation (from how to change the air filters to how to adjust the thermostat for optimal use), and inform the resident that we will be conducting a post move-in maintenance visit. This is an opportunity to show residents how to run their systems as efficiently as possible.

Once our residents are settled in, we conduct a post move-in maintenance visit approximately 45 days after move-in, during which our in-house property maintenance associates will address any non-emergency service needs the resident has noted. We believe this process has a number of benefits. First, by conducting an in-person move-in orientation, we are able to ensure that residents understand their obligations under the terms of their lease, as well as how to safely and properly operate the home’s systems, reducing both the likelihood of misaligned expectations and unnecessary wear and tear on the property. Second, by scheduling a post move-in maintenance visit, we are able to address multiple service requests in a single visit, improving the resident experience by avoiding the inconvenience of multiple service appointments and improving the efficiency and productivity of our in-house property maintenance associates. This also allows us an opportunity to fix any issues before they result in bigger problems. Finally, the post move-in maintenance visit allows us to more quickly identify residents who may not be adhering to the terms of their lease or may be subjecting the home to undue wear and tear and/or damages as a result of their treatment of the property.

We also conduct move-out consultations 15 to 30 days prior to scheduled resident move-outs and any additional pre-move-out consultations required by applicable law. These consultations allow us to notify residents of any repairs they may need to undertake prior to moving out of the property, such as removing scuff marks or landscaping maintenance, in order to avoid forfeiture of part or all of their security deposit. In addition, these visits allow our in-house property maintenance associates to begin preparing a scope of work and budget for the turnover work we undertake between residents to prepare our homes to be re-leased to a new resident.

Regardless of the purpose or timing of the visit, our in-house property maintenance associates are required to conduct a general property condition assessment (“GPCA”) every time they visit one of our homes. The GPCA requires our in-house property maintenance associates to assess and document interior and exterior conditions and whether the resident is adhering to the terms of their lease, as well as any potential safety hazards or potential causes of damage that could result in us incurring significant maintenance costs if left unaddressed. If a deficiency is identified by our in-house property maintenance associates, we endeavor to take prompt action to correct it.

Smart Home Technology

Our smart home technology is a service that helps our residents manage access to their homes and save on their energy bills. With our smart home features, residents can remotely lock and unlock the front door, control the thermostat, and receive notifications about their home – all virtually.

Our smart home features also allow us to control thermostats in vacant homes, so we can maintain the temperature at a more energy-efficient setting and reduce energy consumption in between leases. If a vendor lowers or raises the temperature while working in a vacant home, the thermostat will reset back to the default schedule every hour to maintain optimum energy efficiency. Further, the smart home front door lock allows prospective residents to self-tour available homes at their convenience while eliminating the need for a leasing agent to commute to the home.

Our long-term target is to have all of our homes equipped with smart home functionality. We are installing smart home technology in all newly acquired homes and on all turns of existing homes if the technology is not already in place.

Addressing Climate Change

Consequences of global climate change range from more frequent extreme weather events to extensive governmental policy developments and shifts in consumer preferences, which have the potential individually or collectively to disrupt our business as well as negatively affect our suppliers, contractors, and residents. Experiencing or addressing the various physical, regulatory, and transition risks from climate change may significantly reduce our revenues and profitability or cause us to generate losses.

We recognize that climate change could have a significant impact on our portfolio of homes located in a variety of United States markets and that an increase in the number of acute weather events, natural disasters, and other climate-related events could significantly impact our business, operations, and homes. We actively consider physical risks such as the potential for natural disasters, including hurricanes, floods, droughts, and wildfires when assessing our portfolio of homes and our business processes. Such extreme climate related events are driving changes in market dynamics and stakeholder expectations and could result in disruptions to us, our suppliers, vendors, and residents. We take a proactive approach to protect our properties against potential risks related to climate change and business interruptions, and we recognize that we must continue to adapt our policies, objectives, and processes to prepare for such events and improve the resiliency of our physical properties and our business.

33

The Board of Directors and Certain Governance Matters (continued)

Portfolio resilience efforts are a critical component of our enterprise risk management program, which includes business continuity, crisis response, and risk management. The Audit Committee is responsible for overseeing our enterprise risk management strategy and performance. See “Oversight of Risk Management” above for additional details about our risk management practices. Our ESG Task Force, led by our dedicated Vice President, ESG, also helps coordinate climate-related portfolio resilience efforts.

Our risk management team, in collaboration with other departments throughout the organization, is responsible for disaster preparedness and related business continuity planning and provides updates to our executive team on this matter on a regular basis. We appoint top executives as sponsors to promote the development and implementation of our business continuity plans. Our internal teams are responsible for executing disaster preparedness and response processes and procedures with respect to extreme weather events, public health crises, and security threats. Our processes and procedures for such events are reviewed on a regular basis with teams in each of our markets and corporate headquarters.

In the event of losses related to acute weather events, we maintain insurance policies for all of our properties against natural hazards such as flood, wind, fire, earthquake, and other catastrophic weather events subject to deductibles and co-insurance. Furthermore, our internal risk management team works with multiple third party vendors to enhance our ability to respond quickly and efficiently to various natural disasters and other weather events. These collaborative partnerships allow us to optimize how we respond to resident issues and result in quicker repairs so our residents may continue to safely inhabit their home after a disaster.

In addition, we are an investor in Fifth Wall’s Climate Technology Fund. The Climate Technology Fund invests in technologies that address decarbonization across all stages of and asset classes within the global real estate ecosystem, including materials, construction, operations, and revitalization.

We also agree with the recommendations of the external Task Force for Climate-related Financial Disclosures (“TCFD”), and plan to incorporate TCFD recommendations into our reporting in the future.

Social Responsibility

We strive to provide a work environment that attracts, develops, and retains top talent by creating an engaging work experience with opportunities for development. Further, our engagement with residents, community members, vendors, and others helps build strong connections that benefit our communities.

Residents

By offering quality homes in attractive neighborhoods, we believe we give residents the choice to lease a home in a community that may not have otherwise been attainable. We strive to provide our residents with a worry-free leasing lifestyle through service that includes welcoming them with an in-person home orientation at move-in, making their lives easier with our smart home technology and other value-add service offerings, providing 24/7 maintenance combined with our ProCare property management platform, and surveying residents to ask for feedback that can help us make their experience even better. We have successfully driven consistently high resident satisfaction by promoting a culture of Genuine Care, including through a formal recognition program and by linking a portion of all operational associates’ compensation to resident satisfaction.

Maintaining consistent and transparent communication with our residents is a priority. In the last few years, we have updated resources on our Company website to promote transparency, including:

•	A step-by-step guide to our application process, including detailed qualification requirements, for potential residents;

•	A detailed move-out guide to inform residents of the steps to take when moving out of one of our homes, as well as tips on how to receive their full security deposit back; and

•

A detailed list of lease components such as rent, utility reimbursements, value-add services, and related fees to build awareness of the residents’ service selections and the charges they are responsible for when they lease a home.

We also believe it is important to listen to our residents, and we take their feedback to heart in our quest to continuously enhance the Genuine Care we provide. We survey residents at each key step in their journey with Invitation Homes, such as at move-in and move-out, and after every maintenance interaction they have with an Invitation Homes associate or vendor. We use this feedback and other information to hold ourselves accountable, with 100% of our operational associates having a portion of their compensation tied directly to resident satisfaction survey scores. We also use feedback from surveys and

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The Board of Directors and Certain Governance Matters (continued)

focus groups to help inform new service offerings and enhancements we make to the resident experience. In addition to our website and resident surveys, we engage with our residents through monthly resident newsletters, blog posts, and social media campaigns and contests.

Our all-time company rating of 4.2 on Google and Yelp combined, our A+ rating with the Better Business Bureau (“BBB”), and our BBB accreditation evidence our commitment to resident satisfaction.

In late 2023, we entered into a partnership with Esusu, a financial technology platform designed to facilitate the reporting of positive rent payment behavior to all three credit reporting agencies. We believe our residents should receive credit for timely rent payments. At no cost to them, we have successfully enrolled 180,000 residents in the positive rent reporting program. Credit scores for a majority of our residents have improved on average by over 30 points since enrollment. Additionally, our residents benefit from convenient access to Esusu’s online portal where they can view their credit scores and trended score data, gaining valuable insights to enhance their financial awareness.

Communities

We value being part of the communities where we do business, and we recognize that the vitality of our business is directly linked to the vitality of the communities in which we operate. We also believe our business has a positive economic impact on the communities in which we operate, through improved neighborhoods that benefit from our home renovations, the value of our local teams living in and contributing to the local economy, and the payment of real estate taxes and purchase of local goods and services.

We encourage our associates to be good neighbors in their respective communities by partnering with local organizations to provide support to those in need. We are actively engaged in a broad range of community and philanthropic activities in our markets, contributing funds nationwide and encouraging our associates to be active in their communities by providing each of them 20 hours of paid volunteer time each year. In 2023, associates volunteered 19,733 hours in their local communities.

We support our communities in the following ways.

Being a Good Neighbor

We are a long-term investor in each of the markets where we operate. We hire locally, employing 1,555 dedicated full-time associates, as of December 31, 2023, and contracting with thousands of professional service vendors nationwide. We also take good care of our homes. In 2023, we spent approximately $411 million upgrading, improving, and maintaining our homes, which we believe increases the value of surrounding houses and neighborhoods. In 2023, we paid approximately $387 million in state and local taxes; money that was invested back into local programs and services, schools, and more.

Community Engagement

We believe our values of Genuine Care and Standout Citizenship should extend beyond the walls of our offices and drive our desire to be a good neighbor in each of our communities. While we serve under a company-wide mantra of “go do good,” much of our community engagement is locally driven. As such, we empower our associates to make an impact in the communities where they live and work through volunteerism and through recommendations for contributions to local charitable organizations.

Skilled Trades Initiative

Our Invitation to SkillUp program encourages students to pursue high-demand and well-paid jobs in the skilled trades and provides job-readiness training to help close the skills gap and broaden access to career opportunities in fields that directly impact our business. We have partnered with seven schools across our core markets, with plans to expand to 16 schools over the next several years. By providing funding to trade schools across our network, we can directly help people learn trade skills. At the same time, we seek to educate business partners and the general public about the skills gap and to shift perceptions about trade careers.

Green Spaces

Our Green Spaces community initiative is dedicated to the development and improvement of outdoor community spaces in our markets. In 2023, we completed our three-year partnership with the Hawes Trail system in Arizona and launched an internal grant-making competition for our associates to recommend our next Green Spaces partnership. We plan to announce that grant in the second quarter of 2024, and we will continue to pursue more partnerships that enhance outdoor community spaces and conservation efforts in the communities where we operate.

35

The Board of Directors and Certain Governance Matters (continued)

Centers for Leadership Excellence

Invitation Homes supports the Centers for Leadership Excellence, an effort designed to increase diversity across the real estate industry. The goal of the program is to connect students, universities and hiring companies in order to create a replicable, scalable model that will encourage diverse students to seek education and a career in real estate.

Talent and Human Capital Management

Our associates are the backbone of our company, and we understand that nothing is accomplished without the day-to-day dedication of our invaluable teams. Whether they are a front-line market associate who represents us each and every day with our residents or centralized team members who support the front line and strive to ensure the quality and consistency of our work, our associates are our greatest asset. From our focus on associates’ well-being, health, and safety to our support of a diversity, equity, and inclusion (“DE&I”) culture, we treat each other fairly and act with honesty, integrity, and respect.

Diversity, Equity, and Inclusion

We believe that diverse, equitable, and inclusive companies make for more innovative, engaged, and happy teams. Our organization celebrates diversity and cultivates a culture of equity and inclusion. As of December 31, 2023, women comprise 44% of all associates and 43% of our manager and above population, and people of color comprise 44% of all associates and 30% of our manager and above population. During the year ended December 31, 2023, 43% of our new hires were women and 45% were people of color. We currently have six active Employee Resource Groups (“ERGs”): Together With Women; The Black Collective; Juntos; GenNEXT; Open Invitation; and Asian Alliance. As of December 31, 2023, 460 associates were members of at least one ERG. In 2023, in response to stockholder feedback, we adopted a policy to disclose Equal Employment Opportunity (EEO–1) reports on our website to increase transparency on gender, race, and ethnicity workforce representation throughout our Company.

Our CEO is a signatory of the CEO Action for Diversity & Inclusion initiative and personally pledged to continue to advance DE&I within our workplace. The scope of this pledge supports equity for all, including ethnically or racially diverse persons, the LGBTQIA community, people with different abilities, veterans, and women.

Our DE&I philosophy contributes to our overall business strategy and serves as a catalyst for retaining our associates, recruiting diverse talent, and building beneficial business relationships with key stakeholders. This business approach is expected to help increase our workforce diversity, retain and upskill our talent, and enhance our Company’s culture. We expect this to position us as an employer of choice and one of the nation’s leading home leasing companies. In 2023, we were recognized for our commitment to diversity, equity, and inclusion through several external awards: Best Company for Diversity, Best Company for Women, Best CEO for Women and Best CEO for Diversity by Comparably; and Best Company by Fairygodboss.

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The Board of Directors and Certain Governance Matters (continued)

Associate Development and Engagement

We value feedback from our associates, and we maintain a continuous listening associate survey tool, Our Family. Your Voice. We continue to achieve high participation by our associates, with 86% of our associates sharing feedback at least once in 2023. This tool provides managers with actionable feedback on several key engagement dimensions. We believe meaningful actions based on associate feedback provided by the surveys have resulted, and will continue to result, in ongoing high engagement with our associates as evidenced by our strong associate Net Promoter Score of 65 at the end of 2023, compared to a benchmark of 32. In 2023, our focus on engagement led to recognition by Comparably for Best Company Culture, Best Company for Work-Life Balance, and Best Company for Outlook and by U.S. News and World Report as one of the Best Companies to Work for in Real Estate.

We recognize the value of providing regular development opportunities for our associates that improve their capability to succeed in their current roles and achieve career growth to meet their aspirations. Growing People for Success is our fully integrated talent cycle that incorporates our performance and feedback process, career growth and development, and leadership behaviors model. We also conduct an annual mandatory compliance training campaign and offer a robust catalog of online learning and development videos designed to help associates build their skills. We were recognized by Comparably in 2023 for Best Company for Career Growth.

We are committed to accelerating the development of our leaders through various programs such as “Leadership Essentials,” a program designed to build capable and confident leaders that can lead and inspire a diverse workforce in an ever-changing environment. In 2023, we launched the second cohort of “Peak,” an immersive six-month leadership development program for 25 emerging leaders. We also expanded “LeAP,” our leadership assessment program, aimed at creating a science-based approach to identifying, growing, and retaining our top talent. This commitment to leadership development resulted in Invitation Homes being recognized by Comparably in 2023 as having Best Company Leadership.

Associate Compensation and Benefits; Workplace Safety

We believe that competitive compensation and benefits are key drivers of associate attraction, retention, motivation, and engagement. Our compensation and benefits programs for full-time associates include the following:

WELL-BEING	FINANCIAL	LIFE
• Health, vision, and dental insurance • HSA and FSA offerings • Online well-being resources • Immunizations • Employee Assistance Program • Weight loss program • Smoking cessation program

•  Competitive compensation

•  Short-term incentive plan (annual bonus)

•  Pre-tax contributions to eligible savings accounts

•  401(k) match up to 4% of base pay, and immediate vesting

•  Paid short-term and long-term disability and life insurance

•  Paid bonding leave

•  Maternity and fertility benefits

•  Surrogacy and adoption benefits

•  Discounts program

•  Generous paid time off and holidays

•  Paid volunteer time

•  Flexible work program (for office-based associates)

Compensation is one component of our Total Value offering for Invitation Homes associates, and we strive to compensate associates fairly and consistently based on market rates for their roles, experience, and how they perform. We monitor our pay equity practices on an ongoing basis and consider pay equity dynamics when promoting internally and hiring externally. Sustaining pay equity is a key focus for us now and in the future.

Another component of our Total Value offering for associates is our holistic wellness program, which is designed to enhance mental, physical, and financial wellbeing. We also offer a myFlexibility program under which many of our office-based associates work hybrid schedules. Health and safety programs and processes are also vitally important to the wellbeing of our associates, and we conduct monthly safety training for our maintenance associates and a regular driving safety training for our fleet drivers. We strive to drive continuous improvement in our health and safety performance by maintaining high standards for our health and safety compliance programs and reinforcing expectations with respect to safe behaviors and safety rules. We endeavor to ensure that our associates are well-informed about health and safety measures and are provided with the appropriate equipment and tools to protect themselves and those around them. We review and monitor our performance monthly to reduce on-the-job injuries. Our goal is to reduce Occupational Safety and Health Administration recordable incidents each year.

37

The Board of Directors and Certain Governance Matters (continued)

Governance and Ethical Business Practices

We strive every day to ensure that our actions result in value for the individuals and organizations that have chosen to invest in our Company, and we take that responsibility very seriously. We believe that ethical business practices and good governance promote the long-term interests of our stockholders, strengthen Board of Directors and management accountability, and improve our standing as a trusted member of the communities we serve.

Culture of Integrity and Ethical Values

We believe it is critically important to maintain a corporate culture that demands integrity and reflects ethical values. Everyone who works at or with Invitation Homes should feel confident about our high ethical standards, our honesty, and our integrity. Our Code of Conduct is applicable to all of our directors, officers, and associates, and helps guide us as we collaborate to accomplish our goals together, while holding ourselves individually responsible for our work and accountable for our actions.

Guiding Policies

We have adopted business and workplace policies that apply to our directors, officers, associates, and vendors, aimed at creating a culture that aligns with our core values and high ethical standards and complies with applicable laws, rules, and regulations. Among other things, these policies encompass areas of community and associate engagement, DE&I, human rights, corporate governance and ethics, and environmental initiatives. These policies are posted on our website at www.invitationhomes.com under “About”—”Sustainability”—”Policies.”

Our Code of Conduct is supported by associate conduct policies and programs and reinforced through regular associate training. Honesty and integrity are essential in our daily interactions with residents, fellow associates, vendors, suppliers, and other stakeholders. Our Code of Conduct articulates these tenets, including policies on conflicts of interest, gifts and entertainment, fraud, sanctions, outside activities, political contributions, and bribery and corruption. Any associate who violates the requirements of the Code of Conduct, or any of our other policies, is subject to disciplinary action up to and including termination. See “The Board of Directors and Certain Governance Matters—Code of Business Conduct and Ethics” for more information about our Code of Conduct.

Disclosure Committee

We have a Disclosure Committee to assist in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing our current and periodic filings with the SEC. This Committee is composed of members of senior management and is co-chaired by our Executive Vice President, Chief Financial Officer and Treasurer, and Senior Vice President, Associate General Counsel.

Reporting Violations and Whistleblower Protection

Our confidential compliance hotline is a critical part of our ethics and compliance program. The hotline is available 24 hours a day, 365 days a year and is operated by a third party compliance management provider, enabling automated and anonymous reporting. We have implemented a “whistleblower” policy that allows our associates to file reports regarding any impropriety on a confidential and anonymous basis and establishes comprehensive procedures for the receipt, retention, investigation, and treatment of reports. The reports are reviewed with our Audit Committee at meetings throughout the year. Our Code of Conduct provides that “neither our company, nor any director, officer, employee, contractor, subcontractor, or agent of the company will, directly or indirectly, discharge, demote, suspend, threaten, harass, or in any manner discriminate or retaliate against any person who, in good faith, makes a report or assists in investigating a report.”

Vendor Practices

We expect the same high standards of those who work with us and represent us, and our Vendor Code of Conduct is an extension of our values to our vendors and serves to highlight our commitment to ethical business practices, safe labor conditions, respect for human rights, environmental stewardship, and regulatory compliance. Vendors of Invitation Homes and their representatives are expected to conduct their business interactions and activities with integrity and in accordance with their obligations under their agreements with us and to adhere to the business practices set forth in the Vendor Code of Conduct.

38	2024 Proxy Statement

COMPENSATION OF DIRECTORS

Our non-employee directors are entitled to receive cash compensation, as well as equity compensation in the form of restricted stock units (“RSUs”), for their Board service. Mr. Tanner, our CEO, receives no compensation for serving on our Board.

Highlights of Our Non-Employee Director Compensation Program

No Fees for Board or Committee Meeting Attendance: Meeting attendance is an expected part of Board service.	✓

Emphasis on Equity: There is an emphasis on equity in the overall compensation mix to further align interests with stakeholders.	✓

Recognition of Special Roles: Special roles, such as Committee chairpersons, are recognized for their additional time commitments.	✓

Annual Equity Grants: Equity awards are granted annually with a fixed value and one-year vesting schedule, providing alignment with stockholders’ interests.	✓

Robust Stock Ownership Guidelines: A guideline of five times the annual Board membership cash retainer supports alignment with stakeholders’ interests and mitigates potential compensation-related risk.

✓

No Perquisites and No Related Tax Gross-Ups.	✓

2023 Annual Director Compensation Program

Our Compensation and Management Development Committee is responsible for reviewing and advising on the compensation of our non-employee directors. To assist with this duty, they have engaged an independent compensation consultant, Ferguson Partners Consulting (“FPC”), to perform periodic reviews of our non-employee director compensation program, which includes an analysis of market trends and best practices and a comparison versus our peer group companies. Pursuant to our periodic director compensation review process, in May 2023, upon the recommendation of the Compensation and Management Development Committee, the Board approved an increase in the value of the annual equity award for non-employee directors from $170,000 to $190,000. This increase to the equity award value improved the overall positioning within the peer group and maintained the mix between cash and equity in the director compensation program. The Compensation and Management Development Committee also recommended, and the Board approved, an increase in the annual cash retainer for non-employee directors from $80,000 to $85,000, an increase in the annual cash retainer for the Chairpersons of the Board committees from $20,000 to $25,000, and an additional annual cash retainer of $12,500 for service on the Board committees, each effective May 17, 2023. The increase in the annual cash retainers and the value of the annual non-employee director equity awards was based on peer group data and determined in consultation with FPC to reflect the time commitment and contributions expected of the directors.

Our current annual non-employee director compensation program includes the following:

•	an annual cash retainer of $85,000, and $235,000 in the case of the Board Chairperson;

•	an annual cash retainer of $12,500 for service on each of the Board committees;

•

an additional annual cash retainer of $25,000 for those serving as Chairpersons of the Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee, and Investment and Finance Committee; and

39

Compensation of Directors (continued)

•

an equity award of $190,000, in the form of time vesting RSUs, granted on the date of the annual stockholders meeting, which will vest in full on the date of our next annual meeting of stockholders following the grant date, subject to the director’s continued service on such vesting date, and will be in respect of a number of shares equal to the award amount divided by the closing price of our common stock on the NYSE on the grant date.

(1)	Excludes $12,500 annual cash retainers for committee service and $25,000 additional annual cash retainers for committee Chairpersons.

All RSUs granted to directors entitle the director to dividend equivalent payments in respect of the director’s RSUs, whether his or her RSUs are unvested or vested and not yet settled. The dividend equivalents are deliverable to the director on the regular payment date that such dividends are made to the Company’s stockholders and in the same form as delivered to such stockholders whether in cash or common stock. To date, all dividends declared on the Company’s common stock were paid in cash. In addition, while our directors are not paid any fees for attending meetings, each director is reimbursed for reasonable travel and related expenses associated with his or her attendance at Board or committee meetings.

Our non-employee directors who receive compensation for their service on the Board are also subject to a stock ownership policy, as described below under “Executive Compensation—Compensation Discussion and Analysis.”

Director Compensation Table for Fiscal 2023

The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)

Michael D. Fascitelli	$233,118	$190,008	$423,126

Jana Cohen Barbe	$ 98,709	$190,008	$288,717

Richard D. Bronson	$114,032	$190,008	$304,040

Jeffrey E. Kelter	$114,032	$190,008	$304,040

Joseph D. Margolis	$ 98,709	$190,008	$288,717

John B. Rhea	$106,236	$190,008	$296,244

Keith D. Taylor	$ 76,394	$190,008	$266,402

Janice L. Sears	$106,236	$190,008	$296,244

Frances Aldrich Sevilla-Sacasa	$ 76,394	$190,008	$266,402

(1)

Fees have been pro-rated to reflect adjustments made to our annual non-employee director compensation program in May 2023, described above. Certain directors rotated committee assignments after the date of the 2023 annual meeting of stockholders. Fees have been pro-rated to reflect the portion of the fiscal year that the directors served on each committee or as a Chairperson of a committee, as applicable.

(2)

Amount represents the aggregate grant date fair value of the directors’ annual RSU awards granted in 2023 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions discussed in Note 10 to the consolidated financial statements included in our 2023 Form 10-K. In accordance with the SEC’s rules, dividend equivalents that accrued on equity awards in 2023 are not reported above, because dividends were factored into the grant date fair value of these awards.

(3)	As of December 31, 2023, each non-employee director held 5,655 unvested RSUs, representing each director’s 2023 annual RSU award.

40	2024 Proxy Statement

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for 2024. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will also have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

In connection with the audit of our 2023 consolidated financial statements, we entered into an agreement with Deloitte, which sets forth the terms by which Deloitte performed audit services for the Company. The following table presents fees for professional services rendered by Deloitte for the audit of our financial statements for 2023 and 2022, and for fees billed for other services rendered by Deloitte during those periods.

($ in thousands)	2023	2022

Audit fees(1)	$1,819	$1,719

Audit-related fees(2)	466	301

Tax fees(3)	175	186

Total	$2,460	$2,206

(1)

Includes the aggregate audit fees recognized in each of the last two fiscal years for professional services rendered for the audits of the Company’s annual consolidated financial statements and the reviews of quarterly condensed consolidated financial statements.

(2)

Includes audit-related fees recognized in each of the last two fiscal years for professional services rendered in connection with (1) the audits of joint ventures for which we are the managing member and (2) review of prospectus information filed with the SEC related to our debt offerings and ongoing maintenance of our at-the-market equity offering program.

(3)	Includes the aggregate tax fees recognized in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning.

All of the services covered under the captions “Audit fees,” “Audit-related fees,” and “Tax fees” were pre-approved by the Audit Committee. We paid no fees to Deloitte in 2023 or 2022 other than the Audit fees, Audit-related fees, and Tax fees set forth in the table above. The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte’s independence and concluded that it was.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to its approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and, except where services may be pre-approved under authority delegated by the Audit Committee, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The Audit Committee has delegated to its Chairperson the authority to review and pre-approve any such services between the Audit Committee’s regular meetings, and any such pre-approval will be subsequently considered and ratified by the Audit Committee at its next regularly scheduled meeting.

41

Board Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information regarding each of our current executive officers.

 DALLAS B. TANNER

Title: Chief Executive Officer

Age: 43

Mr. Tanner has served as our CEO and a Board member since January 2019. As a founding member of our Company’s business, Mr. Tanner was at the forefront of creating the single-family rental industry. He initially served as Executive Vice President and Chief Investment Officer from the Company’s founding in April 2012 until January 2019, as well as Interim President from August 2018 to January 2019, and as President and CEO from January 2019 to February 2023. Prior to the initial public offering of the Company in February 2017, he served on the boards of the Company’s predecessor entities. Mr. Tanner has 20 years of real estate experience through the establishment of numerous real estate platforms. In 2005, he founded Treehouse Group, for which he privately sourced funds for platform investments, including single-family homes, multifamily properties, manufactured housing, residential land, bridge financing and property management. In addition, he was a partner in a successful acquisition of First Scottsdale Bank of Arizona. Mr. Tanner currently serves as a board member of Roots Management, a manufactured housing platform with 40,000+ homes that operates in 22 states. He also is a member of the HOPE Global Board of Advisors, the Policy Advisory Board of the Harvard Joint Center for Housing Studies, Arizona State University Real Estate Advisory Board, and the Real Estate Roundtable. He is actively involved in American Indian Services and served as a missionary in the Netherlands and Belgium.

 CHARLES D. YOUNG

Title: President and Chief Operating Officer

Age: 55

Mr. Young has served as our President and Chief Operating Officer since March 2023. Previously, Mr. Young served as our Executive Vice President and Chief Operating Officer since November 2017. From March 2015 until we completed the merger with SWH, Mr. Young served as the Chief Operating Officer of SWH and, from June 2013 to March 2015 was Senior Vice President—West Division of SWAY Management LLC, SWH’s previous external manager. Mr. Young was previously the Regional Vice President, Eastern Region of Waypoint Real Estate Group HoldCo, LLC (the “Waypoint Manager”), a company he joined in 2012. Prior to joining the Waypoint Manager, Mr. Young was Executive Vice President at Mesa Development from 2003 to 2012, a national real estate developer, investor and service provider with a focus on complex mixed-use residential opportunities. Before Mesa, Mr. Young worked for Goldman, Sachs & Co. in their Real Estate Principal Investment Area (Whitehall) and Development Investment Banking Division, focusing on mergers and acquisitions. Mr. Young also created and managed two entrepreneurial ventures. He co-founded and was a managing director of The Kaleidoscope Group, L.L.C., a strategic diversity and management consulting firm, and he managed K.G. Holdings, LLC, a real estate holding and management firm. Before starting his career in real estate and investment banking, Mr. Young spent several years as a professional football player in the National Football League and the World Football league. He is a member of the Floor and Décor Board of Directors, where he serves on the nominating and corporate governance committee, and a member of the Stanford Board of Trustees, where he serves on the committee on trusteeship, the committee on land and buildings and the committee on athletics.

 JONATHAN S. OLSEN

Title: Executive Vice President, Chief Financial Officer and Treasurer

Age: 50

Mr. Olsen has served as our Executive Vice President, Chief Financial Officer and Treasurer since June 2023. Mr. Olsen joined Invitation Homes in 2012 and previously served as Executive Vice President, Corporate Strategy and Finance, from February 2020 to May 2023; as Senior Vice President, Finance, and Head of Capital Markets from June 2016 to February 2020; as Managing Director and Head of Capital Markets from April 2013 to June 2016; and as Managing Director and Co-Head of Asset Management from June 2012 to April 2013. From 2003 to 2012, Mr. Olsen worked in the real estate investment banking groups at Banc of America Securities, Goldman Sachs, and Jefferies & Company, and from 1996 to 2001 he worked in the mergers and acquisitions groups at UBS Securities, SG Cowen Securities, and PepsiCo, Inc.

43

Executive Officers of the Company (continued)

 SCOTT G. EISEN

Title: Executive Vice President and Chief Investment Officer

Age: 54

Mr. Eisen has served as our Executive Vice President and Chief Investment Officer since August 2023. Mr. Eisen has more than 26 years of experience in real estate investment banking, mergers and acquisitions, corporate finance, and business development. Prior to joining Invitation Homes, he was Head of North American Real Estate Investment Banking for Citigroup from 2016, responsible for business planning, client interaction, and transaction execution for multiple real estate sectors. Previously, Mr. Eisen was Director of Real Estate Banking at Merrill Lynch & Co. and Confidential Assistant to the Secretary of Commerce at the U.S. Department of Commerce. Mr. Eisen is a member of the ICSC Board of Trustees and the Urban Land Institute and a former member of the Nareit Board of Governors.

 MARK A. SOLLS

Title: Executive Vice President, Chief Legal Officer and Secretary

Age: 67

Mr. Solls has served as our Executive Vice President, Chief Legal Officer and Secretary since August 2015. Mr. Solls previously served as Senior Vice President and General Counsel of DentalOne Partners, Inc., a dental service management organization, from August 2012 to July 2015. From April 2011 to July 2012, Mr. Solls served as a Legal Consultant to Susan G. Komen for the Cure Breast Cancer Foundation. Mr. Solls served as Executive Vice President and General Counsel of Concentra Inc., a healthcare management company, from August 2006 to January 2011. From September 2002 to May 2006, Mr. Solls served as Executive Vice President and General Counsel for Wyndham International, Inc., a leading hotel company. From 1998 to 2002, Mr. Solls served as Vice President and General Counsel of DalTile International Inc., a leading manufacturer and distributor of ceramic tile.

44	2024 Proxy Statement

EXECUTIVE COMPENSATION—

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section provides an overview of compensation and discusses compensation policies and programs for the following executive officers of the Company (our named executive officers, each an “NEO” and, collectively, the “NEOs”):

•	Dallas B. Tanner, our CEO;

•	Jonathan S. Olsen, our Executive Vice President, Chief Financial Officer and Treasurer;

•	Ernest M. Freedman, our former Executive Vice President, Chief Financial Officer and Treasurer;

•	Charles D. Young, our President and Chief Operating Officer;

•	Scott G. Eisen, our Executive Vice President and Chief Investment Officer; and

•	Mark A. Solls, our Executive Vice President, Chief Legal Officer and Secretary.

Mr. Freedman stepped down as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective as of June 1, 2023. The compensation information described below reflects what he earned or was eligible to earn for his services as the Company’s Executive Vice President, Chief Financial Officer and Treasurer in 2023. Effective June 1, 2023, the Board appointed Mr. Olsen, then the Company’s Executive Vice President, Corporate Strategy and Finance, to serve as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Eisen joined the Company on August 1, 2023, as our Executive Vice President and Chief Investment Officer.

Executive Summary

Our vision is to be the premier choice in home leasing by continuously enhancing our residents’ living experience, and continuing to make significant contributions to economic growth, job creation, and the vitality of the local communities we serve. In 2023, we continued to build our portfolio to meet the growing demand for single-family rental homes. Alongside the positive impact we made with residents and communities, we delivered strong financial results for our stockholders. In successfully executing our business strategy and increasing dividends over time, we continue to achieve strong total shareholder returns (“TSR”).

45

Executive Compensation—Compensation Discussion and Analysis (continued)

(1)

TSR represents growth in the value of an investment in the Company’s shares of common stock due to share price appreciation or depreciation and dividends paid, assuming the contemporaneous reinvestment of dividends on their ex-dividend dates. Data is for the period from January 1, 2019 through December 31, 2023.

The overarching goal of our executive compensation program is to motivate our leaders to achieve our key strategic priorities and focus on long-term value creation for our stockholders. Our executive compensation program is designed to reward for financial performance and specific business results, mitigate material risks and align with stockholder interests by having a significant portion composed of long-term equity-based awards. We set pay levels commensurate with performance and the need to attract and retain high quality talent, and we consider many factors in setting executive compensation, including the advice of FPC, level of pay relative to the Company’s other executives, competitive market data and both Company and individual performance and results.

As part of determining executive compensation, the Compensation and Management Development Committee reviews our goal-setting processes to ensure targets are rigorous, yet attainable, thereby incentivizing performance. In determining 2023 executive compensation, the Committee considered a balanced mix of metrics for our annual and long-term incentive plans to measure the Company’s performance, our progress against strategic priorities, as well as individual executive performance.

2023 Performance Highlights

$0.85 On a Generally Accepted Accounting Principles (“GAAP”) basis, net income per diluted common share. $1.50(1) Adjusted Funds from Operation (“AFFO”) per share, up 6.3% year-over-year.	35.6% On a GAAP basis, net income available to common stockholders growth year-over-year. 4.8%(2)(3) Same Store NOI Growth year-over-year.

5.4x Average income to rent ratio for new residents over the trailing 12 months as of December 31, 2023.	6.3% Same Store blended rental rate growth for the year ended December 31, 2023.

$1.2 Billion Total wholly owned and joint venture acquisitions during the year ended December 31, 2023.	1,789 Homes As of December 31, 2023, the number of new homes we have under contract and expect to purchase from our homebuilder partners over the next several years.

$800 Million of unsecured debt issued primarily to refinance secured debt, reducing secured debt / gross tangible assets from 9.4% as of December 31, 2022 to 8.8% as of December 31, 2023(4).	18.2% Increase in our quarterly cash dividend, from $0.22 per common share per quarter in 2022 to $0.26 per common share per quarter in 2023.

97.4% Same Store average occupancy for the year ended December 31, 2023.	Investment-Grade Rated Received outlook or ratings upgrades from all three of our corporate credit rating agencies.

46	2024 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

(1)

See Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” in our 2023 Form 10-K for the reconciliation of AFFO to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure.

(2)

Same Store NOI Growth is defined as the percentage year-over-year change in Net Operating Income (“NOI”) from our Same Store portfolio where NOI is calculated as described in our 2023 Form 10-K under Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures.” See Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” in our 2023 Form 10-K for the reconciliation of Same Store NOI to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure.

(3)	“Same Store” is defined in our 2023 Form 10-K under “Defined Terms.”

(4)

Secured debt / gross tangible assets represents (i) the gross balance of secured debt, divided by (ii) total assets, less goodwill, gross of accumulated depreciation of investments in single-family rental properties.

Strong Compensation Governance

We maintain strong governance standards in the oversight of our executive compensation programs. The Compensation and Management Development Committee oversees the executive compensation program and evaluates the program against competitive practices, legal and regulatory developments and corporate governance trends. The Committee has incorporated the following market-leading governance features into our program.

What We Do

Pay-for-Performance: The majority of our executive compensation is performance-based and at-risk, tied to rigorous absolute and relative performance goals.	✔

Alignment with Stakeholder Interests: We reward performance that meets or exceeds goals that the Compensation and Management Development Committee establishes with the objective of increasing stockholder value over time, aligning with other stakeholders’ interests and driving long-term strategic outcomes.

✔

Annual Say-on-Pay Vote: We conduct a stockholder advisory vote on executive compensation annually.	✔

Recoupment Policies: We have a clawback policy requiring mandatory recovery of certain incentive compensation paid to executive officers in the event of a material financial restatement.	✔

Short-Term and Long-Term Incentives: Our annual and long-term incentive plans provide a balance of incentives and include complementary metrics to measure the Company’s performance and align with ESG metrics.

✔

Capped Incentive Awards: Payouts under our annual and long-term incentive plans are capped at 200% of target.	✔

Independent Compensation Consultant: Our Compensation and Management Development Committee engages an independent compensation consultant that does not provide any other consulting or other services to the Company.

✔

Robust Stock Ownership Guidelines: To further align the interests of management with our stakeholders, we have stock ownership guidelines that require our executive officers to hold a significant multiple of their annual base salary in equity.

✔

What We Don’t Do

Employment Agreements: We do not enter into individual employment agreements or individual change in control agreements with our executive officers.	✘

Compensation Risks: We do not encourage excessive risk taking (we conduct annual formal enterprise risk assessments).	✘

Hedging and Pledging: We prohibit hedging and restrict pledging or borrowing against Company stock.	✘

Excise Tax Gross-Ups. We do not authorize excise tax gross-ups.	✘

47

Executive Compensation—Compensation Discussion and Analysis (continued)

2023 Advisory Vote on Executive Compensation and Stockholder Outreach

We maintain an open line of communication with our stockholders on our compensation philosophy and practices and have consistently received say-on-pay support from our stockholders. At our 2023 annual meeting, 67.56% of stockholders voted in favor of our 2023 executive compensation. While the vote total still far surpassed a majority level of support, it reflected a decrease compared to prior years’ advisory votes. In each year following our initial public offering, we have consistently achieved at least 90% stockholder support for our executive compensation program. Advisory votes “For” executive compensation stood at approximately 91% in both 2022 and 2021, 90% in 2020, and 94% in 2019.

We take the results of the stockholder vote on our executive compensation program very seriously. As a direct response to the 2023 vote, and to gain deeper insights into any stockholders’ apprehensions regarding our executive compensation program, we amplified our historically proactive stockholder outreach efforts.

Following our 2023 annual meeting, we proactively contacted our top 20 investors (who in aggregate hold approximately 80% of our outstanding common stock), and held discussions with 12 investors, representing approximately 50% of our outstanding common stock. Members of our Compensation and Management Development Committee and other independent directors participated directly in our meetings with stockholders.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Stockholder Engagement Process

In our 2023 meetings with investors, we discussed our executive compensation and its alignment with performance and requested feedback on our executive compensation practices. Investors provided positive and constructive feedback which centered on the overall compensation program design, the significant alignment of pay and performance across our short-term and long-term investment programs, and the percentage split between time-vesting and performance-vesting long-term equity awards, including the utilization of certain best practices such as targeting above median performance and inclusion of an absolute TSR modifier. We also received feedback from investors on other topics, including corporate governance, human capital management, and sustainability practices.

The feedback on our executive compensation practices focused on our outperformance program, approved by the Compensation and Management Development Committee in March 2022 (the “2022 Outperformance Program”), and a desire for additional disclosure clarifying that, similar to our outperformance program adopted in 2019, the 2022 Outperformance Program is an essential component of our executive compensation program, supporting a rigorous performance-oriented compensation framework. We discussed that the 2022 Outperformance Program is entirely performance-based, relying on clearly disclosed, rigorous multi-year TSR goals and that our Compensation and Management Development Committee contemplates compensation that may be earned under the 2022 Outperformance Program when establishing the overall levels of pay opportunities for our NEOs. See “—2022 Outperformance Equity Based Awards” below for more information on our 2022 Outperformance Program.

49

Executive Compensation—Compensation Discussion and Analysis (continued)

The feedback we heard from stockholders following our 2023 annual meeting and our responsive actions are detailed below.

WHAT WE HEARD	WHAT WE DID

Stockholders supported the strong pay-for-performance orientation of our compensation program, including the 2022 Outperformance Program, which is 100% tied to rigorous performance metrics and is subject to an extended vesting period.

We take a disciplined “pay-for-performance” approach to executive compensation and continue to incorporate best practices into the design of our executive compensation programs. Our annual incentives are predominantly tied to pre-set objective measures, our financial targets are rigorous, and the majority of annual long-term incentive awards are based on clearly disclosed multi-year goals.

Some of our stockholders perceived the awards under the 2022 Outperformance Program as supplementary and suggested that achieving market-level executive compensation could be accomplished through an increase in the LTIP component of our compensation program. As a result, stockholders have requested additional transparency and a discussion of the nature of, and the rationale for, the 2022 Outperformance Program.

We have expanded disclosures on various elements of our 2022 Outperformance Program. We also developed enhanced explanations of that program (focusing on the nature of the program as an integral component of our executive compensation framework) and our underlying rationale for the program’s structure. Designed as entirely performance-based with an extended vesting period, the 2022 Outperformance Program aims to align executive pay with stockholder interests, retain top talent, and develop an internal pipeline of future leaders.

Some of our stockholders expressed concern with the value of the awards under the 2022 Outperformance Program and the program’s “lock-in” feature.

We further clarified the disclosure of the 2022 Outperformance Program’s rigorous performance requirements and the valuation of the awards under the program. The Compensation and Management Development Committee heard and appreciated stockholders’ concerns relating to the “lock-in” feature and committed to not include such features in our future compensation programs.

We discussed with stockholders climate-related risks and opportunities and our plans regarding enhanced sustainability disclosures, including Scope 1 and 2 emissions data.

Later this year, we plan to publish a comprehensive sustainability report, disclosing our ESG initiatives and efforts, including Scope 1 and 2 emissions data. Additionally, we plan to begin reporting on the potential impacts of climate change on our business. We plan to incorporate TCFD recommendations into our reporting in the future.

Some of our stockholders expressed a preference for public disclosure of Equal Employment Opportunity (EEO–1) reports.

We believe in creating a diverse, equitable, and inclusive culture where any person can thrive. In response to our stockholders’ recommendations, we have posted our EEO–1 report on our website at: www.invitationhomes.com under “About” —“Sustainability”—“Social Responsibility”—“Associates.”

Our stockholders appreciated our outreach and requested that we include a section on “stockholder engagement and responsiveness” in our proxy statements, including a summary of our off-season stockholder discussions on say-on-pay and other governance matters and our responsiveness to their feedback.

We will continue proactive engagement with our stockholders throughout the year, focusing on corporate governance, sustainability, human capital, and executive compensation. Going forward, we will include an overview of our stockholder engagement in our proxy statements.

We remain dedicated to listening to feedback from our stockholders and will continue to proactively engage with our investors on matters related to our executive compensation program, corporate governance, and corporate responsibility practices.

Executive Compensation Objectives and Philosophy

Our pay-for-performance compensation philosophy is set by the Compensation and Management Development Committee. Our goal is to provide compensation and incentives designed to attract and retain key executives with the qualifications to manage and lead the Company as well as to motivate them to develop professionally, contribute to the achievement of our

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Executive Compensation—Compensation Discussion and Analysis (continued)

financial goals and ultimately create and grow our equity value. Our compensation philosophy aligns our executives with our growth objectives via equity compensation and annual incentive compensation, the value of which is driven by our performance over the long and short term, respectively. All of our NEOs maintain a significant equity stake in the Company.

To achieve these objectives, we provide executive pay programs that:

•	Deliver competitive levels of compensation to attract, retain and motivate highly qualified executives;

•	Foster a strong relationship between stockholder value and executive compensation by having a significant portion of compensation composed of long-term incentive awards;

•	Emphasize performance-based compensation contingent upon achieving financial and business area performance goals; and

•	Promote our core values: Unshakeable Integrity; Genuine Care; Continuous Excellence; and Standout Citizenship.

When designing the Company’s executive compensation plans and making individual compensation decisions, the Compensation and Management Development Committee considers several key principles:

•	Cultivate long-term value creation without taking unnecessary risks;

•	Combine both short- and long-term compensation to promote retention and create a pay-for-performance environment;

•	Emphasize at-risk pay over fixed pay, yet create a positive work environment that rewards long-term achievements; and

•	Motivate and reward for successfully executing our business strategies, including our ESG goals.

Determination of Compensation

Independent Review and Approval of Executive Compensation

The Compensation and Management Development Committee oversees and approves key aspects of executive compensation, including salaries, corporate goals and individual objectives, payouts under the annual cash incentive plan, and the size and structure of long-term incentive awards for our NEOs. The Committee approves objectives designed to align executive pay with Company performance and stockholder interests and also seeks to provide competitive pay opportunities tied to performance and designed to retain talent, maximize stockholder value and mitigate material risk.

The Compensation and Management Development Committee does not delegate any substantive responsibility related to the compensation of NEOs and exercises its independent judgment when approving executive compensation. No member of the Committee is a former or current officer of the Company or any of its subsidiaries. They are all independent under current NYSE listing standards and for purposes of Section 10C(b) of the Exchange Act.

When making compensation decisions affecting the CEO and other NEOs, the Compensation and Management Development Committee considers the aggregate amount and mix of all components of compensation. The Committee also considers the advice of its independent compensation consultant, competitive market data, level of pay relative to the Company’s other executives, and the alignment of the Company’s total pay opportunity and pay outcomes with performance.

The Compensation and Management Development Committee conducts an annual evaluation process of the CEO. The Committee determines and approves the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the CEO. The CEO does not have a role in and is not present during discussions regarding his own compensation. The CEO traditionally has a role in setting the compensation for other NEOs by providing recommendations to the Committee. The Committee has the discretion to accept, reject or modify the CEO’s recommendations.

The Role of the Compensation and Management Development Committee’s Independent Consultant

The Compensation and Management Development Committee has sole authority under its charter to retain advisors and consultants as it deems appropriate. The Committee has retained FPC, a nationally recognized leader in advising public REITs on executive compensation and related matters, as its compensation consultant.

FPC attends Compensation and Management Development Committee meetings, reviews compensation data with the Committee and participates in general discussions regarding executive compensation issues. FPC reports to the Committee, and at the Committee’s direction, will work with management to develop materials and analyses essential to Committee’s

51

Executive Compensation—Compensation Discussion and Analysis (continued)

executive compensation evaluations and determination. Such materials include competitive market assessments. FPC regularly participates in executive sessions with the Committee (without any of the Company’s personnel or executives present) to discuss compensation matters.

During 2023, Ferguson Partners L.P., an affiliate of FPC, was utilized by the Company to provide recruitment services for management that resulted in the hiring of our Executive Vice President and Chief Investment Officer, Scott G. Eisen. The $393,800 of Ferguson Partners L.P.’s fees for these recruitment services in the calendar year 2023, when combined with $118,000, the amount of fees received by FPC from the Company for compensation consulting services, represent less than 2% of the aggregate revenues of FPC and its affiliates for calendar year 2023. None of our Board members were involved in the engagement by the Company of Ferguson Partners L.P. The decision to engage Ferguson Partners L.P. was made by management.

The Compensation and Management Development Committee assessed the independence of FPC in accordance with the applicable rules of the SEC and the NYSE. After considering the foregoing, and other relevant factors, the Committee determined that it was appropriate to engage FPC as its compensation consultant and that the work performed by FPC does not raise any conflicts of interest.

Use of Peer Data

We are always competing for the best talent in the marketplace, which is not just limited to other public REITs, but also, private single family rental companies, real estate private equity and real estate fintech companies. The Compensation and Management Development Committee regularly reviews market data and pay practices and ranges of our “peer” companies to ensure that we continue to offer a relevant and competitive executive pay program each year. As previously mentioned, while our benchmarking analyses focus on other public REITs, we compete for talent with many types of private single family rental companies, real estate private equity, and real estate fintech firms, among others, and are mindful of the design and opportunities across compensation programs that exist at other organizations. The Committee believes this allows the Company to successfully attract and retain the high-quality executive talent critical to the Company’s long-term success.

The Compensation and Management Development Committee reviews the potential total compensation package for each of the executive officers against a pre-selected peer group, consisting of other publicly traded REITs, based on data compiled by FPC. Consistent with the objectives of the Company’s executive compensation program, the Committee compares executive officer compensation against these peer companies to ensure that the Company attracts and retains highly qualified executive officers by providing a total executive compensation package that is competitive with those provided by the Company’s peers. FPC assists the Compensation and Management Development Committee in selecting the Company’s peer group.

Guiding Factors for Selecting Our Peers

Public Single-Family Rental Focus

While there is only one U.S. based public single family rental focused REIT of comparable size to us (American Homes 4 Rent), the Compensation and Management Development Committee selected other companies to create sufficiently robust data for our compensation peer group.

Ownership Structure and Business Model	Companies organized as publicly traded REITs and companies with similar business models.

Size and Scope

Companies which are similar in size (with a focus on residential operations), with the primary measure being equity market capitalization (between 0.5x-2.0x of our total market capitalization and such that we rank near the median of the peer group) and number of properties and breadth of portfolio.

Operational Intensity and Complexity

Companies with a similar complexity of diverse business activities and geographic reach or companies engaged in transactions of a similar complex nature, such as development activities and joint ventures.

Index	Companies classified within the FTSE Nareit Residential Index, as well as relative weighting within the Index.

Other Considerations	Companies we compete with for investors, or which key analysts and proxy advisory firms name as a peer and which cite us as a peer.

52	2024 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

Based on all of the foregoing factors, FPC recommended no change to the peer group in 2023. The Compensation and Management Development Committee re-approved the following peer group of REITs for competitive analyses of compensation that informed decisions on pay opportunities for our NEOs.

Peer Company Name	Asset Focus

American Homes 4 Rent	Single-Family Rental

AvalonBay Communities, Inc.	Multifamily

Boston Properties, Inc.	Office

Camden Property Trust	Multifamily

Digital Realty Trust, Inc.	Specialty

Equity Residential	Multifamily

Essex Property Trust, Inc.	Multifamily

Extra Space Storage Inc.	Self-Storage

Healthpeak Properties, Inc.	Health Care

Mid-America Apartment Communities, Inc.	Multifamily

Realty Income Corporation	Diversified

Regency Centers Corporation	Shopping Center

SBA Communications Corporation	Communications

Sun Communities, Inc.	Manufactured Housing

UDR, Inc.	Multifamily

53

Executive Compensation—Compensation Discussion and Analysis (continued)

In 2023, the Compensation and Management Development Committee reviewed compensation data for executives at the peer companies with positions comparable to those held by the NEOs. This data consisted of base salary, annual cash incentives, and equity award information (the latter two components on an actual and target basis), paid by each of the peer companies based on public filings as well as FPC’s proprietary database, which also includes data from the Nareit Compensation Survey (which FPC conducts). FPC’s analysis concluded that the peer companies generally have compensation programs comparable to ours, with annual bonuses typically in the form of cash and long-term compensation typically in the form of both performance vesting and time vesting equity awards. The Committee generally uses the market data provided by the peer group as one of several reference points useful for determining the form and amount of compensation; however, the Committee does not specifically target a percentile for benchmarking purposes and actual compensation paid. The Committee expects to review the peer group annually and make changes as warranted and deemed appropriate. The below total capitalization data is as of December 31, 2023.

Elements of Compensation

Our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing the long-term value of the Company, supporting strategic and operational objectives, and incentivizing management to achieve those objectives.

54	2024 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis (continued)

Our compensation framework has four main elements that assess performance across a variety of goals and measure performance across an annual and multi-year performance period while preserving a substantial emphasis on performance-based pay. The performance-based components include a threshold, target and maximum opportunity for the annual cash incentive award and the performance vesting RSUs. The table below contains a design overview of our executive compensation program.

Element	Form	Purpose	Weighting and Metrics

Base Salary	Fixed Cash	To provide market- competitive levels of fixed pay to attract and retain executives.	Fixed rate of pay utilized to attract and retain executives.

Annual Cash Incentive	Performance- Based Cash	To motivate and reward the achievement of annual financial and other performance goals.

90% Corporate financial objectives (including AFFO per share, Same Store Core Revenue Growth year-over-year, and Adjusted EBITDA Margin)(1)(2), and defined strategic priorities (including an expansion of growth channels and exploring alternative sources of capital and expansion of market footprint, growth in our value-add service offerings, continued development of our ESG and climate strategy and enhanced disclosure to external stakeholders, continued targeted external stakeholder engagement to build awareness and understanding of our business and industry, and further technology enablement and improvement for residents and associates).

10% Individual performance.

Long-Term Incentive Award	Performance Vesting RSUs	To motivate and reward long-term company performance that maximizes stockholder value and retain executives.

75% Forward-looking three-year performance period in which awards may be earned based 45% upon the compounded, annual growth rate (“CAGR”) of the Company’s TSR relative to the MSCI US REIT Index (the “TSR Relative to RMS Index CAGR”) and 30% upon Same Store NOI Growth CAGR; if earned at the end of the performance period, awards will be eligible to vest on the Certification Date (as defined below); if three-year absolute TSR is negative, TSR metric is capped at target.

	Time Vesting RSUs		25% Awards vest ratably over three years.

2022 Outperformance Program(3)	Performance Vesting Partnership Units	To align executive pay with stockholder interests, retain the best talent, and develop an internal pipeline of future leaders.

100% Forward-looking three-year performance period and extended vesting (any award ultimately earned does not fully vest until four years from program commencement); the awards are earned only when performance exceeds hurdles as measured by three-year TSR (50% weighting), and requires outperformance versus the FTSE Nareit Residential Index (50% weighting) and/or positive double-digit stockholder returns.

(1)	See “Annex A: Non-GAAP Reconciliations” for reconciliation of Total Revenues to Same Store Core Revenues, full year.

(2)

EBITDA, EBITDAre, and Adjusted EBITDAre are calculated as described in our 2023 Form 10-K, under Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures.” See Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” in our 2023 Form 10-K for the reconciliation of EBITDA, EBITDAre, and Adjusted EBITDAre to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure.

(3)

As more fully described below under “—2022 Outperformance Equity-Based Awards,” similar to our outperformance program adopted in 2019, our Compensation and Management Development Committee views the 2022 Outperformance Program as an essential component of our holistic executive compensation framework that features even more rigorous performance requirements than the 2019 program. The Committee contemplates compensation that may be earned under the 2022 Outperformance Program when establishing the overall levels of pay opportunities for our NEOs. Our outperformance programs are not implemented on an annual basis; instead, they are adopted at multi-year intervals.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Alignment of Pay with Performance

Our executive compensation program provides significant alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of operational and strategic goals through our short-term incentive program, as well as rigorous relative shareholder return goals through our long-term incentive program.

In 2023, approximately 91% of our CEO’s total target compensation and approximately 75% of our other NEOs’ total target compensation was at-risk and not guaranteed and 9% and 25%, respectively, was fixed (base salary). Messrs. Freedman and Eisen did not receive 2023 long-term incentive awards. Excluding Messrs. Freedman and Eisen, approximately 81% of our other NEO’s total target compensation was at-risk and not-guaranteed and 19% was fixed. To build even stronger pay-for-performance alignment with our stockholders, long-term incentive awards are predominantly “at-risk” performance-based equity awards, the ultimate value of which depends entirely on the Company’s future relative total shareholder return and three-year Same Store NOI growth. The following diagrams present the allocation of total pay among different components of our executive compensation program for our CEO and the weighted average of each component for our other NEOs as a group.

2023 Target Pay Mix – CEO	2023 Target Pay Mix – Other NEOs (Avg.)

Base Salary

Base salary compensates our NEOs for performing the requirements of their positions and provides them with a level of cash income predictability and stability with respect to a portion of their total compensation. The Compensation and Management Development Committee believes that base salaries for our NEOs should reflect market-competitive levels of pay and factors unique to each executive such as experience and breadth of responsibilities, performance, individual skill set, time in the role and pay relative to peers. The Committee increased Mr. Tanner’s base salary in 2023 from $950,000 to $1,000,000 and Mr. Solls’ base salary from $500,000 to $515,000 to reflect their individual performance and the performance of the Company and to adjust salaries to be in line with the market competitive levels. Mr. Olsen’s base salary increased to $450,000 upon his promotion to Executive Vice President, Chief Financial Officer and Treasurer on June 1, 2023. Mr. Eisen’s base salary was established at the time of his commencement as our Executive Vice President and Chief Investment Officer on August 1, 2023.

Base salaries for the NEOs as of December 31, 2022, and 2023 were as follows:

Name	2022	2023	% Change

Dallas B. Tanner	$950,000	$1,000,000	5%

Jonathan S. Olsen	—	$ 450,000	n/a

Ernest M. Freedman	$700,000	$ 700,000	—

Charles D. Young	$700,000	$ 700,000	—

Scott G. Eisen	—	$ 700,000	n/a

Mark A. Solls	$500,000	$ 515,000	3%

2023 Annual Cash Incentive Program

In 2023, our NEOs participated in an annual cash incentive program under which each of the executives was eligible to receive an annual cash incentive based upon the achievement of certain performance criteria. The goals were comprised of corporate financial objectives and strategic priorities, which were shared by all NEOs, and individual performance, which included goals which were unique to each executive. These goals were pre-established, with the majority measured objectively.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Each of Messrs. Tanner’s, Olsen’s, Freedman’s, Young’s, and Solls’ total award opportunity under the 2023 annual cash incentive program was designed to be based on the financial, corporate, and individual performance as set forth below (while Mr. Eisen’s annual cash incentive award was established at the time of his commencement as our Executive Vice President and Chief Investment Officer on August 1, 2023):

AFFO per Share	Same Store Core Revenue Growth year- over-year	Adjusted EBITDA Margin	Strategic Priorities	Individual Performance

30%	20%	20%	20%	10%

The corporate financial objectives under the 2023 annual cash incentive program consisted of: (1) Total AFFO per share (“AFFO per Share,” where AFFO and FFO are calculated as described in our 2023 Form 10-K, under Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures”); (2) Same Store Core Revenue Growth year-over-year (see “Annex A: Non-GAAP Reconciliations” for reconciliation of Total Revenues to Same Store Core Revenues, full year); and (3) Adjusted EBITDA Margin (defined above). The strategic priorities under the 2023 annual cash incentive program consisted of: (1) continued expansion of growth channels including adding new business lines, growth in our value-add service offerings, exploring alternate sources of capital and expansion of our market footprint; (2) continued development of our ESG and climate strategy and enhanced transparency to external stakeholders; (3) targeted external stakeholder engagement to build awareness and understanding of our business and the industry; and (4) further technology enablement and improvement for residents and associates.

The Compensation and Management Development Committee established specific performance goals for our NEOs within each of the above corporate metrics that contained a defined threshold (50%), target (100%), and maximum (200%) opportunity. Our target level generally aligned with our budget, with a bandwidth from target in which the maximum opportunity requires a high degree of performance. Annual cash incentive scores were interpolated on a straight-line basis based on actual achievement between the threshold, target, and maximum levels with no payout for any performance measure that did not achieve the threshold. The diagrams below illustrate the specific goals across each corporate metric, which were established at the beginning of 2023, as well as our actual results.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Mr. Tanner’s individual performance, inclusive of his individual goals, made up 10% of his 2023 Annual Cash Incentive. His goals were tied to four key categories: strategy and vision; leadership; organization and management development; and external relationships. The first included setting a strategic plan to position the Company for market expansion and build out of a joint venture structure. The second category, leadership, was to drive a culture that cultivates a strong sense of DE&I and is a place where associates can grow their careers. The third category, organization and management development, included ensuring the Company had a framework for proper succession planning and furthering Board discussion on the topic. Lastly, external relationships included the objective to cultivate strong relationships with key stakeholders and to be viewed as a leader in the single family rental industry. Mr. Tanner’s achievements against his 2023 individual goals include: hiring our new Executive Vice President and Chief Investment Officer; planning and preparation for our leadership conference in 2024; supporting the launch of our in-house innovation team known as the Transformation and Innovation Office; growth in external relationships and strategic partnerships; development of a succession planning framework including leadership assessments and continued discussions on the topic with the Board; delivering strong management of stockholder engagement; continued community engagement; exceptional leadership of our associates and increased associate engagement; and continued resiliency of our business operations.

For Messrs. Olsen, Young and Solls, individual goals were established by reference to our corporate strategy, which is designed to position the Company competitively and thereby deliver superior performance, and which should in turn create value for our stockholders and benefit our associates, residents and communities and ties to each NEO’s specific area of responsibility. These goals included financial performance, project-based milestones, optimization of processes, associate development and engagement, resident satisfaction and stockholder engagement. The above named NEOs’ individual performance achievements, inclusive of their individual goals, included:

•

Mr. Olsen: led our Company’ strong performance against financial measures, including opportunistic refinancing of our debt in order to extend the maturity profile and advocate on the Company’s behalf with rating agencies, bond investors and bank lenders; successfully delivered on key strategic partnerships and deepened investor engagement; and successfully transitioned into the Chief Financial Officer role.

•	Mr. Freedman: partnered closely with Mr. Olsen to assist in his transition to Chief Financial Officer upon Mr. Freedman’s resignation in June 2023.

•

Mr. Young: demonstrated operational excellence, including continued focus on execution of our operations; strengthened collaboration on and expanded Company ESG initiatives by, among other things, assisting in the energy development program; led the establishment of our Transformation and Innovation Office; drove the development and delivery of new value-add services and other innovations to further benefit our residents; continued to build on our strong national brand; oversaw leadership of programs to improve resident experience; and demonstrated progress in attracting, developing, and retaining diverse talent. In March 2023, our Board expanded the role Mr. Young plays in our organization and promoted him to President and Chief Operating Officer. This decision was a testament to Mr. Young’s deep understanding of our Company’s business and strategy and the Genuine Care approach to our resident experience.

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Executive Compensation—Compensation Discussion and Analysis (continued)

•

Mr. Solls: maintained a strong risk, control, and compliance environment and enhanced our ability to detect and monitor internal risks; provided legal oversight on acquisitions, joint ventures, and agreements relating to providing professional property and asset management services; led advocacy efforts on all matters affecting our Company; enhanced business continuity support, governance, and incident response; developed new capabilities to monitor legislative and regulatory developments and align business processes with applicable federal, state and local laws and regulations; and successfully demonstrated progress in attracting, developing, and retaining diverse talent.

Mr. Eisen did not have pre-established individual goals for 2023; his annual cash incentive award was established at the time of his commencement as our Executive Vice President and Chief Investment Officer on August 1, 2023.

In 2023, individual performance scores were based on a three-rating qualitative scale of needs improvement, solid performance, or exceptional performance, which then corresponded to an applicable range of potential achievement for the annual cash incentive. Associates who were rated needs improvement could have been awarded 0-50% achievement, those rated solid performance, 90-110% achievement, and those with exceptional performance, 130-200% achievement for the individual performance component of the annual cash incentive.

In February 2023, the Compensation and Management Development Committee determined the results of the individual performance for Mr. Tanner. Individual performance scores for each NEO, other than himself and Mr. Eisen, were reviewed and scored by Mr. Tanner and ultimately approved by the Committee. Based on these individual performance scores and the achievement of the corporate financial objectives set forth above, the Committee approved the following 2023 actual annual incentive awards based on the 2023 annual incentive plan design discussed previously:

	Target(1)	Target Award (% of FYE Base Salary)	Actual Cash Incentive as a % of Target	Amount Earned(2)

Dallas B. Tanner	$2,000,000	200%	97.6%	$1,891,521

Jonathan S. Olsen	$562,500	125%	97.6%	$447,645

Ernest M. Freedman	$875,000	125%	97.6%	$374,446

Charles D. Young	$1,050,000	150%	97.6%	$995,320

Scott G. Eisen	$1,050,000	150%	100.0%	$1,050,000

Mark A. Solls	$515,000	100%	98.6%	$504,946

(1)	Based on salary as of December 31, 2023.

(2)

Mr. Freedman’s 2023 annual cash incentive award is based on his eligible earnings for the portion of the year during which he was employed. Mr. Eisen’s annual cash incentive award was established at the time of his commencement as our Executive Vice President and Chief Investment Officer on August 1, 2023.

The below chart represents average NEO annual cash incentive payouts by year from 2019-2023, as well as the average payout over the five-year period.

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Executive Compensation—Compensation Discussion and Analysis (continued)

2023 Long-Term (Equity) Incentive Program

On February 28, 2023, the Compensation and Management Development Committee approved a 2023 long-term incentive equity award program (the “2023 LTIP”) under the Invitation Homes Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), and as of March 1, 2023, granted our NEOs equity-based awards in the form of time vesting RSUs and performance vesting RSUs. When considering the design of the 2023 LTIP, the Committee incorporated several key design practices:

For each individual award, 75% of the 2023 LTIP RSUs at target are based on performance. 45% are tied to the TSR Relative to RMS Index CAGR (with a cap at target if the Company’s absolute TSR is negative), and 30% are tied to the Company’s Same Store NOI Growth CAGR. The Compensation and Management Development Committee set goals which are reasonably achievable but challenging.

The time vesting RSUs under the 2023 LTIP are scheduled to vest in equal annual installments on each of the first three anniversaries of March 1, 2023, subject to each NEO’s continued employment through the applicable vesting date, with certain limited exceptions.

The performance vesting RSUs under the 2023 LTIP may be earned based on the achievement of performance conditions over a three-year performance period from January 1, 2023 through December 31, 2025. The number of performance vesting RSUs that may be earned will be determined based on performance achieved during the specified performance period. The performance vesting RSUs may be earned based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Under the terms of the 2023 LTIP award agreements, each of our NEOs is eligible to earn, in respect of each performance condition, a threshold, target and maximum number of performance vesting RSUs based on whether the performance criteria are achieved at threshold, target or maximum levels. The total number of performance vesting RSUs earned with respect to each performance measure is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance and up to 200% for performance at maximum levels or above. The resulting achievement will be interpolated on a straight-line basis based on actual achievement between the threshold, target, and maximum levels with no payout for any performance measure that did not achieve the threshold.

In general, performance vesting RSUs are earned on the date after the end of the performance period on which the Compensation and Management Development Committee certifies the extent to which the performance criteria have been achieved (the “Certification Date”). The performance vesting RSUs will vest on the Certification Date, subject to each NEO’s continued employment through such Certification Date except in the event of a qualifying involuntary termination. Any unearned performance vesting RSUs will be forfeited without consideration.

Under the 2023 LTIP, the Compensation and Management Development Committee granted time vesting and performance vesting RSUs to our NEOs in the following amounts (the number of performance vesting RSUs below reflects the number of shares at target), with the actual number of shares to be earned based on the actual achievement of the performance criteria described above.

	Performance Vesting RSUs(1)(2) (Target) (#)	Time Vesting RSUs(1)(2) (#)
Dallas B. Tanner	182,008	61,759
Jonathan S. Olsen	29,122	9,882
Charles D. Young	66,737	22,645
Mark A. Solls	23,055	7,823

(1)

The closing price of our common stock on the NYSE on the grant date of March 1, 2023, was $30.36. Conversion to RSUs for the TSR component of the award assumes a TSR valuation factor of 103.03% for NEOs.

(2)

Messrs. Freedman and Eisen did not participate in the 2023 LTIP. Mr. Freedman resigned as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective as of June 1, 2023, and Mr. Eisen was appointed as our Executive Vice President and Chief Investment Officer on August 1, 2023.

Sign-On Equity Award for Mr. Eisen

The Compensation and Management Development Committee may, from time to time, approve compensation during the fiscal year to attract new executive officers and incentivize them to join our Company. The following one-time equity award is not considered to be a part of Mr. Eisen’s ongoing target annual compensation. Pursuant to Mr. Eisen’s offer letter, on August 1, 2023, the Board granted Mr. Eisen a one-time, sign-on equity award in the form of time-vesting RSUs with a grant date fair value of $2,000,000 under the Omnibus Incentive Plan (the “Sign-On RSUs”). The Sign-On RSUs are subject to time vesting requirements and will vest in three equal annual installments on each of the first, second, and third anniversaries of the date of grant.

Status of Pre-2023 Long-Term (Equity) Incentive Programs

Messrs. Olsen and Eisen were not NEOs at the time pre-2023 awards were granted. Mr. Freedman resigned as our Executive Vice President, Chief Financial Officer and Treasurer effective June 1, 2023. Per the terms of his transition services agreement dated February 1, 2023 (the “Transition Services Agreement”), the next installment of time vesting awards under the 2021 LTIP (as defined below) remained outstanding and vested on the original vesting schedule. His performance vesting awards under the 2021 LTIP remained outstanding and vested on the original vesting schedule based on actual performance. The next installment of Mr. Freedman’s time vesting awards under the 2022 LTIP (as defined below) remained outstanding and vested on the original vesting schedule and the last installment of his 2022 LTIP time vesting awards was forfeited. His 2022 LTIP performance vesting awards remain outstanding and will vest on the original vesting schedule based on actual performance. Mr. Freedman’s 2019 Outperformance Program (as defined below) award vested on the original vesting schedule. Mr. Freedman’s 2022 Outperformance Program award was forfeited.

2020 LTIP Awards

In February 2020, the Compensation and Management Development Committee approved our 2020 long-term incentive equity award program (the “2020 LTIP”) under the Omnibus Incentive Plan, comprising equity-based awards in the form of time vesting RSUs and performance vesting RSUs. The time vesting RSUs under the 2020 LTIP vested in equal annual installments on each of the first three anniversaries of March 1, 2020.

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Executive Compensation—Compensation Discussion and Analysis (continued)

The performance vesting RSUs under the 2020 LTIP were earned based on the achievement of performance conditions over a three-year performance period from January 1, 2020 through December 31, 2022. The number of performance vesting RSUs that were earned were determined based on performance achieved during the specified performance period. The performance vesting RSUs that were earned were based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

Actual performance for the two metrics included were as follows:

2020 LTIP	Target	Achievement	Payout

TSR Relative to RMS Index CAGR	+50bps	+260bps	138%

Same Store NOI Growth CAGR	4.5%	6.9%	200%

The performance vesting RSUs vested on the Certification Date. Any unearned performance vesting RSUs were forfeited without consideration.

Under the 2020 LTIP, the Compensation and Management Development Committee granted time vesting and performance vesting RSUs to our NEOs in the following amounts (the number of performance vesting RSUs at target and at the actual achievement of the performance criteria described above).

Name	Performance Vesting RSUs(1) (Target) (#)	Actual Achievement of Performance Vesting RSUs(2) (#)	Time Vesting RSUs(1) (#)
Dallas B. Tanner	83,621	137,985	30,361
Ernest M. Freedman	39,216	64,711	14,238
Charles D. Young	39,216	64,711	14,238
Mark A. Solls	18,455	30,453	6,701

(1)

The closing price of our common stock on the NYSE on the next trading date following the grant date of March 1, 2020, was $29.85. Conversion to RSUs for the TSR component of the award assumes a TSR valuation factor of 115.81% for NEOs. For Mr. Freedman, new grant date fair values were established due to the modification of his awards pursuant to the Transition Services Agreement.

(2)	Performance vesting RSUs vested on February 23, 2023 based on actual performance of 138% and 200% for TSR Relative to RMS Index CAGR and Same Store NOI Growth CAGR, respectively.

2021 LTIP Awards

In February 2021, the Compensation and Management Development Committee approved our 2021 long-term incentive equity award program (the “2021 LTIP”), under the Omnibus Incentive Plan, comprising equity-based awards in the form of time vesting RSUs and performance vesting RSUs. The time vesting RSUs under the 2021 LTIP vested in equal annual installments on each of the first three anniversaries of March 1, 2021.

The performance vesting RSUs under the 2021 LTIP were earned based on the achievement of performance conditions over a three-year performance period from January 1, 2021 through December 31, 2023. The number of performance vesting RSUs that were earned were determined based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

Actual performance for the two metrics included were as follows:

2021 LTIP	Target	Achievement	Payout
TSR Relative to RMS Index CAGR	+50bps	+140bps	116%
Same Store NOI Growth CAGR	4.75%	7.2%	200%

The performance vesting RSUs vested on the Certification Date. Any unearned performance vesting RSUs were forfeited without consideration.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Under the 2021 LTIP, the Compensation and Management Development Committee granted time vesting and performance vesting RSUs to our NEOs in the following amounts (the number of performance vesting RSUs at target and at the actual achievement of the performance criteria described above).

Name	Performance Vesting RSUs(1) (Target) (#)	Actual Achievement of Performance Vesting RSUs(2) (#)	Time Vesting RSUs(1) (#)
Dallas B. Tanner	166,741	249,286	55,423
Ernest M. Freedman(3)	46,175	69,034	15,348
Charles D. Young	46,175	69,034	15,348
Mark A. Solls	21,164	31,641	7,035

(1)

The closing price of our common stock on the NYSE on the grant date of March 1, 2021, was $29.32. Conversion to RSUs for the TSR component of the award assumes a TSR valuation factor of 99.53% for NEOs. For Mr. Freedman, new grant date fair values were established due to the modification of his awards pursuant to the Transition Services Agreement.

(2)	Performance vesting RSUs vested on February 22, 2024 based on actual performance of 116% and 200% for TSR Relative to RMS Index CAGR and Same Store NOI Growth CAGR, respectively.

(3)

Per the terms of Mr. Freedman’s Transition Services Agreement, the next installment of his 2021 LTIP time vesting awards remained outstanding and vested on the original vesting schedule. His 2021 LTIP performance vesting awards remained outstanding and vested on the original vesting schedule, based on actual performance.

2022 LTIP Awards

In February 2022, the Compensation and Management Development Committee approved our 2022 long-term incentive equity award program (the “2022 LTIP”), under the Omnibus Incentive Plan, comprising equity-based awards in the form of time vesting RSUs and performance vesting RSUs. The time vesting RSUs under the 2021 LTIP vested in equal annual installments on each of the first three anniversaries of March 1, 2022.

The performance vesting RSUs under the 2022 LTIP may be earned based on the achievement of performance conditions over a three-year performance period from January 1, 2022 through December 31, 2024. The performance vesting RSUs may be earned based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

In general, performance vesting RSUs are earned on the Certification Date, subject to each NEO’s continued employment through such Certification Date except in the event of a qualifying involuntary termination. Any unearned performance vesting RSUs will be forfeited without consideration.

Under the 2022 LTIP, the Compensation and Management Development Committee granted time vesting and performance vesting RSUs to our NEOs in the following amounts (the number of performance vesting RSUs below reflects the number of shares at target), with the actual number of shares to be earned based on the actual achievement of the performance criteria described above.

	Performance Vesting RSUs(1) (Target) (#)	Time Vesting RSUs(1) (#)

Dallas B. Tanner	146,833	47,647

Ernest M. Freedman(2)	49,887	16,189

Charles D. Young	49,887	16,189

Mark A. Solls	18,516	6,009

(1)

The closing price of our common stock on the NYSE on the grant date of March 1, 2022, was $37.45. Conversion to RSUs for the TSR component of the award assumes a TSR valuation factor of 95.66% for NEOs. For Mr. Freedman, new grant date fair values were established due to the modification of his awards pursuant to the Transition Services Agreement.

(2)

Per the terms of Mr. Freedman’s Transition Services Agreement, the next installment of his 2022 LTIP time vesting awards remained outstanding and vested on the original vesting schedule, and the last installment of his 2022 LTIP time vesting awards was forfeited. His 2022 LTIP performance vesting awards remain outstanding and will vest on the original vesting schedule, based on actual performance.

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Executive Compensation—Compensation Discussion and Analysis (continued)

RSU Dividends

Holders of time vesting RSUs and earned performance vesting RSUs are entitled to receive dividends or dividend equivalent payments, as applicable, to the extent dividends are declared on the Company’s common stock. Such dividends or dividend equivalent payments, as applicable, are payable on the same date and in the same form as are paid to holders of the Company’s common stock. Unearned performance vesting RSUs accrue dividend equivalents, but such dividend equivalents will only be paid to the extent the underlying performance vesting RSUs are earned and, once earned, are payable in the same form as that paid to the Company’s holders of common stock. To date, all dividends declared on the Company’s common stock were paid in cash.

RSU Covenants

Each of the NEO grantees of the RSUs is subject to restrictive covenants related to post-employment non-solicitation and non-competition for twelve months following any termination of employment and indefinite covenants covering trade secrets, confidentiality and non-disparagement. Under the LTIP award agreements, if there is a restrictive covenant violation or the NEO engages in a detrimental activity (as defined in the applicable LTIP award agreement) in the four-year period following the grant date, the NEO will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof. In addition, the LTIP RSUs are subject to clawback in the event of a material restatement of the Company’s financial results.

2019 Outperformance Equity-Based Awards

In May 2019, the Compensation and Management Development Committee approved an outperformance program (the “2019 Outperformance Program”) to provide an incentive to achieve significant long-term, absolute and relative stock performance. The award was capped to prevent excessive risk taking. 2019 Outperformance Program equity-based awards were granted to select key associates starting at a vice-president level and above, including the NEOs. Messrs. Tanner, Freedman, Young, and Solls’ awards were granted in the form of a class of units (collectively referred to as “OP Units”) of the Company’s operating partnership, Invitation Homes Operating Partnership LP (the “Operating Partnership”), issued under our Omnibus Incentive Plan. Upon achievement of the specific performance objectives of the Outperformance Program, the earned OP Units became convertible into common units of the Operating Partnership (and ultimately into shares of our common stock at the NEOs’ election on a one-for-one basis) following vesting. Mr. Olsen’s 2019 Outperformance Program awards were granted in the form of RSUs. Mr. Eisen did not receive a 2019 Outperformance Program award, because he was hired following the completion of the 2019 Outperformance Program performance period. The 2019 Outperformance Program awards were earned when performance exceeded hurdles as measured by three-year TSR and required outperforming an index of residential REITs (in which the Company is a constituent) and/or positive double-digit stockholder returns. 75% of the OP Units under the 2019 Outperformance Program are currently vested with the remaining 25% scheduled to vest on March 31, 2024.

Below is a summary of the key terms of the 2019 Outperformance Program:

Feature	Description	Objective

Performance Period	Three-year period from April 1, 2019 — March 31, 2022.	Incentivized executives to create value over the long term.

Absolute TSR Component	To earn the maximum award, the Company must deliver a cumulative TSR of 37% over the performance period.	Ensured executives create value for stockholders over the long term.

Relative TSR Component	To earn the maximum award, the Company must outperform the FTSE Nareit Residential Index by 25% over the performance period.	Prevented a high payout in the case of underperformance relative to peers.

Vesting

— 50% of earned awards vest within 60 days subsequent to the conclusion of the performance period.

— 25% of earned awards vest on the first anniversary of the conclusion of the performance period.

— 25% of earned awards vest on the second anniversary of the conclusion of the performance period.

Promoted continued alignment of incentives between stockholders and plan participants over the long term.

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Executive Compensation—Compensation Discussion and Analysis (continued)

2019 Outperformance Program Award Opportunity

The table below provides the maximum value of the 2019 Outperformance Program award opportunity and the actual performance achieved at the end of the performance period. The company achieved absolute TSR of 78.8% which translates into an absolute TSR payout of 100% or maximum award performance. Compared to the FTSE Nareit Residential Index TSR of 50.9%, the resulting TSR ratio is 154.8%, and thus the relative payout is 100% or maximum award performance. As such, the overall payout for the award is 100% or maximum award performance.

	2019 Outperformance Program Award Pool Percentage	Maximum Aggregate Award Opportunity	Actual Achievement ($)	2023 Vesting ($)	Actual Achievement (#)	2023 Vesting (#)

Dallas B. Tanner	16.6%	$6,000,000	$6,000,000	$1,500,000	147,204	36,801

Ernest M. Freedman	12.4%	$4,509,375	$4,509,375	$1,127,344	110,633	27,658

Charles D. Young	12.0%	$4,340,625	$4,340,625	$1,085,156	106,493	26,623

Mark A. Solls	6.6%	$2,400,000	$2,400,000	$600,000	58,882	14,720

The following chart illustrates the timeline of the 2019 Outperformance Program awards.

2022 Outperformance Equity-Based Awards

In March 2022, the Compensation and Management Development Committee approved our 2022 Outperformance Program to provide an incentive to achieve significant long-term, absolute and relative stock performance. Similar to our 2019 Outperformance Program, the 2022 Outperformance Program awards are an essential component of our holistic executive compensation framework, designed to align executive pay with stockholder interests and to pay our executives at market rates. The Compensation and Management Development Committee designed the 2022 Outperformance Program with succession planning in mind. Retention of long-tenured NEOs has been and will continue to be critical to developing the next generation of leadership. The 2022 Outperformance Program helps us retain our next generation of leaders, whom we expect to come from our current 2022 Outperformance Program participant pool. We also believe that periodic outperformance awards represent a more stockholder friendly method of bringing our total executive compensation in line with market rates than simply increasing awards under our annual LTIP awards. Our 2022 Outperformance Program is intended to provide incentive to achieve significant long-term, absolute and relative stock performance. With a structure nearly identical to the 2019 Outperformance Program, our 2022 Outperformance Program is 100% tied to absolute and relative TSR metrics, but features even more rigorous performance requirements to achieve target and maximum payouts than the 2019 Outperformance Program.

The 2022 Outperformance Program equity-based awards were granted to select key associates starting at a vice-president level and above, including the NEOs. The NEO awards were granted in the form of a class of units of the Operating Partnership (collectively referred to as “2022 OP Units”), issued under our Omnibus Incentive Plan. If the specific performance objectives of the Outperformance Program are achieved, the earned 2022 OP Units become convertible into common units of the Operating Partnership (and ultimately into shares of our common stock at the NEOs’ election on a one-for-one basis) following vesting. The Outperformance Program awards are earned only when performance exceeds hurdles as measured by three- year TSR and requires outperforming an index of residential REITs (in which the Company is a constituent) and/or positive double-digit stockholder returns and it does not provide for upside (i.e., above 100% of target) vesting. If the performance objectives are not met, the 2022 OP Units will be cancelled.

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Executive Compensation—Compensation Discussion and Analysis (continued)

What Makes the 2022 Outperformance Program Unique Compared to Other Long-Term Incentive Plans

The Compensation and Management Development Committee believes the Outperformance Program incorporates several unique design features that distinguish its long-term incentive design from our ongoing annual LTIP program and that of many other companies.

•

Dollar Value Pool-Based Award — the 2022 Outperformance Program extends participation to approximately 60 select key associates and is capped based on a dollar value pool approach. Unlike grants of performance shares that have unlimited upside value potential based on future stock price, the 2022 Outperformance Program is capped in its value.

•

Entirely Performance-Based — unlike LTIP awards, which are a mix of time-based and performance-based incentives, awards under the 2022 Outperformance Program are 100% performance based. Moreover, annual LTIP awards have shorter vesting periods and metrics that are comparatively easier to attain than those under our 2022 Outperformance Program.

•

Robust Performance Goals — the Compensation and Management Development Committee believes in establishing robust performance goals to motivate and reward long-term performance that leads to transformational change in support of creating increased stockholder value. To that end, the performance goals were established at a level that will award a minimum payout of 1% with respect to the TSR portion of the award (50% of the total award) if the Company achieves a 17% cumulative TSR and a minimum payout of 1% with respect to the relative TSR portion of the award (50% of the total award) if the Company outperforms the FTSE Nareit Residential Index. A maximum payout of 100% under the 2022 Outperformance Program will be awarded only if the Company realizes both a cumulative three-year 42% TSR and relative performance that exceeds the FTSE Nareit Residential Index by 50%. The 2022 Outperformance Program performance requirements to achieve target and maximum payouts metrics are more rigorous than the 2019 Outperformance Program, under which the maximum payout was achieved based on a cumulative three-year 37% TSR and relative performance that exceeded the FTSE Nareit Residential Index by 25%.

•

Lock-in Feature — the 2022 Outperformance Program provides that upon completion of 75% of the performance period, or June 30, 2024 (the “Interim Measurement Date”), the Company will calculate performance achieved as of the Interim Measurement Date consistent with the award terms. To the extent the Company’s performance through the Interim Measurement Date would result in a payout if the performance period had ended on that date, a minimum of 50% of such hypothetical payout amounts will be guaranteed as a minimum level payout for the full performance period, so long as certain minimum levels of relative total shareholder return are achieved for the full performance period. The final award multipliers will be equal to the greater of the payouts determined based on the Interim Measurement Date and performance through March 31, 2025. The final award vests 50% at the end of the performance period and 50% on the one-year anniversary of the end of the performance period. The awards granted to our NEOs provide for a maximum dollar amount equal to 1.6x their respective total annual target compensation as of the grant date. The lock-in feature was implemented in the wake of the COVID-19 pandemic, to safeguard against unforeseen events beyond our control that could negatively impact results of operations. Our Compensation and Management Development Committee heard and appreciated stockholders’ concerns relating to the “lock-in” feature and committed to not include such features in our future compensation programs.

•

Four-Year Total Vesting Requirement — the 2022 Outperformance Program is subject to long-term vesting to promote enhanced retention in addition to significant stockholder value creation. Any award ultimately earned does not fully vest until four years from program commencement.

Below is a summary of the key terms of the 2022 Outperformance Program, which is 100% performance-based:

Feature	Description	Objective

Performance Period	Three-year period from April 1, 2022 — March 31, 2025.	Incentivizes executives to create value over the long term.

Absolute TSR Component	To earn the maximum award, the Company must deliver a cumulative TSR of 42% over the performance period.	Ensures executives create value for stockholders over the long term.

Relative TSR Component	To earn the maximum award, the Company must outperform the FTSE Nareit Residential Index by 50% over the performance period.	Prevents a high payout in the case of underperformance relative to peers.

Vesting	— 50% of earned awards vest within 60 days subsequent to the conclusion of the performance period. — 50% of earned awards vest on the first anniversary of the conclusion of the performance period.	Promotes continued alignment of incentives between stockholders and plan participants over the long term.

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Executive Compensation—Compensation Discussion and Analysis (continued)

2022 Outperformance Program Award Opportunity

The table below illustrates the value of the 2022 Outperformance Program awards in aggregate and on an annualized basis based on the maximum award value and a 50% payout.

	Outperformance Program Award Pool Percentage	Aggregate Award Opportunity		Annualized Award Opportunity
NEO		50% Payout	Maximum Award Value	50% Payout	Maximum Award Value

Dallas B. Tanner	23.3%	$7,800,000	$15,600,000	$2,600,000	$5,200,000

Ernest M. Freedman(1)	—	—	—	—	—

Charles D. Young	9.6%	$3,200,000	$ 6,400,000	$1,066,667	$2,133,333

Mark A. Solls	4.5%	$1,520,000	$ 3,040,000	$ 506,667	$1,013,333

(1)	Effective as of Mr. Freedman’s resignation on June 1, 2023, his award under the 2022 Outperformance Program was forfeited.

The values under the annualized award opportunity have been amortized over the three-year performance period to provide a depiction of the way the Compensation and Management Development Committee views each NEO’s participation in this program.

Earning and Vesting of Outperformance Program Awards

The following chart illustrates the timeline of the Outperformance Program awards.

2024 Compensation Decisions

In February 2024, the Compensation and Management Development Committee approved our 2024 long-term incentive equity award program (the “2024 LTIP”) under the Omnibus Incentive Plan, and as of March 1, 2024, granted our NEOs equity-based awards in the form of time vesting RSUs and performance vesting RSUs.

The time vesting RSUs are scheduled to vest in equal annual installments on each of the first three anniversaries of March 1, 2024, subject to the NEO’s continued employment through the applicable vesting date (with certain limited exceptions).

The performance vesting RSUs may be earned based on the achievement of performance conditions over a three-year performance period from January 1, 2024 through December 31, 2026. The number of performance vesting RSUs that may be earned will be determined based on performance achieved during the specified performance period. The performance vesting RSUs may be earned based on two performance measures: (1) the TSR Relative to RMS Index CAGR for the performance period; and (2) the Company’s Same Store NOI Growth CAGR.

In establishing 2024 executive compensation, our Compensation and Management Development Committee considered market data relative to the peer group and the performance, changes to the responsibilities of our executive officers, and level of pay relative to the Company’s other executives, and approved increases to several compensation components for our NEOs as set forth below:

•	Increased Mr. Tanner’s 2024 target award opportunity under the 2024 LTIP (75% which is tied to future three-year performance goals) from $7,500,000 to $8,025,000;

•

Increased Mr. Olsen’s base salary in 2024 from $450,000 to $550,000 and increased his 2024 target award opportunity under the 2024 LTIP (75% which is tied to future three-year performance goals) from $1,200,000 to $1,500,000;

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Executive Compensation—Compensation Discussion and Analysis (continued)

•	Increased Mr. Young’s target award opportunity under the 2024 LTIP (75% which is tied to future three-year performance goals) from $2,750,000 to $3,000,000; and

•

Increased Mr. Solls’ base salary in 2024 from $515,000 to $525,000, increased his target annual incentive opportunity from 100% to 125% and increased his target award opportunity under the 2024 LTIP (75% of which is tied to future three-year performance goals) from $950,000 to $1,000,000.

Mr. Eisen’s compensation for 2023 and 2024 was established at the time of his commencement as our Executive Vice President and Chief Investment Officer on August 1, 2023, and did not change at this time.

Other Matters

Risk Mitigation

The Compensation and Management Development Committee has discussed the concept of risk as it relates to our compensation programs with management and FPC, and the Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking. The Company’s incentive compensation programs contain appropriate risk mitigation factors, including award caps, multiple performance metrics, clawback features and ranges of awards. The share ownership and retention guidelines also mitigate risk. The Committee regularly reviews the incentive compensation plans to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk.

Incentive Compensation Clawback Policy

The Board has adopted our Incentive Compensation Clawback Policy to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the ”Dodd-Frank Act”), and the related rules and regulations promulgated by the SEC and NYSE. We believe our Incentive Compensation Clawback Policy further reduces the potential risk that an executive officer would intentionally misstate results to benefit under an incentive program. In addition, appropriate language regarding the policy has been included in applicable agreements, and our executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback, or forfeiture pursuant to the terms of the policy and/or applicable law.

Anti-Hedging and Anti-Pledging Policies

The Company’s directors, officers and associates may not engage in hedging transactions with respect to the Company’s securities, including engaging in transactions in forward contracts, equity swaps, collars, exchange funds, puts, calls, options and other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of the Company’s securities. In addition, the Company’s officers may not purchase the Company’s securities on margin, borrow against any account in which the Company’s securities are held or pledge the Company’s securities as collateral for a loan. Company directors who wish to pledge the Company’s securities as collateral for a loan must first submit a request for approval to the Office of the Chief Legal Officer prior to the execution of the documents evidencing the proposed pledge. The Office of the Chief Legal Officer is under no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason. Currently, there are no outstanding pledges of the Company’s securities by our directors.

Stock Ownership Policy

We have adopted a stock ownership policy under which each of the Company’s NEOs and each non-employee director serving on the Board who is eligible to receive compensation for his or her service on the Board or committee thereof is expected to own shares of our common stock equal in market value to a specified multiple of his or her annual base salary or cash retainer, as applicable. Under this policy, our CEO is expected to own equity in an amount equal to six times his or her annual base salary, the other officers are required to own equity in an amount equal to three times his or her annual base salary and the compensated non-employee directors are required to own equity in an amount equal to five times his or her annual cash retainer for serving on the Board (exclusive of any cash payable for service on a committee of the Board or as a chairperson of the Board or committee of the Board). The ownership requirement is expected to be satisfied within five years of the date that the person becomes subject to the policy. In addition, the stock ownership policy provides that, until such person satisfies the ownership requirement, he or she is required to retain at least 50% of the equity such person holds that qualifies toward the ownership requirement and, once the ownership requirement is met, the person must retain the requisite level of equity for so long as he or she is subject to the policy.

Executive Severance Plan

In June 2017, we adopted a severance plan for associates of the Company at the level of Senior Vice President and above (the “Severance Plan”). Each of our NEOs participates in the Severance Plan. As a condition to becoming eligible for benefits

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Executive Compensation—Compensation Discussion and Analysis (continued)

under the Severance Plan, each participant must agree to terminate and cancel such other employment, severance protection or other individual prior agreements relating to severance or termination benefits between such participant and the Company.

The Severance Plan provides for payment of severance and other benefits to eligible executives in the event of a termination of employment with us without cause or following a constructive termination (each as defined in the Severance Plan and each, a “qualifying termination”), or for a limited number of individuals, including our NEOs, the event of a termination with us as a result of death or disability (as such terms are defined in the Severance Plan), in each case, subject to the (i) executive’s execution and non-revocation of a general release of claims in favor of the Company and (ii) continued compliance with the restrictive covenants related to post-employment non-solicitation and non-competition for 12 months following any termination of employment and indefinite covenants covering trade secrets, confidentiality and non-disparagement.

Retirement Benefits

We maintain a tax-qualified 401(k) plan, under which we match each associate’s contributions dollar-for-dollar up to 3% of such employee’s eligible earnings, and we match 50% on the next 2% of each associate’s eligible earnings contributed. All of our matching contributions are fully vested, and each NEO was eligible to participate in the 401(k) plan in 2023.

Benefits

We provide a competitive benefits package to our associates including a holistic wellness program, which is designed to enhance mental, physical, and financial wellbeing for associates. We will continue to grow and enhance the wellness offerings in the coming years. Our executive officers are eligible to participate in various benefit plans available to our associates. Under these plans, all associates are entitled to access to health, dental, vision, term life insurance and disability coverage. All associates, including our executive officers, are also eligible to receive vacation, sick leave and other paid holidays.

Generally, we do not have ‘‘executive-only’’ benefits or perquisites, such as company cars, security systems or financial planning. We maintain a fractional ownership interest in an aircraft, which provides the Company with a certain number of yearly flight hours, that is intended for business travel. Under the Company’s Business Aircraft Use Policy, executive officers are required to agree to reimburse the Company for all aggregate incremental costs incurred in connection with personal use. The aggregate incremental costs are based on the cost to us of the particular flights, including the applicable hourly rate for the aircraft and any variable costs of the flights, such as fuel costs, catering, ground transportation and related taxes. The amount reimbursed excludes fixed costs that do not change based on actual usage, such as the monthly management fee. No amounts are reported in the Summary Compensation Table for this aircraft use by any executive officers since any such amounts were fully reimbursed to us by the executive officers who used the aircraft for personal use.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by our NEOs for services rendered to us during the fiscal years presented.

Name and Principal Position	Years	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Dallas B. Tanner (Chief Executive Officer)	2023	$990,385	—	$7,500,031	—	$1,891,521	$11,385	$10,393,322
	2022	$950,000	—	$12,023,478	—	$1,180,876	$12,200	$14,166,554
	2021	$900,000	—	$6,500,037	—	$2,298,808	$11,600	$9,710,445
Jonathan S. Olsen (Executive Vice President and Chief Financial Officer)	2023	$400,019	—	$1,200,045	—	$447,645	$13,200	$2,060,909
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Ernest M. Freedman (Former Executive Vice President and Chief Financial Officer)	2023	$306,923	—	$309,648	—	$374,446	$269,601	$1,260,618
	2022	$700,000	—	$4,429,515	—	$635,154	$12,200	$5,776,869
	2021	$650,000	—	$1,800,029	—	$1,395,228	$11,600	$3,856,857
Charles D. Young (President and Chief Operating Officer)	2023	$700,000	—	$2,750,036	—	$995,320	$14,200	$4,459,556
	2022	$700,000	—	$4,429,515	—	$635,154	$12,200	$5,776,869
	2021	$650,000	—	$1,800,029	—	$1,362,518	$11,600	$3,824,147
Scott G. Eisen (Executive Vice President and Chief Investment Officer)	2023	$280,000	—	$2,000,031	—	$1,050,000	$15,888	$3,345,919
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Mark A. Solls (Executive Vice President and Chief Legal Officer)	2023	$512,116	—	$950,031	—	$504,946	$13,200	$1,980,293
	2022	$500,000	—	$1,852,203	—	$364,462	$12,200	$2,728,865
	2021	$475,000	—	$825,040	—	$808,688	$11,600	$2,120,328

(1)

For all current NEOs, amount represents the aggregate grant date fair value of the equity awards granted in 2023 calculated in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 10 to the consolidated financial statements included in our 2023 Form 10-K.

The stock award values reflected in the table above for 2023 represent the grant date fair value in respect of (a) the time vesting RSUs and performance vesting RSUs granted under our 2023 LTIP, (b) Mr. Eisen’s Sign-On RSUs which were granted on the date of his commencement as our Executive Vice President and Chief Investment Officer, and (c) the incremental share-based compensation expense incurred in connection with the modifications made to certain outstanding equity awards held by Mr. Freedman. For Mr. Freedman, the vesting conditions of certain outstanding equity awards were modified pursuant to the Transition Services Agreement, resulting in incremental share-based compensation expense.

As described further under “Executive Compensation—Compensation Discussion and Analysis—2023 Long-Term (Equity) Incentive Program,” of the 2023 LTIP performance vesting RSUs granted in 2023, 75% of the 2023 LTIP RSUs at target are based on performance, of which 45% are tied to the TSR Relative to RMS Index CAGR (with a cap at target if the Company’s absolute TSR is negative) and 30% are tied to the Company’s Same Store NOI Growth CAGR. The grant date fair value of the RSUs that are earned based on the Same Store NOI Growth CAGR were computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement, the aggregate grant date fair value of the RSUs that are earned based on Same Store NOI Growth CAGR would have been: Mr. Tanner—$4,500,020; Mr. Olsen—$720,018; Mr. Young—$1,650,006; and Mr. Solls—$570,040. Mr. Freedman did not receive a 2023 LTIP award because he resigned from the Company effective as of June 1, 2023. Mr. Eisen did not receive a 2023 LTIP award given his commencement as our Executive Vice President and Chief Investment Officer effective as of August 1, 2023.

As the 2023 LTIP RSUs that are earned based on the TSR Relative to RMS Index CAGR are subject to market conditions as defined under FASB ASC Topic 718 and are not subject to performance conditions as defined under FASB ASC Topic 718, they have no maximum grant date fair values that differ from the grant date fair values presented in the table.

(2)

Amounts shown for 2023 represent the annual cash incentive awards earned under our 2023 annual cash incentive program as described under “Compensation Discussion and Analysis—Determination of Compensation—2023 Annual Cash Incentive Program.”

(3)

All Other Compensation for 2023 represents Company-paid matching 401(k) plan contributions for all NEOs, post-termination consulting fees paid in 2023 pursuant to the Transition Services Agreement, as well as vacation payout, and COBRA allowance for Mr. Freedman, Health Savings Account Company-funded seed money for Messrs. Tanner and Young based on their participation in our high-deductible health plan, and relocation expenses for Mr. Eisen.

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2023 Grants of Plan—Based Awards Table

	Grant Name	Type	Grant Date	Estimated Possible Payouts Under Non—Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name				Threshold ($)(2)	Target ($)	Max ($)	Threshold (#)(2)	Target (#)	Max (#)

Dallas B. Tanner				$100,000	$2,000,000	$4,000,000	—	—	—	—	—
	2023 LTIP Time Vesting RSUs	Time	3/1/2023	—	—	—	—	—	—	61,759	$1,875,003
	2023 LTIP Performance Vesting RSUs	Performance	3/1/2023	—	—	—	91,003	182,008	364,016	—	$5,625,028

Jonathan S. Olsen				$28,125	$562,500	$1,125,000	—	—	—	—
	2023 LTIP Time Vesting RSUs	Time	3/1/2023	—	—	—	—	—	—	9,882	$300,018
	2023 LTIP Performance Vesting RSUs	Performance	3/1/2023	—	—	—	14,561	29,122	58,244	—	$900,027

Ernest M. Freedman				$43,750	$875,000	$1,750,000	—	—	—	—	—
	Modification of Prior Year Outstanding Awards		2/1/2023								$309,648

Charles D. Young				$52,500	$1,050,000	$2,100,000	—	—	—	—
	2023 LTIP Time Vesting RSUs	Time	3/1/2023	—	—	—	—	—	—	22,645	$687,502
	2023 LTIP Performance Vesting RSUs	Performance	3/1/2023	—	—	—	33,368	66,737	133,474	—	$2,062,534

Scott G. Eisen				$52,500	$1,050,000	$2,100,000	—	—	—	—	—
	Sign On RSUs	Time	8/1/2023	—	—	—	—	—	—	56,562	$2,000,031

Mark A. Solls				$25,750	$515,000	$1,030,000	—	—	—	—
	2023 LTIP Time Vesting RSUs	Time	3/1/2023	—	—	—	—	—	—	7,823	$237,507

	2023 LTIP Performance Vesting RSUs	Performance	3/1/2023	—	—	—	11,527	23,055	46,110	—	$712,524

(1)

Reflects the possible payouts of cash incentive compensation under the 2023 annual cash incentive program. The actual amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and described in “Compensation Discussion and Analysis—Determination of Compensation—2023 Annual Cash Incentive Program” above. Per the terms of Mr. Freedman’s Transition Services Agreement, his 2023 annual cash incentive calculation was based on actual eligible earnings through June 1, 2023, his effective resignation date.

(2)	Threshold reflects the payout associated with the minimum level of achievement that is greater than $0 or 0 RSUs.
(3)

Represents performance vesting RSUs granted as part of our 2023 LTIP. See “Compensation Discussion and Analysis—Determination of Compensation—2023 Long—Term (Equity) Incentive Program. Mr. Freedman did not receive a 2023 LTIP award because he resigned from the Company effective as of June 1, 2023. Mr. Eisen did not receive a 2023 LTIP award given his commencement as our Executive Vice President and Chief Investment Officer effective as of August 1, 2023.

(4)

Represents the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 10 to the consolidated financial statements included in our 2023 Form 10—K. For Mr. Freedman, on February 1, 2023, the vesting conditions of certain outstanding equity awards were modified, resulting in incremental share-based compensation expense.

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Executive Compensation—Compensation Discussion and Analysis (continued)

Narrative to Summary Compensation Table and 2023 Grants of Plan—Based Awards Table

We do not have employment agreements with any of our NEOs. For information about payments and benefits to which Messrs. Tanner, Olsen, Freedman, Young, Solls, and Eisen may be entitled upon qualifying employment termination events or a change in control, see “Executive Compensation—Compensation Discussion and Analysis—Potential Benefits upon a Termination or Change in Control.”

Outstanding Equity Awards at 2023 Fiscal Year End

		Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)(4)(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4)(5) ($)

Dallas B. Tanner	5/1/2019	36,801	$1,255,282	—	—
	3/1/2021	267,761	$9,133,328	—	—

	3/1/2022	31,765	$1,083,504	118,244	$4,033,303

	3/1/2023	61,759	$2,106,599	289,905	$9,888,660

	4/1/2022	—	—	457,344	$15,600,000

Jonathan S. Olsen	5/1/2019	4,785	$163,216	—	—
	3/1/2021	12,360	$421,600	—	—

	3/1/2022	1,558	$53,143	5,799	$197,804

	3/1/2023	9,882	$337,075	46,386	$1,582,226

	4/1/2022	—	—	47,845	$1,632,000

Ernest M. Freedman	5/1/2019	27,659	$943,448	—	—
	3/1/2021	74,150	$2,529,257	—	—

	3/1/2022	10,793	$368,149	40,174	$1,370,335

Charles D. Young	5/1/2019	26,624	$908,145	—	—
	3/1/2021	74,150	$2,529,257	—	—

	3/1/2022	10,793	$368,149	40,174	$1,370,335

	3/1/2023	22,645	$772,421	106,300	$3,625,893

	4/1/2022	—	—	187,628	$6,400,000

Scott G. Eisen	8/1/2023	56,562	$1,929,330	—	—

Mark A. Solls	5/1/2019	14,721	$502,133	—	—

	3/1/2021	33,986	$1,159,262	—	—

	3/1/2022	4,006	$136,645	14,911	$508,614

	3/1/2023	7,823	$266,843	36,722	$1,252,587

	4/1/2022	—	—	89,123	$3,040,000

(1)	Includes the following:
(a)	2021 LTIP time vesting RSUs: the outstanding awards vested March 1, 2024.
(b)

2021 LTIP performance vesting RSUs: the performance period ended on December 31, 2023, but the awards remain subject to time vesting conditions. The amounts reported under “Number of Shares or Units of Stock That Have Not Vested” reflect the number of RSUs earned based on actual achievement under the performance measures as of the end of the applicable performance period. These awards vested upon the Certification Date and were issued, as shares of our common stock, net of tax, in February 2024.

(c)	2022 LTIP time vesting RSUs: the award is scheduled to vest or vested in equal annual installments on each of the first three anniversaries of the grant date of March 1, 2022.
(d)	2023 LTIP time vesting RSUs: the award is scheduled to vest in equal annual installments on each of the first three anniversaries of the grant date of March 1, 2023.

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(e)	2019 Outperformance Plan awards: the outstanding awards vested on March 31, 2024.
(f)	Sign-On RSUs will vest in three equal annual installments on each of the first three anniversaries of the grant date of August 1, 2023.
(2)

For additional information on vesting upon specified termination and change in control events, see “Executive Compensation—Compensation Discussion and Analysis —Potential Benefits Upon a Termination or Change in Control.”

(3)	Amounts reported are based on the closing price of our common stock on the NYSE on December 29, 2023, which was the last trading day on the NYSE in 2023.
(4)

2022 LTIP performance vesting RSUs are earned in respect of a number of shares based on the achievement of the TSR Relative to the RMS Index CAGR and Same Store NOI Growth CAGR at the end of a specified performance period on December 31, 2024 and, thereafter, remain subject to time vesting conditions until the Certification Date. The number and market value of shares reported above reflect the portion of the 2022 LTIP performance vesting RSUs based on target performance of the TSR Relative to the RMS Index CAGR and threshold performance of Same Store NOI Growth CAGR, as our achievement under these measures as of December 31, 2023 was between threshold and target and below threshold, respectively. The actual number of shares that will be deliverable is not yet determinable.

2023 LTIP performance vesting RSUs are earned in respect of a number of shares based on the achievement of the TSR Relative to the RMS Index CAGR and Same Store NOI Growth CAGR at the end of a specified performance period on December 31, 2025 and, thereafter, remain subject to time vesting conditions until the Certification Date. See “Executive Compensation—Compensation Discussion and Analysis—2023 Long-Term (Equity) Incentive Program.” The number and market value of shares reported above reflect the portion of the 2023 LTIP performance vesting RSUs based on maximum performance of the TSR Relative to the RMS Index CAGR and target performance of Same Store NOI Growth CAGR, as our achievement under each of these measures as of December 31, 2023 was above target and between threshold and target, respectively. The actual number of shares that will be deliverable is not yet determinable.

(5)

Earned 2022 Outperformance Program awards are scheduled to vest 50% on March 31, 2025, and 50% on March 31, 2026. 2022 Outperformance Program awards were calculated using the share price as of December 29, 2023 of $34.11. The amounts reflected in the table are based on maximum performance because as of December 31, 2023 our achievement for cumulative TSR was at the minimum, and our achievement for TSR relative to the FTSE Nareit Residential Index measure was above the minimum amount.

Effective as of Mr. Freedman’s resignation on June 1, 2023, his award under the 2022 Outperformance Program was forfeited.

2023 Stock Vested Table

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Dallas B. Tanner	219,263	$6,941,354

Jonathan S. Olsen	18,676	$592,068

Ernest M. Freedman	107,627	$3,410,039

Charles D. Young	106,592	$3,377,716

Scott G. Eisen	—	—

Mark A. Solls	51,755	$1,639,817

(1)	Represents shares acquired on the vesting of RSUs in 2023 as follows:
(a)

As to Mr. Tanner, 10,121 shares acquired on vesting of his 2020 LTIP time vesting RSUs on March 1, 2023, 137,985 shares acquired on the vesting of his 2020 LTIP performance vesting RSUs which vested on February 23, 2023, 18,474 shares acquired on the vesting of a portion of his 2021 LTIP time vesting RSUs on March 1, 2023, 15,882 shares acquired on the vesting of a portion of his 2022 LTIP time vesting RSUs on March 1, 2023, and 36,801 OP Units acquired on the vesting of his 2019 Outperformance Program award on March 31, 2023.

(b)

As to Mr. Olsen, 838 shares acquired on vesting of his 2020 LTIP time vesting RSUs on March 1, 2023, 11,422 shares acquired on the vesting of his 2020 LTIP performance vesting RSUs which vested on February 23, 2023, 853 shares acquired on the vesting of a portion of his 2021 LTIP time vesting RSUs on March 1, 2023, 779 shares acquired on the vesting of a portion of his 2022 LTIP time vesting RSUs on March 1, 2023, and 4,784 RSUs acquired on vesting of his 2019 Outperformance Program award on March 31, 2023.

(c)

As to Mr. Freedman, 4,746 shares acquired on vesting of his 2020 LTIP time vesting RSUs on March 1, 2023, 64,711 shares acquired on the vesting of his 2020 LTIP performance vesting RSUs which vested on February 23, 2023, 5,116 shares acquired on the vesting of a portion of his 2021 LTIP time vesting RSUs on March 1, 2023, 5,396 shares acquired on the vesting of a portion of his 2022 LTIP time vesting RSUs on March 1, 2023, and 27,658 OP Units acquired on the vesting of his 2019 Outperformance Program award on March 31, 2023.

(d)

As to Mr. Young, 4,746 shares acquired on vesting of his 2020 LTIP time vesting RSUs on March 1, 2023, 64,711 shares acquired on the vesting of his 2020 LTIP performance vesting RSUs which vested on February 23, 2023, 5,116 shares acquired on the vesting of a portion of his 2021 LTIP time vesting RSUs on March 1, 2023, 5,396 shares acquired on the vesting of a portion of his 2022 LTIP time vesting RSUs on March 1, 2023, and 26,623 OP Units acquired on the vesting of his 2019 Outperformance Program award on March 31, 2023.

(e)

As to Mr. Solls, 2,234 shares acquired on vesting of his 2020 LTIP time vesting RSUs on March 1, 2023, 30,453 shares acquired on the vesting of his 2020 LTIP performance vesting RSUs which vested on February 23, 2023, 2,345 shares acquired on the vesting of a portion of his 2021 LTIP time vesting RSUs on March 1, 2023, 2,003 shares acquired on the vesting of a portion of his 2022 LTIP time vesting RSUs on March 1, 2023, and 14,720 OP Units acquired on the vesting of his 2019 Outperformance Program award on March 31, 2023.

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Executive Compensation—Compensation Discussion and Analysis (continued)

(2)

Amounts reported are based on the closing price of our common stock on the NYSE on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price of our common stock on the NYSE on the last trading day prior to the vesting date. Amounts reported are shown before tax.

Potential Benefits upon a Termination or Change in Control

The following table describes the potential payments and benefits that would have been payable to our NEOs who remained employed at the end of the year under existing plans, assuming (1) a qualifying termination of employment, (2) a change in control, (3) a qualifying termination within 24 months of a change in control, or (4) death or disability occurred, in each case, on December 29, 2023. Mr. Freedman is not included in the table below because he resigned from the Company effective as of June 1, 2023, and was not our NEO as of December 29, 2023.

Because the disclosures in the table assume the occurrence of a termination or change in control as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our NEOs upon a termination or change in control may vary significantly from the amounts included herein.

Name		Qualifying Termination ($)	Change in Control ($)	Qualifying Termination Within 24 Months of Change in Control ($)	Death or Disability ($)

Dallas B. Tanner

	Severance(1)	$6,000,000	—	$9,000,000	—

	Bonus(2)	$1,891,521	—	$1,891,521	$1,891,521

	Time Vesting RSUs(3)	$3,129,388	$5,075,568	$5,075,568	$5,075,568

	Performance Vesting RSUs(3)(4)	$17,121,617	$17,189,223	$25,875,266	$17,121,617

	Continuation of Benefits(5)	$25,370	—	$38,055	—

	Other Benefits(6)	$57,692	—	$57,692	—

	Total	$28,225,588	$22,264,791	$41,938,102	$24,088,706

Jonathan S. Olsen

	Severance(1)	$1,518,750	—	$2,278,125	—

	Bonus(2)	$447,645	—	$447,645	$447,645

	Time Vesting RSUs(3)	$331,242	$582,531	$582,531	$582,531

	Performance Vesting RSUs(3)(4)	$1,324,867	$1,420,409	$2,448,279	$1,324,867

	Continuation of Benefits(5)	$25,091	—	$37,636	—

	Other Benefits(6)	$25,962	—	$25,962	—

	Total	$3,673,557	$2,002,940	$5,820,178	$2,355,043

Charles D. Young

	Severance(1)	$2,625,000	—	$3,937,500	—

	Bonus(2)	$995,320	—	$995,320	$995,320

	Time Vesting RSUs(3)	$1,524,171	$2,223,222	$2,223,222	$2,223,222

	Performance Vesting RSUs(3)(4)	$5,666,217	$5,674,267	$8,993,715	$5,666,217

	Continuation of Benefits(5)	$25,435	—	$38,152	—

	Other Benefits(6)	$40,385	—	$40,385	—

	Total	$10,876,528	$7,897,489	$16,228,294	$8,884,759

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Executive Compensation—Compensation Discussion and Analysis (continued)

Name		Qualifying Termination ($)	Change in Control ($)	Qualifying Termination Within 24 Months of Change in Control ($)	Death or Disability ($)

Scott G. Eisen

	Severance(1)	$1,750,000	—	$2,625,000	—

	Bonus(2)	$1,050,000	—	$1,050,000	$1,050,000

	Time Vesting RSUs(3)	$643,110	$1,929,330	$1,929,330	$1,929,330

	Performance Vesting RSUs(3)(4)	$—	$—	$—	$—

	Continuation of Benefits(5)	$8,416	—	$8,416	—

	Other Benefits(6)	$40,385	—	$40,385	—

	Total	$3,491,911	$1,929,330	$5,653,131	$2,979,330

Mark A. Solls

	Severance(1)	$1,030,000	—	$1,545,000	—

	Bonus(2)	$504,946	—	$504,946	$504,946

	Time Vesting RSUs(3)	$739,368	$985,608	$985,608	$985,608

	Performance Vesting RSUs(3)(4)	$2,480,650	$2,444,834	$3,810,258	$2,480,650

	Continuation of Benefits(5)	$18,615	—	$18,615	—

	Other Benefits(6)	$29,712	—	$29,712	—

	Total	$4,803,291	$3,430,442	$6,894,139	$3,971,204

(1)

Severance represents a cash payment equal to the sum of the NEO’s (x) annual base salary and (y) annual cash incentive based on target performance times the multiplier applicable to such NEO, payable in equal monthly installments over the applicable severance period.

(2)

Under the Severance Plan, our NEOs are entitled to their annual cash incentive otherwise payable under the annual cash incentive program for the year in which the NEO’s termination occurred, pro-rated for days of service up to and including the termination date and based on actual performance for the year, payable concurrently with annual cash incentive payments to other associates under the applicable plan.

(3)	All share values are based on the closing price of our common stock on the NYSE on December 29, 2023. Earned awards under the 2019 Outperformance Program are reflected as time-vesting.
(4)

2021 LTIP calculated at actual achievement: 116% TSR Relative to RMS Index CAGR; and 200% Same Store NOI Growth CAGR. 2022 LTIP calculated at achievement as of December 31, 2023: 86% TSR Relative to RMS Index CAGR; and 0% Same Store NOI Growth CAGR. 2023 LTIP calculated at achievement as of December 31, 2023: 122% TSR Relative to RMS Index CAGR; and 97% Same Store NOI Growth CAGR. 2019 Outperformance Program actual achievement as of December 31, 2023: 100% Relative TSR Component; and 100% Absolute TSR Component. 2022 Outperformance Program calculated at achievement as of December 31, 2023: 100% Relative TSR Component; and 0% Absolute TSR Component.

(5)

Under the Severance Plan, NEOs are entitled to continuation of benefits. A cash payment in an amount equal to the total amount of the monthly COBRA insurance premiums for participation in the welfare benefit programs of the Company in which the NEO participated as of his or her termination date; amounts reflect 2023 rates multiplied by the applicable welfare period for each NEO.

(6)	Other Benefits includes payout of unused paid time off.

Executive Severance Plan

In June 2017, we adopted the Severance Plan for associates of the Company at the level of Senior Vice President and above. Each of our NEOs participates in the Severance Plan. The Severance Plan provides for payment of severance and other benefits to eligible executives in the event of a termination of employment with us without cause or following a constructive termination (each as defined in the Severance Plan and each, a “qualifying termination”), or for a limited number of individuals, including our NEOs, the event of a termination with us as a result of death or disability (as such terms are defined in the Severance Plan), in each case, subject to the (i) executive’s execution and non-revocation of a general release of claims in favor of the Company and (ii) continued compliance with the restrictive covenants related to post-employment non-solicitation and non-competition for 12 months following any termination of employment and indefinite covenants covering trade secrets, confidentiality and non-disparagement.

In the event of a qualifying termination, in addition to specified accrued benefits, which the executive has earned but has not yet received and to which the executive is entitled, the Severance Plan provides for the following additional payments and benefits:

•	a lump-sum pro-rata annual cash incentive otherwise payable under the annual cash incentive program for the year of termination based on actual performance;

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Executive Compensation—Compensation Discussion and Analysis (continued)

•

a cash payment equal to the sum of the executive’s (x) annual base salary and (y) annual cash incentive based on target performance (the “cash severance amount”) times the multiplier applicable to such executive (which is 2.0 for Mr. Tanner, 1.5 for Messrs. Olsen and Young and 1.0 for Messrs. Solls and Eisen), payable in equal monthly installments over the applicable severance period (which is 24 months for Mr. Tanner, 18 months for Messrs. Olsen and Young and 12 months for Messrs. Solls and Eisen); and

•	a cash payment in an amount equal to the total amount of monthly COBRA insurance premiums for continued participation in our welfare benefit programs, for a period of 12 months.

Notwithstanding the foregoing, in the event such qualifying termination occurs during the two-year period following a change in control (as defined in the Severance Plan), in addition to specified accrued benefits, which the executive has earned but has not yet received and to which the executive is entitled, the Severance Plan provides for the following payments and benefits:

•	a lump-sum pro-rata annual cash incentive otherwise payable under the annual cash incentive program for the year of termination based on actual performance;

•

a lump-sum cash payment equal to the sum of the executive’s (x) annual base salary and (y) annual cash incentive based on target performance times the multiplier applicable to such executive (which is 3.0 for Mr. Tanner, 2.25 for Messrs. Olsen and Young and 1.5 for Messrs. Solls and Eisen); and

•

a cash payment in an amount equal to the total amount of monthly COBRA insurance premiums for continued participation in our welfare benefit programs, for a period of 18 months for Messrs. Tanner, Olsen and Young and 12 months for Messrs. Solls and Eisen.

In the event of a termination of employment with us as a result of the NEO’s death or disability (as defined in the Omnibus Incentive Plan), in addition to certain accrued obligations, which the NEO has earned and to which he is entitled, the Severance Plan provides for a lump-sum pro-rata annual cash incentive for the year of termination, calculated based on the greater of (i) target annual cash incentive for the year of termination and (ii) the actual annual cash incentive paid in respect of the year prior to the year of termination.

LTIP RSUs

Time Vesting LTIP RSUs

Upon a termination of the NEO’s employment by the Company without “cause” (as defined in the Omnibus Incentive Plan) applicable to the, 2021, 2022, and 2023 LTIP RSUs (collectively, the “LTIP RSUs”) or, if the NEO resigns from employment following a “constructive termination” (as defined in the award agreement applicable to the LTIP RSUs) (together with a termination without cause, a “qualifying involuntary termination”), the next installment of time vesting LTIP RSUs that would have vested on the next scheduled vesting date will vest as of the date of termination. Time vesting LTIP RSUs that are eligible to vest upon a qualifying involuntary termination are subject to the NEO’s execution and non-revocation of a release of claims in favor of the Company.

Upon a NEO’s death or a termination of the NEO’s employment by the Company following the NEO’s “disability” (as defined in the Omnibus Incentive Plan), any unvested time vesting LTIP RSUs will vest as of the date of termination. Time vesting LTIP RSUs will also continue to vest according to the original vesting schedule following the NEO’s “retirement” (as defined below) and will be subject to forfeiture if the NEO violates specified restrictive covenants agreed to with the Company and described below.

Upon a change in control, if the time vesting LTIP RSUs are assumed by the successor or acquiror and a qualifying involuntary termination occurs during the two-year period following a change in control, any then-unvested time vesting LTIP RSUs will vest. Upon a change in control, if the time vesting LTIP RSUs are not assumed by the successor or acquiror, any then-unvested time vesting LTIP RSUs will immediately vest.

For Messrs. Tanner, Olsen, Young, and Eisen, “retirement” is defined as a voluntary resignation of employment at such time that the NEO is at least 55 years old, the NEO has at least 10 years of continuous service and the sum of the NEO’s age and years of service equals at least 65, provided that the NEO has given at least six months’ prior notice of the NEO’s retirement. For Mr. Solls “retirement” is defined as a voluntary resignation of employment at such time that the NEO is at least 60 years old and the sum of the NEO’s age and years of service equals at least 65, provided that the NEO has given at least six months’ prior notice of the NEO’s retirement.

Performance Vesting LTIP RSUs

Performance vesting LTIP RSUs are earned on the Certification Date. These performance vesting LTIP RSUs will vest on the Certification Date, subject to the NEO’s continued employment through such Certification Date, except in the event of a

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Executive Compensation—Compensation Discussion and Analysis (continued)

qualifying involuntary termination as described below. Any unearned performance vesting LTIP RSUs will be forfeited without consideration.

Notwithstanding the foregoing, upon a qualifying involuntary termination prior to the last day of any performance period, a prorated portion of the performance vesting LTIP RSUs will remain outstanding and eligible to vest based on actual performance through the last day of the applicable performance period, based on the number of days during the applicable performance period that the NEO was employed. Any performance vesting LTIP RSUs that are earned based on actual performance will vest on, and settle as soon as practicable following, the applicable Certification Date. Upon a qualifying involuntary termination following the last day of any performance period but prior to the Certification Date, any unearned and unvested performance vesting LTIP RSUs will vest on the applicable Certification Date based on actual performance as of the end of the performance period. Upon a qualifying involuntary termination following the Certification Date where such performance vesting LTIP RSUs are subject to continued service vesting conditions, such earned but unvested performance vesting LTIP RSUs will vest on the NEO’s termination date. Performance vesting LTIP RSUs that are eligible to vest upon a qualifying involuntary termination are subject to the NEO’s execution and non-revocation of a release of claims in favor of the Company.

Upon a NEO’s death or a termination of the NEO’s employment by the Company following the NEO’s “disability,” with respect to performance vesting LTIP RSUs for which the applicable performance period has not been completed, a prorated portion of the Performance Vesting RSUs will remain outstanding and eligible to vest based on actual performance on the last day of the performance period, with such proration based on the number of days the NEO was employed during the performance period. Following the NEO’s “retirement,” a prorated number of performance vesting LTIP RSUs shall remain outstanding and eligible to become earned, based on the extent to which the performance conditions are satisfied following the completion of the performance period, with such proration based on the number of days the NEO was employed during the performance period. Upon a change in control, the number of performance vesting LTIP RSUs that become earned will be calculated based on actual performance through the date of the change in control without proration. Any performance vesting LTIP RSUs will vest as to 50% of such earned performance vesting LTIP RSUs on the date of the change in control and, as to the remaining 50% on the first anniversary of the change in control (or, in each case, upon a qualifying involuntary termination that occurs within the two-year period following the change in control). If the awards are not assumed by the successor or acquiror, or are unable to be measured in a consistent manner, any earned performance vesting LTIP RSUs (including the performance vesting LTIP RSUs that become earned in connection with the change in control) will immediately vest as of the change in control.

Sign-On RSUs

Per the terms of Mr. Eisen’s Sign-On RSU award agreement, upon a termination of the Mr. Eisen’s employment by the Company without “cause” (as defined in the Sign-On RSU award agreement), or if Mr. Eisen resigns from employment following a “constructive termination” (as defined in the Sign-On RSU award agreement, together with a termination without cause, a “qualifying involuntary termination”), the next installment of Sign-On RSUs that would have vested on the next scheduled vesting date will vest as of the date of termination. Sign-On RSUs that are eligible to vest upon a qualifying involuntary termination are subject to Mr. Eisen’s execution and non-revocation of a release of claims in favor of the Company.

Upon Mr. Eisen’s death or a termination of employment by the Company following Mr. Eisen’s “disability” (as defined in the Omnibus Incentive Plan), any unvested Sign-On RSUs will vest as of the date of termination. Sign-On RSUs will also continue to vest according to the original vesting schedule following Mr. Eisen’s “retirement” (as defined below) and will be subject to forfeiture if he violates specified restrictive covenants agreed to with the Company and described below.

Upon a change in control, if the Sign-On RSUs are assumed by the successor or acquiror and a qualifying involuntary termination occurs during the two-year period following a change in control, any then-unvested Sign-On RSUs will vest. Upon a change in control, if the Sign-On RSUs are not assumed by the successor or acquiror, any then-unvested Sign-On RSUs will immediately vest.

For Mr. Eisen “retirement” is defined as a voluntary resignation of employment at such time that he is at least 55 years old, and he has at least 10 years of continuous service and the sum of Mr. Eisen’s age and years of service equals at least 65, provided that he has given at least six months’ prior notice of the retirement. Mr. Eisen was not retirement eligible on December 29, 2023.

2019 and 2022 Outperformance Program Awards

Following March 31, 2022, the last day of the 2019 Outperformance Program performance period, the award value was calculated and a number of OP Units or RSUs with a value equal to the award value (obtained using the closing price per share on April 7, 2022 (the “2019 Outperformance Program Determination Date”)) became earned OP Units or RSUs, based

77

Executive Compensation—Compensation Discussion and Analysis (continued)

on actual performance during the performance period. 50% of the earned OP Units or RSUs vested on the 2019 Outperformance Program Determination Date. An additional 25% of the earned OP Units or RSUs vested on March 31, 2023, the first anniversary of the last day of the performance period; and the remaining 25% of the earned OP Units or RSUs vested on March 31, 2024, the second anniversary of the last day of the performance period, subject to continued employment on the applicable vesting date.

Following calculation of the award value under the 2022 Outperformance Program, a number of OP Units with a value equal to the award value (obtained using the closing price per share on the date that is not later than 30 days following the last day of the 2022 Outperformance Program performance period (the “2022 Outperformance Program Determination Date”)) shall become earned OP Units, based on actual performance during the performance period. Any unearned OP Units shall be forfeited effective as of the last day of the performance period. 50% of the earned OP Units will vest on the 2022 Outperformance Program Determination Date; and the remaining 50% of the earned OP Units will vest on the first anniversary of the last day of the performance period, subject to continued employment on the applicable vesting date, except in the event of a qualifying involuntary termination as described below.

Notwithstanding the foregoing, upon a qualifying involuntary termination prior to the last day of the 2022 Outperformance Program performance period, a prorated portion of the maximum award value will remain outstanding and eligible to vest based on actual performance through the last day of the performance period, based on the number of days the NEO was employed during the performance period. Any OP Units that become earned OP Units following the 2022 Outperformance Program Determination Date, based on the prorated award value shall become fully vested on such Determination Date.

Upon a NEO’s death or a termination of the NEO’s employment by the Company following the NEO’s “disability,” with respect to OP Units for which the 2022 Outperformance Program performance period has not been completed, a prorated portion of the maximum award value will remain outstanding and eligible to be earned based on actual performance on the last day of the performance period, with such proration based on the number of days the NEO was employed during the performance period.

In the event of a NEO’s retirement prior to the end of the 2022 Outperformance Program performance period, following written notice at least six months prior to the date of the NEO’s resignation, a prorated portion of the maximum award value will remain outstanding and eligible to be earned based on actual performance on the last day of the performance period. The proration would be based on the number of days the NEO was employed during the performance period. Any OP Units that become earned OP Units following the 2022 Outperformance Program Determination Date shall remain outstanding and eligible to vest. In the event of a NEO’s retirement following the end of the performance period, with respect to any OP Units that have become earned OP Units prior to the termination date, such earned OP Units shall remain outstanding and eligible to vest.

Upon a change in control, the award value will be calculated based on actual performance through the date of the change in control without proration. Earned OP Units shall become vested as to 50% as of the date of the change in control, and 50% on the first anniversary of the date of the change in control. In the event of a qualifying termination during the 12-month period immediately following a change in control, any unvested earned OP Units shall become vested as of the termination date. If the awards are not assumed by the successor or acquiror, or are unable to be measured in a consistent manner, any earned OP Units (including the earned OP units that become earned in connection with the change in control) will immediately vest as of the change in control.

Covenants

Each NEO is subject to restrictive covenants set forth in the Severance Plan, including an indefinite confidentiality covenant and covenants regarding non-competition and non-solicitation of employees and current or prospective clients or customers, in each case, at all times during employment and for up to 12 months after termination of employment.

Under the LTIP award agreements and our 2019 and 2022 Outperformance Programs, if there is a restrictive covenant violation or the executive grantee engages in a detrimental activity (as defined in the applicable award agreement) in the four-year period following the grant date, the executive will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.

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Executive Compensation—Compensation Discussion and Analysis (continued)

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our associates (other than our principal executive officer) (the “CEO Pay Ratio”). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u).

We selected the median associate based on the 1,554 associates employed by the Company as of December 31, 2023 (excluding Mr. Tanner, our CEO). In identifying our median associate, we calculated the annual total target cash compensation of each associate as of December 31, 2023. Annual total target cash compensation included base salary and target bonus and was calculated using internal human resources records. We believe this consistently applied compensation measure reasonably reflects annual compensation across our associate base. We did not apply cost-of-living adjustments as part of the calculation.

The 2023 annual total compensation as determined under Item 402(c)(2)(x) of Regulation S-K for our CEO, which is the amount set forth in the “Total” column of our Summary Compensation Table, was $10,393,322. The 2022 annual total compensation as determined under Item 402(c)(2)(x) of Regulation S-K for our median associate was $76,008. Our CEO Pay Ratio was, therefore, 137 to 1.

79

PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding advisory vote, the compensation paid to our NEOs as disclosed in this Proxy Statement. While the results of the vote are non-binding and advisory in nature, the Compensation and Management Development Committee and the Board intend to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the 2023 compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby approved, on a non- binding advisory basis.”

In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the NEOs presented in “Compensation Discussion and Analysis,” the compensation tables and other related material disclosed in this Proxy Statement.

80	2024 Proxy Statement

Board Recommendation
The Board of Directors unanimously recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation
S-
K
under the Exchange Act, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”), calculated in accordance with the requirements of Item 402(v), and certain Company performance measures for the fiscal years listed below. The Company’s selected performance measure included in the table below is AFFO (as defined in “Executive Compensation—Compensation Discussion and Analysis” above). This disclosure was prepared in accordance with the requirements of Item 402(v) and does not necessarily reflect the value actually realized by our NEOs, how our NEOs’ compensation relates to Company performance, or how the Compensation and Management Development Committee evaluates compensation decisions in light of Company or individual performance. Please refer to “Executive Compensation—Compensation Discussion and Analysis” above for a complete description of how our executive compensation relates to Company performance and how the Committee makes its compensation decisions.
The information provided under this Pay Versus Performance section will not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, or the Exchange Act, except to the extent the Company specifically incorporates it by reference.

					Value of Initial Fixed $100 Investment Based on:

Year	Summary Compensation Table Total ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for Non-CEO NEOs (3)	Average Compensation Actually Paid to Non-CEO NEOs (3)(4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income ($ in thousands) (7)	Adjusted Funds from Operations ($ in thousands) (8)

2023	$10,393,322	$18,548,465	$2,621,459	$ 3,632,265	$126.29	$113.54	$521,028	$923,365

2022	$14,166,554	($ 3,988,645)	$4,760,868	($ 1,648,807)	$105.52	$99.82	$384,799	$865,897

2021	$ 9,710,445	$31,935,295	$3,267,111	$12,172,142	$157.51	$132.23	$262,776	$745,561

2020	$ 5,518,018	$ 4,797,919	$2,573,039	$ 2,200,487	$101.25	$92.43	$197,449	$602,402

(1)	Reflects compensation amounts reported in the “Total” column of the Summary Compensation Table for our CEO, Dallas B. Tanner, in each of 2023, 2022, 2021, and 2020.
(2)
CAP to our CEO in each of 2023, 2022, 2021, and 2020 reflects the respective amounts reported in the “Total” column of the Summary Compensation Table, adjusted as set forth in the table below, as determined in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Tanner during the applicable year.

	2020	2021	2022	2023

CEO	Dallas B. Tanner	Dallas B. Tanner	Dallas B. Tanner	Dallas B. Tanner

Summary Compensation Table Total Compensation	$5,518,018	$9,710,445	$14,166,554	$10,393,322

Less: Stock and Option Award Values Reported in Summary Compensation Table for the Covered Year ($)	(3,625,057)	(6,500,037)	(12,023,478)	(7,500,031)

Plus: Fair Value for Stock and Options Awards Granted in the Covered Year ($)	3,240,949	14,797,038	6,849,983	9,108,057

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(335,991)	13,927,849	(12,981,704)	6,547,117

Less: Fair Value of Stock and Option Awards Forfeited During the Covered Year	—	—	—	—

Compensation Actually Paid ($)	$4,797,919	$31,935,295	($ 3,988,645)	$18,548,465

(3)
Represents the average of the amounts reported for the Company’s non-CEO
NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The following NEOs are included in the average calculation for 2023: Messrs. Olsen; Freedman; Young; Eisen; and Solls. The following NEOs are included in the average calculation for each of 2022, 2021, and 2020: Messrs. Freedman; Young; and Solls.

82	2024 Proxy Statement

Pay Versus Performance (continued)

(4)
Average CAP to our non-CEO NEOs, as a group, in each of 2023, 2022, 2021, and 2020 reflects the respective amounts reported in the “Total” column of the Summary Compensation Table, adjusted as set forth in the table below, as determined in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual average amount of compensation earned by or paid to the non-CEO
NEOs as a group during the applicable year.

As noted above, in 2023 the non-CEO NEOs have changed:
a.	Mr. Olsen’s salary and annual incentive award amounts reflect his promotion to our Executive Vice President, Chief Financial Officer and Treasurer effective June 1, 2023.
b.
Mr. Freedman’s salary and annual incentive award amounts were calculated based on days of service in 2023, and he did not receive a 2023 LTIP award. The forfeited awards presented in the table below represent Mr. Freedman’s 2022 Outperformance Program award.

c.	Mr. Eisen’s salary was based on days of service in 2023.

	2020	2021	2022	2023

Non-CEO NEOs

Summary Compensation Table Total Compensation	$2,573,039	$3,267,111	$4,760,868	$2,621,459

Less: Stock and Option Award Values Reported in Summary Compensation Table for the Covered Year ($)	(1,400,045)	(1,475,033)	(3,570,411)	(1,441,958)

Plus: Fair Value for Stock and Options Awards Granted in the Covered Year ($)	1,251,696	3,357,853	2,084,989	1,576,007

Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(224,203)	7,022,211	(4,924,253)	1,160,149

Less: Fair Value of Stock and Option Awards Forfeited During the Covered Year	—	—	—	(283,392)

Compensation Actually Paid ($)	$2,200,487	$12,172,142	($1,648,807)	$3,632,265

(5)
For the applicable fiscal year, represents the cumulative TSR of the Company for the measurement periods beginning on December 31, 2019, and ending on December 29, 2023, December 30, 2022, December 31, 2021, or December 31, 2020, as appropriate.

(6)
For the applicable fiscal year, represents the cumulative TSR of the MSCI US REIT Index for the measurement periods ending on December 29, 2023, December 30, 2022, December 31, 2021, or December 31, 2020, as appropriate.

(7)	Reflects GAAP net income.
(8)
Company-selected measure is AFFO which is defined in “Executive Compensation—Compensation Discussion and Analysis” above. See Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of
Operations—Non-GAAP
Measures” in our 2023 Form
10-K
for the reconciliation of AFFO to net income (loss) (as determined in accordance with GAAP), the most directly comparable GAAP measure. Although AFFO is an important financial performance measure, among others, that the Compensation and Management Development Committee considers when making compensation decisions with the intent of aligning compensation with Company performance, the Committee has not historically and does not currently evaluate CAP as calculated pursuant to Item 402(v) as part of its executive compensation determinations.

83

Pay Versus Performance (continued)

Relationship Between Compensation Actually Paid and Performance Measures
CAP, as calculated under Item 402(v) of Regulation
S-K,
reflects adjusted values to unvested and vested equity awards during the years shown in the Pay Versus Performance table based on year-end
stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals.

## Compensation Actually Paid versus Cumulative TSR

Compensation Actually Paid ($ in thousands)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
Total Shareholder Return
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
$4,798
$2,200
$101.25
$92.43
$31,935
$12,172
$157.51
$132.23
($3,989)
($1,649)
$105.52
$99.82
$18,548
$3,632
$126.29
$113.54
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Invitation Homes Cumulative TSR
Index Cumulative TSR

84	2024 Proxy Statement

Pay Versus Performance (continued)

## Compensation Actually Paid versus Net Income

Compensation Actually Paid ($ in thousands)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
Net Income ($ in thousands)
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
2020
2021
2022
2023
$4,798
$2,200
$197,449
$31,935
$12,172
$262,776
($3,989)
($1,649)
$384,799
$18,548
$3,632
$521,028
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Invitation Homes Net Income

85

Pay Versus Performance (continued)

Compensation Actually Paid versus Adjusted Funds from Operations (AFFO)
Compensation Actually Paid ($ in thousands)
AFFO ($ in thousands)
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
($5,000)
($10,000)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
$4,798
$2,200
$31,935
$12,172
($3,989)
($1,649)
$18,548
$3,632
$602,402
$745,561
$865,897
$923,365
2020
2021
2022
2023
PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Invitation Homes AFFO

As discussed in the in “Executive Compensation—Compensation Discussion and Analysis,” our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing the long-term value of the Company and supporting strategic and operational objectives. The metrics used within our annual cash incentive plan and our long-term incentive award plans are selected to support these objectives. In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with Item 402(v) of Regulation
S-K)
to our NEOs in 2023 to our performance were:

•	AFFO;

•	Net income; and

•	Three-year TSR.

86	2024 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2023 regarding shares of our common stock that may be issued under the Omnibus Incentive Plan and the Colony Starwood Homes Equity Plan and the Starwood Waypoint Residential Trust Non-Executive Trustee Share Plan (the “SWH Equity Plans”):

	As of December 31, 2023
	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)

Equity compensation plans approved by stockholders:

Omnibus Incentive Plan	4,951,025	—	5,617,029

SWH Equity Plans(4)	—	—	—

Equity compensation plans not approved by stockholders	—	—	—

Total	4,951,025	—	5,617,029

(1)

Includes shares of our common stock that may be issued upon the vesting of time vesting and performance vesting RSUs. The number of shares to be issued in respect of performance vesting RSUs has been calculated assuming maximum levels of performance will be achieved.

(2)	Because there is no exercise price associated with RSUs, no amounts are included above.
(3)	Excludes securities reflected in the Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights column above.
(4)

On November 16, 2017, in connection with the merger with SWH, we assumed the SWH Equity Plans. As the SWH Equity Plans were previously approved by SWH’s stockholders before we assumed these plans, and as we will not make future grants or awards under these plans, they are listed as “approved by stockholders.” As such, 4,866,890 securities remaining available under the SWH Equity Plans have been excluded from the table above.

87

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of the Record Date held by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors, director nominees and NEOs and (3) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise noted, the address of each beneficial owner is 1717 Main Street, Suite 2000, Dallas, Texas 75201.

The percentages included in the following table are based on 612,485,026 shares of our common stock outstanding as of the Record Date.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

Owners of More Than 5%

The Vanguard Group(1)	96,578,365	15.77%

Cohen & Steers, Inc.(2)	82,281,547	13.43%

Blackrock, Inc.(3)	59,312,194	9.68%

Norges Bank (The Central Bank of Norway)(4)	39,584,083	6.46%

State Street Corporation(5)	38,526,674	6.29%

Directors, Director Nominees and NEOs

Jana Cohen Barbe(6)	29,938	*

Richard D. Bronson(6)	60,148	*

Michael D. Fascitelli(6)	70,068	*

Jeffrey E. Kelter(6)	76,372	*

Joseph D. Margolis(6)	21,001	*

John B. Rhea(6)	51,688	*

Janice L. Sears(6)(7)	47,838	*

Frances Aldrich Sevilla-Sacasa(6)	5,655	*

Dallas B. Tanner(8)	737,418	*

Keith D. Taylor(6)	5,655	*

Jonathan S. Olsen	18,813	*

Ernest M. Freedman(8)(9)	272,407	*

Charles D. Young(8)	344,581	*

Scott G. Eisen	—	*

Mark A. Solls(8)	245,450	*

All Directors and Executive Officers as a Group (14 persons) (10)	1,714,625	*

*	Less than 1%.
(1)

As reported in a Schedule 13G/A filed with the SEC on February 13, 2024, on behalf of The Vanguard Group, The Vanguard Group has sole voting power with respect to 0 shares of our common stock, shared voting power with respect to 1,256,693 shares of our common stock, sole dispositive power with respect to 93,561,807 shares of our common stock and shared dispositive power with respect to 3,016,558 shares of our common stock. The address of The Vanguard Group is: 100 Vanguard Blvd., Malvern, PA 19355.

(2)

As reported in a Schedule 13G/A filed jointly with the SEC on February 14, 2024, by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc., Cohen & Steers UK Ltd, Cohen & Steers Asia Ltd, and Cohen & Steers Ireland Ltd. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., Cohen & Steers UK Ltd., Cohen & Steers Asia Ltd. and Cohen & Steers Ireland Ltd. Cohen & Steers, Inc. has sole voting power with respect to 58,086,070 shares of our common stock, shared voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 82,281,547 shares of our common stock and shared dispositive power with respect to 0 shares of our common stock. Address of Principal Business Office for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is: 1166 Avenue of the Americas, 30th Floor, New York, NY 10036. The principal address for Cohen & Steers UK Ltd. is: 50 Pall Mall, 7th Floor, London, United Kingdom SW1Y 5JH. The principal address for Cohen & Steers Asia Ltd. is: 1201-02 Champion Tower, Three Garden Road, Central, Hong Kong. The principal address for Cohen & Steers Ireland Ltd. is: 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60.

88	2024 Proxy Statement

Ownership of Securities (continued)

(3)

As reported in a Schedule 13G/A filed with the SEC on January 24, 2024, on behalf of BlackRock, Inc. and its wholly-owned subsidiaries identified therein, BlackRock, Inc. has sole voting power with respect to 53,777,883 shares of our common stock, shared voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 59,312,194 shares of our common stock and shared dispositive power with respect to 0 shares of our common stock. The address of BlackRock, Inc. is: 50 Hudson Yards, New York, NY 10001.

(4)

As reported in a Schedule 13G/A filed with the SEC on February 13, 2024, on behalf of Norges Bank (The Central Bank of Norway), Norges Bank has sole voting power with respect to 39,486,448 shares of our common stock, shared voting power with respect to 0 shares of our common stock, sole dispositive power with respect to 39,486,448 shares of our common stock and shared dispositive power with respect to 97,635 shares of our common stock. The address of Norges Bank is: Bankplassen 2, PO Box 1179 Sentrum, NO 0107, Oslo, Norway.

(5)

As reported in a Schedule 13G filed with the SEC on January 30, 2024, on behalf of State Street Corporation and its wholly-owned subsidiaries identified therein, State Street Corporation has sole voting power with respect to 0 shares of our common stock, shared voting power with respect to 22,571,794 shares of our common stock, sole dispositive power with respect to 0 shares of our common stock and shared dispositive power with respect to 38,445,474 shares of our common stock. The address of State Street Corporation is: State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114.

(6)	Includes 5,655 director RSUs scheduled to vest within 60 days of the Record Date.
(7)	For Ms. Sears, includes 5,000 shares of our common stock held by a trust for the benefit of Ms. Sears’ family, for which she serves as trustee.
(8)

Includes the number of shares of the Company’s common stock that could be issued if the OP Units under the 2019 Outperformance Program, beneficially owned by a person listed in the table are converted into common limited partnership units of Operating Partnership, which in turn are redeemed for shares of the Company’s common stock on a one-for-one basis, and the Company elects to issue shares of common stock in exchange for such common limited partnership units of the Operating Partnership rather than pay cash upon such redemption, as follows: Mr. Tanner—147,204; Mr. Freedman—110,633; Mr. Young—106,493; and Mr. Solls—58,882. Beneficial ownership calculations assume that all such OP Units are converted into common limited partnership units of the Operating Partnership, which in turn are redeemed for shares of the Company’s common stock. See “Compensation Discussion and Analysis—Determination of Compensation—2019 Outperformance Equity-Based Awards” for additional details of these awards.

(9)	Former executive officer.
(10)	Does not include Mr. Freedman as he is a former executive officer.

89

TRANSACTIONS WITH RELATED PERSONS

Indemnification Agreements

Our directors and executive officers are parties to indemnification agreements. These agreements require us to indemnify these individuals to the fullest extent permitted by Maryland law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Policy Regarding Transactions with Related Persons

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written Policy Regarding Transactions with Related Persons. Our related person transactions policy requires that a “related person” (as defined in Item 404(a) of Regulation S-K of the Exchange Act) must promptly disclose to the Office of our Chief Legal Officer any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Office of the Chief Legal Officer will then will promptly communicate such information to the Audit Committee or another independent body of the Board consisting of independent directors who are disinterested to approve or ratify the related person transaction.

Each related person transaction shall either be approved or ratified by the Audit Committee or another independent body of the Board consisting of independent directors who are disinterested, as applicable, taking into consideration such relevant facts and circumstances as it shall deem appropriate, which may include:

•	the relationship of the related person to the Company;

•	the nature and extent of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the importance and fairness of the transaction both to the Company and to the related person;

•	the business rationale for engaging in the transaction;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and

•	any other matters that disinterested members of the Audit Committee or another independent body of the Board consisting of independent directors who are disinterested, as applicable, deem appropriate.

The Audit Committee or another independent body of the Board consisting of independent directors who are disinterested shall also consider whether any such transaction involving a non-employee director or nominee for director would compromise such director’s status as an independent director under the rules of the NYSE, including any additional independence requirements specific to a committee set forth in such rules if such non-employee director or nominee serves or is expected to serve on such committee, or the Company’s independence standards included in our Corporate Governance Guidelines, as a “non-employee director” under Rule 16b-3 under the Exchange Act if such director serves on our Compensation and Management Development Committee or as an independent director under Rule 10A-3 of the Exchange Act if such director serves on our Audit Committee.

It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest. Further, any employment relationship or transaction involving an executive officer of the Company or any related compensation must be approved by the Compensation and Management Development Committee or recommended by the Committee to the Board for its approval.

90	2024 Proxy Statement

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2025 Annual Meeting, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2025 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Secretary on or before December 4, 2024. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2025 Annual Meeting, a stockholder must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not earlier than the 150th day and not later than 5:00 p.m. Central Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, to be presented at our 2025 Annual Meeting, such a proposal must be received on or after November 4, 2024, but not later than December 4, 2024. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. Central Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. The proxy solicited by the Board for the 2025 Annual Meeting will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals that are considered untimely.

In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our Bylaws for the 2025 Annual Meeting, then such stockholder must provide proper written notice that sets forth the information required by Rule 14a-19 under the Exchange Act to our Secretary, subject to the requirements and deadlines above. The requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our Bylaws as described in this section and shall not extend any deadline set forth under the Bylaws.

For information regarding submission of a director nominee using the Company’s proxy access bylaw, see “The Board of Directors and Certain Governance Matters—Director Nomination Process.”

COMPANY DOCUMENTS

We make available, free of charge on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after they are filed with or furnished to the SEC. These filings are available on our investor website at: www.invh.com under “Filings.” Copies of our Proxy Statement, form of proxy and our Annual Report, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to the Office of the Corporate Secretary, Invitation Homes Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201; telephone: (972) 421-3600.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

91

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Mark A. Solls

Executive Vice President, Chief Legal Officer and Secretary

92	2024 Proxy Statement

ANNEX A: NON-GAAP RECONCILIATIONS

Reconciliation of Total Revenues to Same Store Core Revenues, Full Year
(in thousands) (unaudited)	FY 2023	FY 2022

Total revenues (total portfolio)	$2,432,278	$2,238,121

Management fee revenues	(13,647)	(11,480)

Total portfolio resident recoveries	(136,433)	(122,055)

Total Core revenues (total portfolio)	2,282,198	2,104,586

Non-Same Store Core revenues	(200,561)	(150,251)

Same Store Core revenues	$2,081,637	$1,954,335

Forward-Looking Statements

This Proxy Statement contains forward-looking statements, which include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including those described in our 2023 Form 10-K, as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at https://www.sec.gov. The forward-looking statements speak only as of the date of this Proxy Statement, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

A-1

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INVITATION HOMES INC. 1717 MAIN STREET SUITE 2000 DALLAS, TEXAS 75201	SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received to later than May 14, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V41215-P07206 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INVITATION HOMES INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote “FOR” the election of each of the director nominees in Proposal 1.
1. To elect director nominees:					☐	☐	☐
	01)	Michael D. Fascitelli	06)	Joseph D. Margolis
	02)	Dallas B. Tanner	07)	John B. Rhea
	03)	Jana Cohen Barbe	08)	Janice L. Sears
	04)	Richard D. Bronson	09)	Frances Aldrich Sevilla-Sacasa
	05)	Jeffrey E. Kelter	10)	Keith D. Taylor

The Board of Directors recommends that you vote “FOR” Proposals 2 and 3.									For	Against	Abstain

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.								☐	☐	☐

3.	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.								☐	☐	☐

NOTE: To consider such other business as may properly come before the 2024 Annual Meeting of Stockholders and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V41216-P07206

INVITATION HOMES INC.

Annual Meeting of Stockholders

May 15, 2024 8:30 AM, Eastern Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael D. Fascitelli, Dallas B. Tanner, Jonathan S. Olsen, and Mark A. Solls, or any of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as presented on the reverse side, all of the shares of common stock of Invitation Homes Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other matters as may properly come before the 2024 Annual Meeting of Stockholders of Invitation Homes Inc. to be held on May 15, 2024 (the “Annual Meeting”) or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, but the card is signed, this proxy card will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side